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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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UnitedHealth Group Incorporated
(Name of Registrant as Specified In Its Charter)

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9900 Bren Road East, Minnetonka, Minnesota 55343

April 22, 2015

Dear Shareholder:

We cordially invite you to attend our 2015 Annual Meeting of Shareholders. We will hold our meeting on Monday, June 1, 2015, at 10:00 a.m. Eastern Time at the Seaport Boston Hotel, Constitution Conference Room, 1 Seaport Lane, Boston, Massachusetts 02210.

As a shareholder of UnitedHealth Group, you play an important role in our company by considering and taking action on the matters set forth in the attached proxy statement. We appreciate the time and attention you invest in making thoughtful decisions.

Attached you will find a notice of meeting and proxy statement that contain further information about the items upon which you will be asked to vote and the meeting itself, including:

  •
  How to obtain admission to the meeting if you plan to attend; and

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  Different methods you can use to vote your proxy, including by internet, telephone and mail.

Every shareholder vote is important, and we encourage you to vote as promptly as possible. If you cannot attend the meeting in person, you may listen to the meeting via webcast. Instructions on how to access the live webcast are included in the proxy statement.

Sincerely,

Stephen J. Hemsley
Chief Executive Officer

Richard T. Burke
Chair of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of UnitedHealth Group Incorporated:

        UnitedHealth Group Incorporated (the "Company") will hold its Annual Meeting of Shareholders on Monday, June 1, 2015, at 10:00 a.m. Eastern Time at the Seaport Boston Hotel, Constitution Conference Room, 1 Seaport Lane, Boston, Massachusetts 02210. The purposes of the meeting are:

  1.
  To elect the ten nominees that are set forth in the attached proxy statement to the Company's Board of Directors.

  2.
  To approve the compensation paid to the Company's named executive officers as disclosed in the proxy statement.

  3.
  To approve certain amendments to the UnitedHealth Group Incorporated 2011 Stock Incentive Plan, including an increase in the number of shares authorized for issuance under the plan by 70,000,000.

  4.
  To approve a proposal to reincorporate the Company from Minnesota to Delaware.

  5.
  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2015.

  6.
  To consider a shareholder proposal set forth in the proxy statement, if properly presented at the Annual Meeting.

  7.
  To transact other business that properly may come before the Annual Meeting or any adjournments or postponements of the meeting.

        Only shareholders of record of the Company's common stock at the close of business on April 2, 2015 are entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

Dannette L. Smith Secretary to the Board of Directors

April 22, 2015

Even if you plan to attend the Annual Meeting, we still encourage you to submit your proxy by internet, telephone or mail prior to the meeting. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described under Question 13 of the "Questions and Answers About the Annual Meeting and Voting" section in the attached proxy statement.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 1, 2015:

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders,
Proxy Statement and Annual Report are available at
www.unitedhealthgroup.com/proxymaterials.

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SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. We encourage you to review the entire proxy statement. This proxy statement and our Annual Report for the year ended December 31, 2014 are first being mailed to the Company's shareholders and made available on the internet at www.unitedhealthgroup.com/proxymaterials on or about April 22,  2015. Website addresses included throughout this proxy statement are for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

UnitedHealth Group

        We are a diversified health and well-being company whose mission is to help people live healthier lives and to make the health care system work better for everyone. Despite significant pressures relating to government reductions in Medicare Advantage program funding and the impacts of health care reform implementation, we achieved strong business results in 2014, including:

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  Revenues increased 7% to $130.5 billion from $122.5 billion in 2013;

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  Operating earnings increased 7% year-over-year to $10.3 billion, and net earnings attributable to UnitedHealth Group common shareholders ("net earnings") remained strong at $5.6 billion and were supported by cash flows from operations of $8.1 billion;

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  Earnings per share increased 4% to $5.70 per share from $5.50 per share in 2013;

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  Return on equity again exceeded 17% in 2014;

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  Total shareholder return, as defined later in this proxy statement, was 36% in 2014 and 106% over the 2012-2014 time period;

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  Our annual dividend rate increased to $1.50 per share, paid quarterly, representing a 34% increase over the annual dividend rate of $1.12 per share paid quarterly since the second quarter of 2013;

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  We repurchased $4 billion in stock at an average price of $82.57 per share;

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  UnitedHealth Group was the top ranking company in the insurance and managed care sector on Fortune's 2015 "World's Most Admired Companies" list, based on 2014 results. This is the fifth consecutive year UnitedHealth Group ranked No. 1 overall in its sector and the sixth year in a row the Company has been rated No. 1 in its sector for innovation;

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  UnitedHealth Group was recognized as one of America's 50 most community-minded companies for 2014 in The Civic 50, and ranked first in the health care industry for the second consecutive year; and

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  UnitedHealth Group was listed in the Dow Jones Sustainability World Index and Dow Jones North America Index for the 16th consecutive year.

Corporate Governance

        UnitedHealth Group is committed to meeting high standards of ethical behavior, corporate governance and business conduct in everything we do, every day. This commitment has led us to implement the following practices:

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  Board Structure and Composition — Our directors are elected annually by a majority vote of our shareholders. We have an independent Chair of our Board of Directors, and nine of our eleven directors are independent.

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  Nominating Advisory Committee — We have established a Nominating Advisory Committee comprised of long-term shareholders of the Company and a member of the medical community that provides our Nominating and Corporate Governance Committee (the "Nominating Committee") with additional input regarding desirable characteristics of director candidates and the composition of our Board.

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  Chief Executive Officer ("CEO") Succession Planning — Our succession plan, which is reviewed annually by our Board of Directors, addresses both an unexpected loss of our CEO and longer-term succession.

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  Stock Ownership Guidelines — Each of our executive officers and directors satisfied our stock ownership guidelines as of December 31, 2014. Mr. Hemsley, our CEO, directly owned shares equal to 279 times his base salary as of March 16, 2015.

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  Stock Retention Policy — We generally require executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any equity award. Our directors are required to hold all equity awards granted until completion of service on the Board.

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  Clawback Policy — We have adopted a clawback policy that entitles the Board of Directors to seek reimbursement from our senior executives if they are involved in fraud or misconduct that causes a material restatement or in the event of a senior executive's violation of non-compete, non-solicit or confidentiality provisions.

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  Independent Compensation Consultant — Our Compensation and Human Resources Committee (the "Compensation Committee") uses an independent compensation consultant, which performs no consulting or other services for the Company.

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  Political Contributions Disclosure — We disclose our political contributions and public advocacy efforts and the contributions of our federal and state political action committees on our website and as required by law.

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  Environmental Policy — We seek to minimize our environmental impact and to heighten our employees' awareness of the importance of the environment.

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  Transactions in Company Securities — Our insider trading policy prohibits all directors, executive officers and employees from engaging in short sales and hedging transactions relating to our common stock, and requires advance approval of the Compensation Committee of any pledging of common stock by directors, executive officers and other members of management.

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  Absence of Rights Plan — We do not have a shareholder rights plan, commonly referred to as a "poison pill."

        See the "Corporate Governance" portion of this proxy statement for further information on our governance practices.

Enterprise-Wide Risk Oversight

        Our Board of Directors, assisted by its committees, oversees management's enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of our business.

Executive Compensation

        Our executive compensation program uses a mix of base salary, annual and long-term cash incentives, equity awards and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance. Shareholders expressed strong support for our executive compensation program at our 2014 Annual Meeting of Shareholders, reflected by the fact that more than 98% of the votes cast were in favor of our say-on-pay proposal.

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  Our Overall Compensation Program Principles

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  Pay-for-performance — A substantial portion of the total compensation of our executive officers is earned based on achievement of enterprise-wide goals that drive shareholder value.

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  Enhance the value of the business — Incentive compensation is designed to favor the longer-term value of the Company and avoid excessive risk-taking.

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    Reward long-term growth and focus management on sustained success and shareholder value creation — Compensation of our executive officers is weighted toward equity and long-term cash awards that encourage sustained performance and positive shareholder returns.

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    Standard benefits and very limited perquisites — We provide standard employee benefits and very limited perquisites to our executive officers.

  •
  Summary of Compensation Paid to Stephen Hemsley, our CEO, in 2014

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  Base salary — $1.3 million, which is unchanged since 2006.

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  Cash incentive awards — Annual cash incentive award of $3.0 million and long-term cash incentive award of $949,000, which reflect the Company's performance against pre-set goals and continued strong leadership by Mr. Hemsley.

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  Equity awards — Performance shares with a target grant date fair value of $3.75 million, restricted stock units with a grant date fair value of $3.875 million and stock options with a grant date fair value of $1.875 million.

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  Company matching contributions — $104,700 under our 401(k) and executive savings plan.

        Mr. Hemsley's total compensation is below the CEO median of the Company's peer group, even though the Board believes his performance has been outstanding. Information regarding compensation paid to each of our named executive officers in 2014 is described in the "Compensation Discussion and Analysis" section.

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  Strong Governance Standards in Oversight of Executive Compensation Policies

    We maintain strong governance standards in the oversight of our executive compensation policies and practices, including:

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    No ongoing pension obligations for any of our named executive officers.

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    No excise tax gross-ups and very limited perquisites.

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    Performance-based compensation arrangements, including performance-based equity awards, that use a variety of performance measures.

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    Double-trigger change in control arrangements for equity grants.

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    Our 2011 Stock Incentive Plan prohibits the repricing of stock options and stock appreciation rights without shareholder approval.

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    Annual advisory shareholder votes to approve the Company's executive compensation.

Proposal 1 — Election of Directors (see pages 5-10)

        The Board has nominated ten candidates for election to our Board of Directors. The Board recommends that shareholders vote FOR the election of each nominee.

Proposal 2 — Advisory Approval of the Company's Executive Compensation (see pages 48-49)

        The Board is seeking advisory approval of the compensation paid to the Company's named executive officers as disclosed in this proxy statement. In considering this proposal, please read our Compensation Discussion and Analysis, which explains the Compensation Committee's compensation decisions and how our executive compensation program aligns the interests of our executive officers with those of our shareholders. Although the vote is advisory and is not binding on the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. At the 2014 Annual Meeting, more than 98% of the votes cast on this proposal were in favor of our executive compensation. The Board recommends that shareholders vote FOR the approval of the Company's executive compensation.

Proposal 3 — Approval of Amendments to the 2011 Stock Incentive Plan (see pages 53-58)

        The Board is seeking approval of certain amendments to the UnitedHealth Group Incorporated 2011 Stock Incentive Plan (the "2011 Plan"). The purpose of the 2011 Plan is to aid in attracting and retaining employees, management and members of the Board of Directors. The Company desires to motivate them to put forth maximum efforts for the success of the business. The proposed amendments would:

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  Increase the number of shares authorized for issuance under the 2011 Plan by 70,000,000 shares;

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  Provide that, with respect to any awards other than stock options and stock appreciation rights granted in the future, the number of shares available for awards will be reduced by 2.50 shares for each share covered by such award or to which such award relates; and

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  Delete the 41,332,237 share limit in the 2011 Plan with respect to the number of shares that may be used for awards other than stock options and stock appreciation rights.

More detail regarding the proposed amendments to the 2011 Plan may be found beginning on page 53, and the amended 2011 Plan is set forth in its entirety in Appendix A to this proxy statement. The Board recommends that shareholders vote FOR approval of the amendments to the 2011 Plan.

Proposal 4 — Reincorporation from Minnesota to Delaware (see pages 59-81)

        The Board is seeking approval of a proposal that would permit the Company to reincorporate in Delaware. In considering this proposal, please read the section entitled "Proposal 4 — Reincorporation of the Company from Minnesota to Delaware" on pages 62-81, which explains the reasons why the Board believes reincorporating to Delaware is in the best interest of the Company and its shareholders and explains how the reincorporation will affect the Company and its shareholders. In addition, please see the sections entitled "Reincorporation Summary" and "Questions and Answers About the Reincorporation" on pages 59-62. The Board has approved a plan to reincorporate the Company from Minnesota to Delaware and recommends that shareholders vote FOR the Company's reincorporation.

Proposal 5 — Ratification of Independent Registered Public Accounting Firm (see pages 85-86)

        The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015. The Board is seeking shareholder ratification of this appointment. The Board recommends that shareholders vote FOR ratification of the appointment of Deloitte & Touche LLP.

Proposal 6 — Shareholder Proposal Regarding Independent Board Chair (see pages 86-87)

        We have been informed that a shareholder owning no fewer than 50 shares of our common stock intends to introduce a resolution requesting that the Board adopt a policy requiring an independent Board chair. Because Richard Burke, Chair of our Board, is independent, the Board has concluded that the request has already been implemented and that the proposal is unnecessary. In addition, our Principles of Governance provide that the Board would appoint an independent lead director if a future Board Chair were not independent. The Board recommends that shareholders vote AGAINST the shareholder proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nomination Process

Criteria for Nomination to the Board

        The Nominating Committee analyzes, on an annual basis, director skills and attributes, and recommends to the Board of Directors appropriate individuals for nomination as Board members.

        The Nominating Committee developed and maintains a skills matrix to assist it in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix is based on the Company's strategic plan and is periodically reviewed and updated by the Nominating Committee. The Nominating Committee evaluates Board candidates against the skills matrix when determining whether to recommend candidates for initial election to the Board and when determining whether to recommend currently serving directors for reelection to the Board.

        The skills matrix has two sections — a list of core criteria that every member of the Board should meet and a list of skills and attributes to be represented collectively on the Board. Following are core director criteria that should be satisfied by each director or nominee:

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  Independence under the Company's Standards for Director Independence and New York Stock Exchange ("NYSE") listing requirements, subject to waiver based on the Nominating Committee's business judgment;

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  Service on no more than three other public company boards;

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  High integrity and ethical standards;

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  Standing and reputation in the individual's field;

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  Risk oversight ability with respect to the particular skills of the individual director;

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  Understanding of and experience with complex public companies or like organizations; and

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  Ability to work collegially and collaboratively with other directors and management.

        The skills matrix provides further that the Board as a whole should represent a diverse group and have expertise in the following areas:

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  Corporate governance;

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  Finance;

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  Health care industry;

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  Consumer marketing;

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  Brand marketing/public relations;

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  Legal matters;

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  Capital markets;

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  Political/health care policy;

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  Clinical practice;

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  Technology/business processes; and

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  Experience with large complex organizations.

        Our Nominating Committee strives to maintain a balance of tenure on the Board. Long-serving directors bring valuable experience with our Company and familiarity with the successes achieved and challenges it has faced over the years, while newer directors bring fresh perspectives and ideas. Tenure of the independent director nominees is as follows:

Years of Service on the Board of Directors	Number of Director Nominees
1 - 5 years	1

6 - 10 years	4

More than 10 years	3

        Each of our director nominees has satisfied all the core director criteria set forth in the skills matrix, except that Dr. Bueno is not an independent director because he is the founder and CEO of Amil and Mr. Hemsley is not an independent director because he is our CEO. The following table sets forth our director nominees' expertise in the substantive areas included in the skills matrix.

	Ballard	Bueno	Burke	Darretta	Hemsley	Hooper	Lawson	Renwick	Shine	Wilensky
Corporate Governance				✓		✓	✓	✓

Finance	✓		✓	✓	✓	✓	✓	✓

Health Care Industry	✓	✓	✓	✓	✓	✓		✓	✓	✓

Direct Consumer Marketing				✓			✓	✓

Brand Marketing/Public Relations		✓					✓	✓

Legal Matters	✓

Capital Markets	✓			✓	✓		✓	✓

Political/Health Care Policy		✓	✓						✓	✓

Clinical Practice		✓							✓

Technology/Business Processes		✓	✓	✓	✓	✓	✓	✓

Experience with Large Complex Organizations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Diversity

        UnitedHealth Group embraces and encourages a culture of diversity and inclusion. We believe that valuing diversity makes good business sense and helps to ensure our future success. Diversity is included as one of the collective attributes in our director skills matrix. Our Board has not adopted a formal definition of diversity.

        Our Board assesses its overall effectiveness through an annual evaluation process. This evaluation includes, among other things, an assessment of the overall composition of the Board, including the diversity of its members.

        Although the Board does not establish specific goals with respect to diversity, the Board's overall diversity is a consideration in the director nomination process. For this year's election, the Board has nominated ten individuals; all are incumbent nominees who currently bring tremendous diversity to the Board. Each nominee is a strategic thinker and has varying, specialized experience in the areas that are relevant to the Company and its businesses. Moreover, their collective experience covers a wide range of countries, geographies and industries, including health care, insurance, consumer products, technology and financial services, including roles in academia and government. The ten director nominees range in age from 59 to 80 and two of the ten director nominees are women; one is African-American; and three are citizens of other countries including Brazil, New Zealand and the United Kingdom. The Board views this diversity as a clear strength.

Nominating Advisory Committee

        The Board of Directors formed the Nominating Advisory Committee in 2006 to provide the Nominating Committee with additional input from shareholders and others regarding desirable characteristics of director candidates and the composition of the Board of Directors. The Nominating Committee considers, but is not bound by, input provided by the Nominating Advisory Committee. The Nominating Advisory Committee currently includes four individuals affiliated with long-term shareholders of the Company and one individual who is a member of the medical community. Members of the Nominating Advisory Committee do not receive any compensation from the Company for serving on the Nominating Advisory Committee. The Nominating Advisory Committee met in January 2014. A description of the Nominating Advisory Committee, including a description of how the members of the committee are nominated and selected, can be found on our website at www.unitedhealthgroup.com.

Process for Identifying and Evaluating Nominees

        In assessing currently serving directors for potential re-nomination, the Nominating Committee reviews the directors' overall performance on the Board of Directors and other relevant factors, including the factors listed above under "Criteria for Nomination to the Board."

        In considering potential candidates for election to the Board, the Nominating Committee, with input from the full Board of Directors, assesses the potential candidate's qualifications and how these qualifications fit with the desired composition of the Board of Directors as a whole. The Nominating Committee considers views expressed by members of the Nominating Advisory Committee and other shareholders regarding skill sets that would be valuable for a new director to possess. The Nominating Committee has an outside firm on retainer to assist the Committee in identifying and evaluating director candidates.

Shareholder Nominations and Recommendations for Director Candidates

        Shareholders may nominate candidates for election to the Board of Directors by submitting timely written notice to the Secretary to the Board in accordance with the Bylaws. The notice must include the information set forth in the Bylaws about each proposed nominee, including: (i) the name, age, business address, residence address and principal occupation or employment, (ii) the number of shares of the Company's common stock which are beneficially owned, and (iii) other information concerning the nominee as would be required in soliciting proxies for the election of that nominee. The notice must also include the information set forth in the Bylaws about the shareholder making the nomination and any associated person, including information about the direct and indirect ownership of, or derivative positions in, the Company's common stock and arrangements and understandings related to the proposed nomination or the voting of the Company's common stock. The notice must also include a signed consent of each nominee to serve as a director of the Company, if elected. For the 2016 Annual Meeting, this notice must be received at our principal executive offices, directed to the Secretary to the Board of Directors, on or before December 24, 2015. If the Reincorporation is approved, the notice must be received no earlier than February 2, 2016 and no later than March 3, 2016. If we do not receive a notice and the required information regarding the shareholder and any associated person by the specified deadline, the director nomination will be void and disregarded for all purposes.

        The Company will also consider recommendations submitted by shareholders for director candidates. Recommendations should be directed to the Secretary to the Board of Directors.

        No shareholders nominated or recommended candidates for the Board of Directors in connection with the 2015 Annual Meeting.

2015 Director Nominees

        Our Articles of Incorporation and Bylaws provide that each member of our Board of Directors is elected annually by a majority of votes cast if the election is uncontested. The Board of Directors has nominated the ten directors set forth below for election by the shareholders at the 2015 Annual Meeting. All of the nominees were elected by our shareholders at the 2014 Annual Meeting. All of the nominees have informed the Board that they are willing to serve as directors if elected. If any nominee should decline or become unable to serve as a director for any reason, the persons named as proxies will elect a replacement. After many years of exceptional service, Mr. Leatherdale is retiring from the Board and will not stand for election at the 2015 Annual Meeting.

        The Board of Directors recommends that you vote FOR the election of each of the nominees. Executed proxies will be voted FOR the election of each nominee unless you specify otherwise.

Name	Age	Director Since
William C. Ballard, Jr.	74	1993

Edson Bueno, M.D.	71	2012

Richard T. Burke	71	1977

Robert J. Darretta	68	2007

Stephen J. Hemsley	62	2000

Michele J. Hooper	63	2007

Rodger A. Lawson	68	2011

Glenn M. Renwick	59	2008

Kenneth I. Shine, M.D.	80	2009

Gail R. Wilensky, Ph.D.	71	1993

        The director nominees, if elected, will serve until the 2016 Annual Meeting or until their successors are elected and qualified. Following is a brief biographical description of each director nominee. A table listing the areas of expertise in the skills matrix that are held by each director and that, in part, led the Board to conclude that each respective director should continue to serve as a member of the Board is included on page 6.

        Mr. Ballard served as Of Counsel to Bingham Greenebaum Doll LLP (formerly Greenebaum Doll & McDonald PLLC), a law firm in Louisville, Kentucky, from June 1992 until July 2008. In 1992, Mr. Ballard retired from Humana, Inc., a company operating managed health care facilities, after serving with Humana in various roles for 22 years, including as the Chief Financial Officer ("CFO") and a director. Mr. Ballard currently serves as a director of Health Care REIT, Inc.

        Dr. Bueno is the founder and CEO of Amil Assistência Médica Internacional S.A., formerly Amil Participações S.A. ("Amil"), in which UnitedHealth Group owns a 90% interest. Founded in 1978, Amil is the largest health care organization in Brazil, currently assisting more than six million people. Dr. Bueno holds a medical degree from the Federal University of Rio de Janeiro, with specialization in general surgery. He has attended courses in the Business Administration program at the Pontifical Catholic University of Rio de Janeiro and management programs at Harvard Business School.

        Mr. Burke is Chair of the Board of Directors of UnitedHealth Group, has been a member of our Board since 1977, and was CEO of UnitedHealthcare, Inc., our predecessor corporation, until February 1988. From 1995 until February 2001, Mr. Burke was the owner, CEO and Governor of the Phoenix Coyotes, a National Hockey League team. Mr. Burke currently serves as a director of Meritage Homes Corporation.

        Mr. Darretta is the retired Vice Chair of the Board of Directors, CFO and member of the Executive Committee of Johnson & Johnson, a health care products company. Mr. Darretta served as CFO and a member of the Executive Committee of Johnson & Johnson from March 1997 to March 2007. Mr. Darretta joined Johnson & Johnson in 1968. Mr. Darretta currently serves as a trustee for certain Putnam mutual funds.

        Mr. Hemsley is CEO of UnitedHealth Group and has served in that capacity since November 2006. He has been a member of the Board of Directors since February 2000. Mr. Hemsley joined the Company in 1997 as

Senior Executive Vice President and became Chief Operating Officer in 1998. Mr. Hemsley served as President and Chief Operating Officer from 1999 to November 2006 and as President and CEO from November 2006 to November 2014.

        Ms. Hooper is President and CEO of The Directors' Council, a private company she co-founded in 2003 that works with corporate boards to increase their independence, effectiveness and diversity. She was President and CEO of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. Prior to that, she was President and CEO of Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care, from 1998 until Stadtlander was acquired in 1999. Ms. Hooper is a nationally recognized corporate governance expert. Ms. Hooper currently serves as a director of PPG Industries, Inc. In the past five years, she also served as a director of AstraZeneca plc. and Warner Music Group Corp.

        Mr. Lawson served as President of Fidelity, a mutual fund and financial services company, from August 2007 to March 2010. Prior to joining Fidelity, Mr. Lawson was Vice Chairman of Prudential Financial from 2002 to 2007 where he was responsible for the International Operating Division and for Global Marketing Communications. Mr. Lawson served as Executive Vice President of Prudential from 1996 to 2002. Prior to joining Prudential, Mr. Lawson was President and CEO of VanEck Global from June 1994 to June 1996. Mr. Lawson was Managing Director and Partner-in-Charge of Private Global Banking and Mutual Funds at Bankers Trust from January 1992 to April 1994. Mr. Lawson was a Managing Director and CEO at Fidelity Investments — Retail from May 1985 to May 1991, and President and CEO at Dreyfus Service Corporation from May 1982 to May 1985. We believe that Mr. Lawson's past experience as an executive at a major institutional investor is of significant value to the Board. Mr. Lawson currently serves as Chair of the Board of Directors of E*TRADE Financial Corporation.

        Mr. Renwick is Chair of the Board of Directors, President and CEO of The Progressive Corporation, an auto insurance holding company. Before being named President and CEO in 2001, Mr. Renwick served as CEO-Insurance Operations and Business Technology Process Leader from 1998 through 2000. Prior to that, he led Progressive's Consumer Marketing group and served as President of various divisions within Progressive. Mr. Renwick joined Progressive in 1986 as Auto Product Manager for Florida. Mr. Renwick also currently serves as a director of Fiserv, Inc.

        Dr. Shine has been the Special Advisor to the Chancellor for Health Affairs of the University of Texas System (the "UT System"), which consists of nine academic campuses and six health institutions, since September 2013. Dr. Shine served as Executive Vice Chancellor for Health Affairs of the UT System from November 2003 to September 2013 and as the interim Chancellor of the UT System from May 2008 until February 2009. Dr. Shine served as President of the Institute of Medicine at the National Academy of Sciences from 1992 until 2002. From 1993 until 2003, Dr. Shine served as a Clinical Professor of Medicine at the Georgetown University School of Medicine. From 1971 until 1992, Dr. Shine served in several positions at the University of California at Los Angeles School of Medicine, with his final position being Dean and Provost, Medical Sciences, and he continues to hold the position of Professor of Medicine Emeritus. Dr. Shine also served as Chair of the Council of Deans of the Association of American Medical Colleges from 1991 until 1992 and as President of the American Heart Association from 1985 until 1986. He is a nationally recognized cardiologist.

        Dr. Wilensky has been a senior fellow at Project HOPE, an international health foundation, since 1993. From 2008 to 2009, Dr. Wilensky was President of the Department of Defense Health Board and chaired its sub-committee on health care delivery. From December 2006 to December 2007, Dr. Wilensky co-chaired the Department of Defense Task Force on the Future of Military Health Care. During 2007 she also served as a commissioner on the President's Commission on Care for America's Returning Wounded Warriors. From May 2001 to May 2003, she was the Co-Chair of the President's Task Force to Improve Health Care for our Nation's Veterans. From 1997 to 2001, she was also Chair of the Medicare Payment Advisory Commission. From 1992 to 1993, Dr. Wilensky served as the Deputy Assistant to President George H. W. Bush for policy development, and from 1990 to 1992, she was the Administrator of the Health Care Financing Administration (now known as the Centers for Medicare and Medicaid Services) directing the Medicaid and Medicare programs for the United States. Dr. Wilensky is a nationally recognized health care economist. Dr. Wilensky currently serves as a director of Quest

Diagnostics Incorporated. In the past five years, she has also served as a director of Cephalon, Inc. and SRA International Inc.

CORPORATE GOVERNANCE

Overview

        UnitedHealth Group is committed to high standards of corporate governance and ethical business conduct. Important documents that are reflective of this commitment include our Articles of Incorporation, Bylaws, Principles of Governance, Board of Directors Committee Charters, Standards for Director Independence, Code of Conduct: Our Principles of Ethics & Integrity, Related-Person Transactions Approval Policy, Board of Directors Communication Policy, Political Contributions Policy and Corporate Environmental Policy. You can access these documents at www.unitedhealthgroup.com to learn more about our corporate governance practices. We will also provide copies of any of these documents without charge upon written request to the Company's Secretary to the Board of Directors. Our key corporate governance practices are highlighted below.

Board Structure and Shareholder Rights

  •
  All members of our Board of Directors are elected annually by our shareholders.

  •
  Our Articles of Incorporation provide that, in an uncontested election, each director must be elected by a majority vote. To address a provision in Minnesota law that allows a director who has not been re-elected to remain in office until a successor is elected and qualified, we have a policy requiring any director who does not receive a greater number of votes "for" than "against" his or her election in an uncontested election to tender his or her resignation from the Board of Directors following certification of the shareholder vote.

  •
  Our Articles of Incorporation and Bylaws do not have any supermajority shareholder approval provisions.

  •
  We have a non-executive, independent Chair of the Board. If a future Chair of the Board is not independent, a Lead Independent Director will be appointed by a majority vote of the independent directors.

Board and Board Committee Composition and Performance

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  All members of our Audit Committee are "audit committee financial experts" as defined by the Securities and Exchange Commission ("SEC").

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  A non-management director may not serve on more than three other public company boards of directors.

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  Our CEO does not serve on any public company boards of directors other than the Company's Board.

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  Our directors are required to offer their resignations upon a change in their primary careers.

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  Our Board of Directors and each Board committee regularly conduct executive sessions of non-management directors. Our Chair of the Board presides over each executive session of non-management directors. Committee Chairs preside over executive sessions of their respective committees.

  •
  Our Board of Directors and Board committees have the authority to retain independent advisors.

  •
  Our Board of Directors and Board committees conduct performance reviews annually.

  •
  All directors are required to complete a specified level of director training.

Guidelines and Board Policies

  •
  Our Board of Directors developed our CEO succession plan with input from our CEO, and reviews the plan annually. The CEO succession plan has two components: one addressing emergency or unanticipated loss of our CEO and one addressing longer-term succession. Material features of this plan include identification of Board members to lead the succession process, identification and development of internal candidates and identification of external resources necessary to ensure a successful transition.

  •
  We maintain stock ownership and retention guidelines for directors and executive officers. See "Compensation Discussion and Analysis — Elements of Our Compensation Program — Other Compensation Practices — Executive Stock Ownership Guidelines and Stock Retention Policy," "Director Compensation — Equity-Based Compensation" and "Director Compensation — Stock Ownership Guidelines" for further information.

  •
  We have a related-person transactions approval policy regarding the review, approval and ratification by our Audit Committee of all related-person transactions. See "Certain Relationships and Transactions."

  •
  We have a clawback policy that entitles the Board of Directors to seek reimbursement from our senior executives if they are involved in fraud or misconduct that causes a material restatement or, in the event of a senior executive's violation of non-compete, non-solicit or confidentiality provisions. See "Compensation Discussion and Analysis — Elements of Our Compensation Program — Other Compensation Practices — Potential Impact on Compensation from Executive Misconduct/Compensation Clawbacks."

  •
  We have a political contributions policy that is overseen by our Public Policy Strategies and Responsibility Committee (the "Public Policy Committee"). The Company's political contributions and public advocacy efforts and the contributions of our federal and state political action committees are disclosed on our website.

  •
  We have an environmental policy that outlines our focus on minimizing our impact on the environment and creating a Company culture that heightens our employees' awareness of the importance of preserving the environment and conserving energy and natural resources.

  •
  Our insider trading policy prohibits all directors, executive officers and employees from engaging in short sales and hedging transactions relating to our common stock, and requires advance approval of the Compensation Committee of any pledging of common stock by directors, executive officers and other members of management.

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  Our Board of Directors believes that effective Board-shareholder communication strengthens the Board of Directors' role as an active, informed and engaged fiduciary, so we have a communication policy that outlines how shareholders and other interested parties may communicate with the Board of Directors. See "Corporate Governance — Communication with the Board of Directors."

  •
  A Nominating Advisory Committee comprised of representatives from the shareholder and medical communities provides input into the composition of our Board of Directors.

Independent Auditors

  •
  Our shareholders annually ratify the appointment of our independent registered public accounting firm.

  •
  The non-audit and non-audit-related fees paid to our independent registered public accounting firm were less than 5% of total fees paid to that firm by the Company in 2014.

Principles of Governance

        Our Articles of Incorporation and Bylaws, together with Minnesota law and NYSE and SEC rules, govern the Company. Our Principles of Governance set forth many of the practices, policies and procedures that provide the foundation for our commitment to strong corporate governance. The policies and practices covered in our Principles of Governance include shareholder rights and proxy voting; structure, composition and performance of the Board of Directors; stock ownership and retention requirements; Board of Directors operation; individual director responsibilities; and Board committees. Our Principles of Governance are reviewed at least annually by our Nominating Committee and are revised as necessary.

Code of Conduct: Our Principles of Ethics & Integrity

        The Code of Conduct: Our Principles of Ethics & Integrity is posted on our website and covers our principles and policies related to business conduct, conflicts of interest, public disclosure, legal compliance, reporting and accountability, corporate opportunities, confidentiality, fair dealing and protection and proper use of Company assets. Any waiver of the Code of Conduct for the Company's executive officers, senior financial officers or directors may be made only by the Board of Directors or a committee of the Board. We will publish any amendments to the Code of Conduct and waivers of the Code of Conduct for an executive officer or director on our website.

Compliance and Ethics

        We strongly encourage employees to raise ethics and compliance concerns, including concerns about accounting, internal controls or auditing matters. We offer several channels for employees and third parties to report ethics and compliance concerns or incidents, including by phone or online, and individuals may choose to remain anonymous in jurisdictions where anonymous reporting is permissible. We prohibit retaliatory action against any individual who in good faith raises concerns or questions regarding ethics and compliance matters or reports suspected violations. We train all employees and periodically advise them regarding the means by which they may report possible ethics or compliance issues and their affirmative responsibility to report any possible issues. In our 2014 employee survey, 97% of employees said they knew what to do if they believed unethical behavior or misconduct occurred in their work area.

Director Independence

        Our Board of Directors has adopted the Company's Standards for Director Independence, which are available on our website at www.unitedhealthgroup.com. The Standards for Director Independence requirements exceed the independence standards set by the NYSE.

        Our Board of Directors has determined that William C. Ballard, Jr., Richard T. Burke, Robert J. Darretta, Michele J. Hooper, Rodger A. Lawson, Douglas W. Leatherdale, Glenn M. Renwick, Kenneth I. Shine, M.D. and Gail R. Wilensky, Ph.D. are each "independent" under the NYSE rules and the Company's Standards for Director Independence and have no material relationships with the Company that would prevent the directors from being considered independent. Stephen J. Hemsley, the Company's CEO, and Edson Bueno, M.D., founder and CEO of Amil, are not independent directors.

        In determining independence, the Board of Directors considered, among other factors, the business relationships between the Company and our directors and nominees, their immediate family members (as defined by the NYSE) and their affiliated companies. The Board of Directors considered whether any director or any nominee was a director, partner, significant shareholder or executive officer of an organization that has a relationship with the Company, and also considered charitable contributions that the Company or its affiliates made to organizations with which such directors or nominees are or have been associated. In particular, the Board of Directors evaluated the following relationships and determined that such relationships were in the normal course of business and did not impair the directors' ability to exercise independent judgment:

  •
  Mr. Burke is an owner of Rainy Partners, LLC. Rainy Partners is a customer of the Company and paid the Company premiums for health insurance of approximately $159,000 in 2014. These premiums were determined on the same terms and conditions as premiums for other comparable customers.

  •
  Dr. Shine is the Special Advisor to the Executive Vice Chancellor for Health Affairs of the University of Texas System (the "UT System"), which includes six health institutions. The health institutions participate in the Company's broad national network of hospitals and physicians and other care providers. In 2014, we paid the UT System approximately $133 million for medical and related expenses on behalf of consumers who obtain health insurance from us. The UT System paid the Company approximately $702,000 for software products in 2014. The aggregate amount of these transactions represents 1.15% of the 2014 operating revenues of the UT System. In aggregate, our self-funded customers paid approximately $347 million to the UT System for health care services on behalf of their employees and health plan participants. Dr. Shine is neither directly nor indirectly involved in the relationship between the UT System and the Company or the customers of the Company. Dr. Shine has no direct responsibilities for any contractual or other relationships with the Company or its competitors. The UT System has established a process pursuant to which

    Dr. Shine will not have access to any information that is maintained by the UT System that could be used to benefit or provide an advantage to the Company.

  •
  Dr. Wilensky is a Senior Fellow of Project HOPE. In 2014, Project HOPE paid the Company approximately $1.1 million for premiums for health insurance and approximately $31,000 for self-funded health plan administrative fees. These premiums and fees were determined on the same terms and conditions as premiums and fees for other comparable customers. Dr. Wilensky is neither directly nor indirectly involved in these relationships.

The Board of Directors also considered relationships between the Company and organizations on which our outside directors or their immediate family members serve only as directors and determined that such relationships did not impair the directors' exercise of independent judgment.

Independent Board Leadership

        Our Board of Directors believes that having independent Board leadership is an important component of our governance structure. As such, our Bylaws require the Company to have either an independent Chair of the Board or a Lead Independent Director. The Company believes the current leadership structure delineates the separate roles of managers and directors. Our CEO sets the strategic direction for the Company, working with the Board, and provides day-to-day leadership; our independent Chair of the Board leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the CEO. In addition to these overall differences in duties, our Principles of Governance outline the specific duties of the Chair of the Board or a Lead Independent Director, including:

  •
  Chairing all meetings of the Board at which the Chair is present (Chair of the Board duty only);

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  Working with the CEO on the scheduling of Board meetings and the preparation of agendas and materials for Board meetings;

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  Coordinating the preparation of agendas and materials for executive sessions of the Board's non-management directors;

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  Scheduling and leading the executive sessions of the Board's non-management directors;

  •
  Defining the scope, quality, quantity and timeliness of the flow of information between Company management and the Board that is necessary to effectively and responsibly perform their duties;

  •
  Leading the Board process for hiring, terminating and evaluating the performance of the Company's CEO and working with the Chair of the Compensation Committee on the process for compensating and evaluating the CEO;

  •
  Recommending outside advisors and consultants, as necessary, who report directly to the Board on Board-related issues;

  •
  Serving as an ex-officio member of each committee and working with the Board Committee Chairs on the performance of their designated roles and responsibilities;

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  Interviewing, along with the Chair of the Nominating Committee, all Board candidates and making director candidate recommendations to the Nominating Committee;

  •
  Assisting the Board and the Company in assuring compliance with and implementation of the Company's Principles of Governance;

  •
  Coordinating the performance evaluations of the Board and the Board committees in conjunction with the Committee Chairs and the Nominating Committee;

  •
  Working with the Nominating Committee on the membership of Board committees; and

  •
  Being available for communications with shareholders, as needed.

Risk Oversight

Enterprise-Wide Risk Oversight

        Our Board of Directors oversees management's enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of our business. Each director on our Board is required to have risk oversight ability for each skill and attribute the director possesses that is reflected in the collective skills section of our director skills matrix described in "Proposal 1 — Election of Directors — Director Nomination Process — Criteria for Nomination to the Board" above. Collectively, our Board of Directors uses its committees to assist in its risk oversight function as follows:

  •
  The Audit Committee oversees management's internal controls and compliance activities. The Audit Committee also oversees management's processes to identify and quantify material risks facing the Company, including risks disclosed in the Company's Annual Report on Form 10-K. The enterprise risk management function, which reports to the Chief Accounting Officer, assists the Company in identifying and assessing the Company's material risks. The Company's General Auditor, who reports to the Audit Committee, assists the Company in evaluating risk management controls and methodologies. The Chief Accounting Officer and General Auditor provide periodic reports to the Audit Committee. In connection with its risk oversight role, the Audit Committee regularly meets privately with representatives from the Company's independent registered public accounting firm and the Company's CFO, General Auditor and Chief Legal Officer;

  •
  The Compensation Committee oversees risk associated with our compensation practices and plans;

  •
  The Nominating Committee oversees Board processes and corporate governance-related risk; and

  •
  The Public Policy Committee oversees risk associated with the public policy arena, including health care reform and modernization activities, political contributions, government relations, community and charitable activities and corporate social responsibility.

        Our Board of Directors maintains overall responsibility for oversight of the work of its various committees by receiving regular reports from the Committee Chairs regarding their work. In addition, discussions about the Company's strategic plan, consolidated business results, capital structure, merger and acquisition related activities and other business discussed with the Board of Directors include a discussion of the risks associated with the particular item under consideration. Our current Board of Directors' leadership structure separates the positions of CEO and Chair of the Board. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives.

Enterprise-Wide Incentive Compensation Risk Assessment

        Our Compensation Committee requested that management conduct a risk assessment of the Company's enterprise-wide compensation programs. The risk assessment reviewed both cash incentive compensation plans and individual cash incentive awards paid in 2014 for the presence of potential design elements that could incent employees to incur excessive risk, the ratio and level of incentive to fixed compensation, the amount of manager discretion, the level of compensation expense relative to the business units' revenues, and the presence of other design features that serve to mitigate excessive risk-taking, such as the Company's clawback policy, stock ownership guidelines, multiple performance measures and similar features. The Compensation Committee also receives an annual report on the Company's compliance with its equity award program controls.

        After considering the results of the risk assessment, management concluded that the level of risk associated with the Company's enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company. The results of the risk assessment were reviewed with the Compensation Committee at its February 2015 meeting. Please see "Compensation Discussion and Analysis" for a discussion of compensation design elements intended to mitigate excessive risk-taking by our executive officers.

Board Meetings and Annual Meeting Attendance

        Directors are expected to attend Board meetings, meetings of committees on which they serve and the Annual Meeting of Shareholders. All eleven directors attended the 2014 Annual Meeting. During the year ended December 31, 2014, the Board of Directors held ten meetings. All directors attended at least 75% of the meetings of the Board and any Board committees of which they were members in 2014.

Board Committees

        The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Public Policy Committee. These committees help the Board fulfill its responsibilities and assist the Board in making informed decisions. Each committee operates under a written charter, and evaluates its charter and conducts a committee performance evaluation annually. The following table identifies the members of each committee as of March 16, 2015:

Director	Audit	Compensation	Nominating	Public Policy
William C. Ballard, Jr.

Edson Bueno, M.D.

Richard T. Burke*

Robert J. Darretta

Stephen J. Hemsley

Michele J. Hooper

Rodger A. Lawson

Douglas W. Leatherdale

Glenn M. Renwick

Kenneth I. Shine, M.D.

Gail R. Wilensky, Ph.D.

Chairperson Member Financial Expert
*
Mr. Burke is the Chair of the Board and ex-officio member of each Board committee. As an ex-officio member, Mr. Burke has a standing invitation to attend each Board committee meeting, but does not count for quorum purposes or vote on committee matters.

Audit Committee

        The Audit Committee consists of Messrs. Renwick (Chair) and Darretta and Ms. Hooper, each of whom is an independent director under the NYSE listing standards and the SEC rules. The Board of Directors has determined that Messrs. Renwick and Darretta and Ms. Hooper are "audit committee financial experts" as defined by the SEC rules. The Audit Committee has responsibility for the selection and retention of the independent registered public accounting firm and assists the Board of Directors by overseeing financial reporting and internal controls and public disclosure. The Audit Committee reviews and assesses the effectiveness of the Company's policies, procedures and resource commitment in the areas of compliance, ethics, privacy and data security, by interacting with the leadership and management responsible for these functions. The Audit Committee also oversees management's processes to identify and quantify material risks facing the Company. The Audit Committee establishes procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters. The Audit Committee operates as a direct line of communication between the Board of Directors and our independent registered public accounting firm, as well as our internal audit, compliance and legal personnel. The Audit Committee held ten meetings in 2014.

Compensation Committee

        The Compensation Committee consists of Messrs. Lawson (Chair) and Ballard and Dr. Wilensky, each of whom is an independent director under the NYSE listing standards and the SEC rules, a non-employee director under the SEC rules and an outside director under the Internal Revenue Code of 1986 (the "Internal Revenue Code"). The Compensation Committee is responsible for overseeing our policies and practices related to total compensation for executive officers, the administration of our incentive and equity-based plans and the risk associated with our compensation practices and plans. The Compensation Committee also establishes our employment arrangements with our CEO and other executive officers, conducts an annual performance review of the CEO, and reviews and monitors director compensation programs and the Company's stock ownership guidelines. The Compensation Committee held five meetings in 2014.

Nominating Committee

        The Nominating Committee consists of Ms. Hooper (Chair) and Messrs. Ballard and Leatherdale, each of whom is an independent director under the NYSE listing standards. The Nominating Committee's duties include identifying and nominating individuals to be proposed as nominees for election as directors at each Annual Meeting or to fill Board vacancies, conducting the Board evaluation process, evaluating the categorical standards which the Board of Directors uses to determine director independence, and monitoring and evaluating corporate governance. The Nominating Committee also oversees Board processes and corporate governance-related risk. The Nominating Committee held four meetings in 2014.

Public Policy Committee

        The Public Policy Committee consists of Dr. Wilensky (Chair), Dr. Bueno and Dr. Shine. Dr. Wilensky and Dr. Shine are each independent directors under the NYSE listing standards. The Public Policy Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities relating to the Company's public policy, health care reform and modernization activities, political contributions, government relations, community and charitable activities and corporate social responsibility. The Public Policy Committee is also responsible for overseeing the risks associated with these activities. The Public Policy Committee held four meetings in 2014.

Communication with the Board of Directors

        The Board of Directors values the input and insights of our shareholders and other interested parties and believes that effective communication strengthens the Board of Directors' role as an active, informed and engaged fiduciary. The Board of Directors has adopted a Board of Directors Communication Policy to facilitate communication between shareholders and other interested parties and the Board. Under this policy, the Board of Directors has designated the Company's Secretary to the Board of Directors as its agent to receive and review communications.

        The Secretary to the Board of Directors will not forward to the directors communications received which are of a personal nature or not related to the duties and responsibilities of the Board of Directors, including, without limitation, junk mail, mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, and opinion survey polls. The Secretary to the Board of Directors will forward such complaints and suggestions received to the appropriate members of the Company's management.

        Appropriate matters to raise in communications to the Board include:

  •
  Board succession planning process;

  •
  CEO succession planning process;

  •
  Executive compensation;

  •
  Use of capital;

  •
  Corporate governance; and

  •
  General Board oversight, including accounting, internal controls, auditing and other related matters.

        The policy, including information on how to contact the Board of Directors, may be found in the corporate governance section of our website, www.unitedhealthgroup.com.

EXECUTIVE COMPENSATION

Executive Summary

        UnitedHealth Group's compensation program is designed to attract and retain highly qualified executives and to maintain a strong link between pay and the achievement of enterprise-wide goals. We emphasize and reward teamwork and collaboration among executive officers, which we believe fosters Company growth and performance, optimizes the use of enterprise-wide capabilities, drives efficiencies and integrates products and services for the benefit of our customers and other stakeholders.

        In determining 2014 executive compensation, the Compensation Committee considered the Company's strong growth, operating performance and financial results, all of which were achieved in a challenging economic environment, as well as individual executive performance. Some of our key business results for 2014 were:

  •
  Revenues increased 7% to $130.5 billion from $122.5 billion in 2013;

  •
  Operating earnings increased 7% year-over-year to $10.3 billion, and net earnings stayed strong at $5.6 billion and were supported by cash flows from operations of $8.1 billion;

  •
  Earnings per share increased 4% to $5.70 per share from $5.50 per share in 2013;

  •
  Return on equity again exceeded 17% in 2014;

  •
  Total shareholder return, which is defined as the increase in stock price, together with dividends paid, was 36% in 2014 and 106% over the 2012-2014 time period;

  •
  Our annual dividend rate increased to $1.50 per share, paid quarterly, representing a 34% increase over the annual dividend rate of $1.12 per share paid quarterly since the second quarter of 2013;

  •
  We repurchased $4 billion in stock at an average price of $82.57 per share;

  •
  UnitedHealth Group was the top ranking company in the insurance and managed care sector on Fortune's 2015 "World's Most Admired Companies" list, based on 2014 results. This is the fifth consecutive year UnitedHealth Group ranked No. 1 overall in its sector and the sixth year in a row the Company has been rated No. 1 in its sector for innovation;

  •
  UnitedHealth Group was recognized as one of America's 50 most community-minded companies for 2014 in The Civic 50, and ranked first in the health care industry for the second consecutive year; and

  •
  UnitedHealth Group was listed in the Dow Jones Sustainability World Index and Dow Jones North America Index for the 16th consecutive year.

        The Compensation Committee believes that total compensation for the executive officers listed in the 2014 Summary Compensation Table (the "named executive officers") should be heavily weighted toward long-term performance-based compensation, and this was the case for 2014. The elements of compensation for our named executive officers were unchanged from 2013. In 2014, long-term compensation represented approximately 76% of the total mix of compensation granted to our named executive officers.

        As discussed in detail below and reflected in the 2014 Summary Compensation Table, in 2014, the Compensation Committee determined that our CEO, Mr. Hemsley, should receive the following compensation:

  •
  Base salary of $1.3 million, which is unchanged since 2006;

  •
  Annual cash incentive award of $3.0 million, which represents 132% of his target opportunity;

  •
  Long-term cash incentive award of $949,000 for the 2012-2014 performance period, which represents above target performance by the Company against pre-set 2012-2014 long-term incentive plan performance goals;

  •
  A performance-based restricted stock unit opportunity ("performance shares") with a target grant date fair value of $3.75 million, restricted stock units ("RSUs") with a grant date fair value of $3.875 million, and non-qualified stock options with a grant date fair value of $1.875 million; and

  •
  Company matching contributions of $104,700 made under the Company's 401(k) plan and Executive Savings Plan.

        We endeavor to maintain strong governance standards in the oversight of our executive compensation programs, including the following policies and practices that were in effect during 2014:

  •
  The direct retention by the Compensation Committee of its independent compensation consultant, Pay Governance LLC, which performs no other consulting or other services for the Company.

  •
  Stock ownership guidelines for our executive officers, each of whom complied with the applicable ownership guidelines as of December 31, 2014. Mr. Hemsley, our CEO, directly owned shares equal to 279 times his base salary as of March 16, 2015.

  •
  A stock retention policy that generally requires executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any equity award.

  •
  No ongoing pension obligations (supplemental or otherwise) for any of our named executive officers.

  •
  No excise tax gross-ups or executive-only perquisites such as company cars, security systems, financial planning or vacation homes.

  •
  A compensation clawback policy that entitles the Board of Directors to seek reimbursement from our senior executives if they are involved in fraud or misconduct that causes a material restatement, or in the event of a senior executive's violation of non-compete, non-solicit or confidentiality provisions.

  •
  Performance-based compensation arrangements, including performance-based equity awards, that use a variety of performance measures.

  •
  Double-trigger accelerated vesting of time-based equity awards, requiring both a change in control and a qualifying employment termination, which is our only change in control consideration.

  •
  Prohibition on repricing of stock options and stock appreciation rights without shareholder approval.

  •
  Annual advisory shareholder vote to approve the Company's executive compensation.

Compensation Discussion and Analysis

Philosophy and Objectives of our Compensation Program

        We seek to attract and retain highly qualified executives and establish a strong pay-for-performance alignment by linking senior management compensation to enterprise goals. The primary objectives of our executive compensation program are to:

  •
  Align the economic interests of our executive officers with those of our shareholders.

  •
  Attract, motivate and retain highly qualified executive officers.

  •
  Reward performance that emphasizes teamwork and close collaboration among executive officers while also recognizing individual performance.

  •
  Reward performance that supports the Company's values.

  •
  Reward performance that advances our mission of helping people live healthier lives and helping to make the health system work better for everyone.

  •
  Foster an entrepreneurial spirit that reflects innovative thinking and action and effective and accountable management and leverages the ingenuity of our employees.

Compensation Program Principles

        Our Compensation Committee uses the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

  •
  Pay-for-performance.  A substantial portion of the total compensation of our executive officers is earned based on achievement of enterprise-wide goals that affect shareholder value.

  •
  Enhance the long-term value of the business.  Our incentive compensation design and the performance measures we select encourage executive officers to focus on enhancing the longer-term value of the Company and avoid excessive risk-taking.

  •
  Reward long-term growth and focus management on sustained success and shareholder value creation. Compensation of our executive officers is heavily weighted toward long-term equity awards. These awards encourage sustained performance and positive shareholder returns.

  •
  Standard benefits and very limited perquisites.  We provide standard employee benefits and very limited perquisites to our executive officers. We generally do not have any "executive-only" benefits or perquisites, which we believe is appropriate in our culture and does not impact our ability to attract and retain top executive talent.

Determination of Total Compensation

Role of the Compensation Committee

        The Compensation Committee oversees the Company's policies and philosophy related to total compensation for executive officers. The Compensation Committee approves the compensation for the named executive officers based on its own evaluation, input from our CEO (for all executive officers except himself), internal pay equity considerations, the tenure, role and performance of each named executive officer, input from its independent consultant and market data.

        In addition, in making compensation decisions, the Compensation Committee considers the results of the Company's annual shareholder advisory votes approving the Company's executive compensation. Since our inaugural vote in 2011, more than 97% of the votes cast have been in favor of the Company's executive compensation at each of our annual meetings. The Compensation Committee believes these shareholder votes indicate strong support for the Company's executive compensation program.

The Compensation Committee's Use of an Independent Compensation Consultant

        The Compensation Committee retains a separate independent compensation consultant, Jon Weinstein of Pay Governance LLC, to advise the Compensation Committee on executive and director compensation matters, assess total compensation program levels and program elements for executive officers and evaluate competitive compensation trends. Pay Governance does not provide any other services to the Company and does not perform any work for management. The Compensation Committee has assessed the independence of Mr. Weinstein and of Pay Governance, specifically considering, in accordance with SEC rules, whether Mr. Weinstein and Pay Governance had any relationships with the Company, our officers or our Board members that would impair their independence. Based on this evaluation, the Compensation Committee concluded that Mr. Weinstein's and Pay Governance's work for the Compensation Committee does not raise any conflict of interest.

Competitive Positioning

        The Compensation Committee believes that total compensation for the named executive officers should be heavily weighted toward long-term performance-based compensation, but it does not target a specific mix of annual and long-term compensation or cash and equity compensation and does not use competitive compensation benchmark data to formulaically set compensation amounts.

        In general, the Compensation Committee's goal is to achieve total compensation for the named executive officers as a group that falls within a range of the 50th to 75th percentiles of the market data for our peer group

(as discussed below) if paid at target. Target total compensation of our named executive officers as a group in 2014, consisting of base salary, target annual cash incentive award, target long-term cash incentive award and the grant date fair value of equity awards (including performance shares at target), resulted in a target compensation opportunity for our named executive officers as a group between the 50th and the 75th percentile of the market data for our peer group. The Compensation Committee believes this range is an appropriate reflection of the Company's size, complexity and relative performance over the past several years. The following is a brief summary of the processes followed by the Compensation Committee to select competitive compensation benchmark data and how the Compensation Committee uses that data.

        The Compensation Committee requests Pay Governance to conduct an annual review of the compensation peer group. This review occurs at the second quarter Compensation Committee meeting because recent financial and compensation data is generally available. The annual review is intended to ensure that the peer group companies are appropriate from a business and talent perspective.

        Following this review in 2014, the Compensation Committee decided to make changes to the peer group composition. Previously, a general industry peer group comprised of large public companies was used. In 2014, management of the Company completed an analysis of approximately 240 senior members of management, including the industries from which they were recruited. Pay Governance used this data to formulate a peer group focused on the broad categories of industries reflected in the career experience and work histories of those leaders. Pay Governance used the following methodology to develop the peer group:

  •
  All U.S. publicly traded companies in the following industries as the starting point:

• Health care	• Pharma/Biotech/Life Sciences
• Insurance	• Financial Services
• Technology	• Professional Services (e.g., consulting, accounting)
  •
  Then limit the list to the top 25 companies by revenue and market cap, to avoid companies of significantly smaller scope; and

  •
  Add major companies located near UnitedHealth Group's headquarters and primary operating locations.

        This screen process resulted in the 51 companies set forth under "Peer Group and Managed Care Companies" below, of which 48 were included in the Company's prior general industry peer group. As compared to the peer group, the Company is:

  •
  In the top decile on a revenue basis;

  •
  Approximately at median on a market cap basis;

  •
  Approximately at the 75th percentile on an earnings from operations basis; and

  •
  Approximately at the 70th percentile on a number of employees basis.

The Compensation Committee approves the process by which the peer group companies are selected.

        The Compensation Committee also considers market data from the four largest publicly traded managed care companies with which we compete for business, three of which are in the 51 company peer group described above. However, the Compensation Committee does not use this group of managed care companies as a primary reference point for benchmarking compensation practices because the Company is substantially larger, more complex and more diverse than these companies, and because we believe that the Company competes primarily for talent and capital with other successful large companies across a broader group of industries.

        Once the process by which peer group companies are selected is determined, the Compensation Committee generally uses the peer group data as follows:

  •
  At the fourth quarter Compensation Committee meeting, Pay Governance conducts an annual review of the market competitiveness of the Company's executive compensation program for the Company's executive officers. The review compares the compensation opportunities provided to the Company's executive officers to peer group companies on a position-by-position basis and on an aggregate basis.

  •
  At the first quarter meeting, the Compensation Committee determines pay opportunities for each officer, using the market competitiveness assessment from the fourth quarter as a reference point. In addition, the Compensation Committee takes into consideration the Company's performance against previously established performance goals, each officer's individual performance, internal equity, and other relevant business performance that may not be adequately captured by the Company and individual officer goals.

        The companies that were included in the 2014 peer group and the four managed care companies are listed at the end of this Compensation Discussion and Analysis.

Role of Management and CEO in Determining Executive Compensation

        The Compensation Committee has the responsibility to approve and monitor all compensation for our executive officers. Management recommends appropriate enterprise-wide financial and non-financial performance goals for use in incentive compensation. Our CEO assists the Compensation Committee by evaluating the performance of the executive officers that report directly to him and recommending compensation levels for these executive officers. Our CEO does not, however, make recommendations regarding his own compensation.

Use of Tally Sheets and Wealth Accumulation Analysis

        When approving compensation decisions, the Compensation Committee reviews comprehensive tally sheet information for each of our executive officers. These tally sheets are prepared by management and quantify the elements of each executive officer's total compensation. The tally sheets include a summary of all equity awards previously granted to each executive officer, the gain realized from past vesting or exercise of equity awards, the projected value of accumulated equity awards based upon various stock price scenarios, and compensation to be paid under various potential employment termination scenarios. This is done to effectively analyze the compensation each executive officer has accumulated to date and to fully understand the amount the executive officer could accumulate in the future.

Elements of our Compensation Program

Overview

        The compensation program for our named executive officers consists of the following elements:

Compensation Element	Objective	Type of Compensation
Base salary	To provide a base level of cash compensation for executive officers	Annual compensation, not variable

Annual cash incentive awards	To encourage and reward executive officers for achieving annual corporate performance goals and individual performance results	Annual performance compensation, variable

Long-term cash incentive awards	To encourage and reward executive officers for achieving three-year corporate performance goals	Long-term performance compensation, variable

Equity awards	To motivate and retain executive officers and align their interests with shareholders through the use of:	Long-term performance compensation, variable
• Performance shares to motivate sustained performance and growth and potentially assist executives in building ownership in the Company
• RSUs to retain executive officers and build stock ownership positions
• Non-qualified stock options to encourage sustained stock price appreciation

Employee benefits	To promote health, well-being and financial security of employees, including executive officers; constitutes the smallest part of total remuneration	Annual indirect compensation, not variable

Annual Compensation

  Base Salary

        The Compensation Committee generally determines base salary levels for our named executive officers early in the fiscal year, with changes becoming effective during the first quarter of the fiscal year. The Compensation Committee kept base salaries for 2014 the same as they were for 2013. In February 2015, following consideration of 2014 performance evaluations and to reflect increased responsibilities undertaken in connection with business realignment activities announced in November 2014, the Compensation Committee approved the following changes to base salary levels for our named executive officers for fiscal 2015. The changes to the base salary for Mr. Wichmann, Mr. Renfro and Ms. Short were made retroactive to December 1, 2014:

Name	2015 Base Salary ($)	2014 Base Salary ($)	Increase From 2014 to 2015 (%)
Stephen J. Hemsley	1,300,000	1,300,000	—

David S. Wichmann	1,100,000	900,000	22%

Larry C. Renfro	1,100,000	900,000	22%

Marianne D. Short	800,000	750,000	7%

Eric S. Rangen	400,000	400,000	—

  Annual Cash Incentive Awards

  2014 Annual Incentive Plan Performance Goals

        Annual cash incentive awards may be paid if our Company meets or exceeds annual performance goals for that year as determined by the Compensation Committee. In establishing the performance measures for the 2014 annual cash incentive awards in early 2014, the Compensation Committee sought to align broadly the compensation of our executive officers with key elements of the Company's 2014 business plan. Development of the Company's 2014 business plan was a robust process that involved input from all of the Company's business units and was reviewed with the Company's Board of Directors in the fourth quarter of 2013 and the first quarter of 2014. These performance measures are based on enterprise-wide measures because the Compensation Committee believes that the named executive officers share the responsibility to support the goals and performance of the Company as key members of the Company's leadership team. At the target level, the financial performance goals were generally higher than the 2014 financial outlook presented publicly in December 2013 at the Company's annual investor conference. The following table sets forth the performance measures and goals established, as well as actual 2014 performance results:

2014 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	Actual 2014 Performance
Revenue*	1/3	$123.5 billion	$130.0 billion	$136.5 billion	$130.004 billion

Operating Income*	1/3	$9.078 billion	$10.68 billion	$12.282 billion	$10.274 billion
Cash Flows from Operations*		$7.055 billion	$8.3 billion	$9.545 billion	$8.051 billion

Stewardship: • Customer and Physician Satisfaction • Employee Engagement • Employee Teamwork	1/3	2013 target	2 point above 2013 target	4 points above 2013 target	At 2013 threshold for customer and physician satisfaction; below threshold for employee engagement; and between threshold and target for employee teamwork

*
The Company's annual incentive plan allows for adjustments to the Company's reported results for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses, including significant differences from the assumptions contained in the financial plan upon which the incentive targets were established. Adjustments to reported results are intended to better reflect executives' line of sight/ability to affect payouts, align award payments with growth of the Company's business, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize the Company's preference for long-term and sustainable growth. In 2014, revenues were decreased to remove the revenues of acquired companies whose acquisitions were not contemplated when the targets were established.

  Context for the 2014 Annual Cash Incentive Plan Performance Goals

        The 2014 financial performance measures at target level represented year-over-year growth in revenues of $7.6 billion or 6.2%, year-over-year growth in operating income of $1.1 billion or 11.0% (~2% on an after-tax basis), and a year-over-year increase in operating cash flows of $1.3 billion or 18.7%. These targets reflected the view that there would be a continued difficult business environment in 2014, including the following expectations:

  •
  Implementation of several major provisions of the Affordable Care Act, including the insurance industry tax, public exchanges, a transitional reinsurance program, individual and small group market reforms, and expanded Medicaid coverage;

  •
  There would not be net favorable development in previously reported medical costs payable estimates;

  •
  Health system utilization would increase modestly from the historically low levels experienced over the past several years; and

  •
  There would be continued downward rate pressure in Medicare Advantage payment rates received from the federal government, resulting in a decision by the Company to exit certain plans and market areas.

        The 2014 non-financial performance measures were based on survey data results and, at target levels, represented increases over 2013 in all categories. These measures were viewed to be important to obtaining longer-term financial successes that might not be immediately reflected in annual financial results. The Compensation Committee was of the view that the breadth of financial and non-financial performance measures for the 2014 annual cash incentive award would motivate the executive officers to achieve results that should contribute to value creation for our shareholders on a long-term basis and avoid excessive risks.

        At the beginning of 2014, the Compensation Committee believed that achievement of the annual incentive goals required substantial performance on a broad range of initiatives contained in the 2014 business plan. These initiatives included the following:

  •
  Grow medical enrollment in government programs by approximately 600,000 despite Medicare Advantage market exits, while limiting commercial enrollment losses;

  •
  Continue to execute our major, multi-track Medicare Advantage remediation plan to compensate for funding rates from the federal government that are projected to be less than the rate of medical cost inflation;

  •
  Continue to innovate in commercial products, service and distribution and prepare for a broader level of participation in the public exchanges in 2015;

  •
  Deliver more effective and comprehensive clinical management, and expand the proportion of our network operating with value-based contracts;

  •
  Execute on Optum's growth and margin improvement initiatives;

  •
  Implement price increases and productivity initiatives in the Amil business to offset pressure from 2013 regulatory changes; and

  •
  Further improve our consolidated operating cost ratio after considering the impact of changes in business mix.

        The Company made substantial progress with regard to the initiatives above. While the Company significantly exceeded its enrollment targets for Medicare and Medicaid, commercial enrollment losses were greater than targeted. Revenues were at target levels after excluding revenues from acquisitions that were not contemplated when targets were established.

        Both operating income and cash flows from operations for 2014 were slightly below target, but were above the midpoint of the ranges presented at the Company's December 2013 investor conference. Non-financial performance measures were at or above threshold levels except for employee engagement, which was below the threshold performance level. Earnings per share increased 4% in 2014, and the Company's total shareholder return was 36%, reflecting continued successful performance in an uncertain environment.

        While the Company uses defined performance measures and weightings to determine an overall funding level for the Company's bonus pool, individual annual cash incentive awards are not purely formulaic. In determining the amount of the actual annual incentive award to be paid, the Compensation Committee considers the CEO's recommendations for executive officers other than himself, the business performance underlying each of the performance measures, macroeconomic factors disproportionately impacting business performance, individual executive performance, market positioning, teamwork and related matters. The Compensation Committee retains discretion to pay an annual incentive award that is higher or lower than the performance level achieved based on these considerations if threshold performance is achieved on any performance measure. However, the overall pool cannot be exceeded.

  Determination of 2014 Annual Cash Incentive Award Opportunities

        At the beginning of each year, the Compensation Committee approves an "annual cash incentive target opportunity" for each executive officer as a percentage of the executive officer's base salary.

        The target opportunities established for the named executive officers are intended to increase collaboration, teamwork and accountability across the enterprise, to recognize the skills and versatility of each executive officer, and to reflect relative contributions to the success of the overall enterprise. At the end of the fiscal year, the Compensation Committee reviews the Company's achievement of the performance goals set at the beginning of the year and makes annual cash incentive awards based on such performance. In making these awards, the Compensation Committee has the ability to use its discretion to increase or decrease the actual awards made in view of actual performance, individual contributions and overall business and market conditions.

        In 2014, the Compensation Committee evaluated the Company's 2014 performance against the performance goals, and in light of economic conditions, business challenges and individual performances, the Compensation Committee exercised its discretion to adjust the 2014 annual cash incentive awards such that they represented 100%-222% of the targets set at the beginning of 2014. The target percentages for annual cash incentive awards to our named executive officers and the actual 2014 annual cash incentive awards paid are set forth in the table below. An explanation of how the individual amounts were determined follows the table.

2014 Annual Cash Incentive Awards
Name	Target Percentage (% of Salary)	Target Award Value ($)	Actual Award Paid ($)	Paid Award (% of Target)
Stephen J. Hemsley	175%	2,275,000	3,000,000	132%

David S. Wichmann	150%	1,350,000	3,000,000	222%

Larry C. Renfro	150%	1,350,000	3,000,000	222%

Marianne D. Short	100%	750,000	1,125,000	150%

Eric S. Rangen	75%	300,000	300,000	100%

Gail K. Boudreaux	150%	1,350,000	3,000,000	222%

        In determining the 2014 annual cash incentive award amounts, the Compensation Committee took into account the Company's performance against the 2014 annual performance goals set forth in the table above, business results described under "Context for the 2014 Annual Cash Incentive Plan Performance Goals" and a qualitative assessment of individual performance and accomplishments. Individual factors considered are as follows:

  •
  For Mr. Hemsley, the Compensation Committee coordinates a formal performance evaluation by all non-management directors. The 2014 performance evaluation focused on the following areas: strategic focus, leadership and organization effectiveness, vision and values, corporate reputation and government relations, Board relations, and overall performance. The Compensation Committee concluded that Mr. Hemsley's performance was outstanding and distinctive in each category.

  •
  Mr. Wichmann's individual performance considerations included leadership in rapidly developing multiple innovative new business platforms addressing multibillion dollar growth opportunities, developing and implementing more modern and engaging approaches to serving care providers and consumers by providing timely, relevant information through intuitive technologies, continued success in operational cost savings initiatives, acquisition integration, including Amil in Brazil, enterprise-wide technological advancement and simplification, development of global sourcing capabilities, balance sheet, cash flow and capital management disciplines, and his assumption of responsibility for UnitedHealthcare in November 2014. In recognition of this particularly strong business performance, the Compensation Committee exercised its discretion to pay an annual cash incentive in excess of the Compensation Committee's typical 200% cap.

  •
  Mr. Renfro's individual performance considerations included completion of the largest and most successful pharmacy benefits management membership migration in the history of that sector, significant progress in achievement of a multi-year "One Optum" strategic direction, related organizational and operational simplification initiatives, launch of a new business platform to modernize health care administration, and successful work in connection with the remediation of technical issues with the federal government's healthcare.gov operating platform. In recognition of this particularly strong business performance, the Compensation Committee exercised its discretion to pay an annual cash incentive in excess of the Compensation Committee's typical 200% cap.

  •
  Ms. Short's individual performance considerations included an assessment of her strong leadership as a UnitedHealth Group executive in general and leadership of the legal department, implementation of Foreign Corrupt Practices Act compliance programs in recent international acquisitions, participation in cost management initiatives, and distinctive leadership and judgment in ongoing litigation and business matters.

  •
  Mr. Rangen's individual performance considerations included ongoing implementation of an enterprise risk management program to effectively manage large scale risk for the organization, and embedding the program in annual strategic planning process, leadership and oversight of the issuance of over 150 audited financial statements including US GAAP, IFRS, benefit plan, subsidiary, and domestic and international statutory filings; and financial compliance oversight for all enterprise SEC-related activities, including all accounting policy decisions.

The Compensation Committee did not make specific assessments of, quantify or otherwise assign relative weightings to the factors considered in reaching its decisions with respect to any of the named executive officers. See the 2014 Summary Compensation Table and other related compensation tables below for details regarding 2014 total compensation.

Long-Term Incentive Compensation

        Long-term incentive compensation, consisting of the long-term cash incentive program and equity awards, represents the largest portion of executive officer compensation. This combination of long-term incentives provides a compelling performance-based compensation opportunity, aids in aligning and retaining the senior management team and accelerates the optimization of business unit capabilities across the enterprise.

  Long-Term Awards

  2012-2014 Long-Term Cash Incentive and Performance Share Goals and Context

        The long-term cash incentive award and performance share programs create a financial incentive for achieving or exceeding three-year financial goals for the enterprise. The earned long-term cash incentive award and performance shares for the 2012-2014 performance period were based on achieving the following performance results versus the pre-set goals:

2012-2014 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	Actual 2012-2014 Performance
Cumulative Earnings Per Share	50%	$14.61	$15.49	$16.72	$16.48

Return on Equity	50%	15.7%	17.7%	19.7%	17.9%

        The performance measures and goals for the 2012-2014 performance period were established during the first quarter of 2012 based on the Company's long-term business plan. The first year of the long-term business plan was based on the Company's 2012 business plan. Subsequent years were based on assumptions and growth initiatives developed in conjunction with the Company's business units and reviewed by the Board of Directors. Due to uncertainty of the financial impact of U.S. Congressional activities at the time and certain aspects of the federal Affordable Care Act, the Company's long-term business plan specifically excluded the impact of sequestration (federal budget cuts arising from the Budget Control Act of 2011) and the insurer's fee (an industry-wide assessment to health insurers under the Affordable Care Act). The financial impact of sequestration and the insurer's fee was therefore excluded from the initial targets set for the 2012-2014 long-term cash incentive and performance share programs. For consistency with the actual results, the targets used for determining payouts under these programs incorporate the impact of sequestration and the insurer's fee.

        Other key assumptions and elements of the long-term business plan were:

  •
  Commercial, Medicare and Medicaid enrollment growth in all years, including significant growth in 2014 from Medicaid expansion and participation in public health exchanges;

  •
  Significant downward rate pressure in both Medicare Advantage and Medicaid payment rates received from federal and state governments;

  •
  An expectation that medical cost trends would be consistent with historical levels and that there would not be net favorable development in previously reported medical cost payable estimates;

  •
  Delivery of more effective and comprehensive clinical management;

  •
  Improvement in Centers for Medicare and Medicaid Services ("CMS") star ratings in each year;

  •
  Alignment and simplification of our various Optum business units into a technology-enabled health care services business platform driving distinctive revenue, margin and earnings performance;

  •
  Insourcing pharmacy benefits management for UnitedHealthcare commercial members;

  •
  Ongoing improvements to our consolidated operating cost ratio on a comparable business mix basis; and

  •
  Effective cross-enterprise collaboration across various business units for the benefit of customers and our overall reputation.

        To achieve maximum performance for both the long-term cash incentive plan and the performance share plan, the Company would have to achieve cumulative three-year earnings per share ("EPS") performance of $16.72 and an average return on equity ("ROE") of 19.7%. These maximum performance levels corresponded to a compound annual growth rate in EPS of 7.3% over the three-year period, with EPS growth of nearly 10% in both 2012 and 2013 followed by growth of 2.6% in 2014 due to the commencement of the insurer's fee. The Company had a compound annual EPS growth rate of 6.4% over the three-year performance period. The resulting cumulative EPS of $16.48 was between the target and maximum performance level.

        Factors that positively or negatively influenced our results subsequent to the approval of the long-term business plan in early 2012 included:

  •
  A continued movement to managed care in state-based Medicaid programs and faster than anticipated enrollment of individuals that became eligible with the expansion of Medicaid in 2014;

  •
  Continued relatively favorable medical cost trend experience over the three-year period;

  •
  Limited participation in federal and state exchanges in 2014;

  •
  Delayed implementation of the employer mandate, originally scheduled to become effective in 2014; and

  •
  Greater than anticipated downward rate pressure in Medicare Advantage payment rates received from the federal government.

        Similar to the annual incentive plan, the Company's long-term incentive plan allows for adjustments to the Company's reported results in determining long-term incentive plan awards, namely adjustments that account for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses. No adjustments were made to the Company's financial results in determining long-term incentive award and performance share payout levels for the 2012-2014 performance period.

  2012-2014 Long-Term Cash Incentive Awards

        At the beginning of each three-year performance period, the Compensation Committee approves a "long-term cash incentive target opportunity" for each executive officer as a percentage of the executive officer's average base salary over the performance period. At the end of a performance period, the Compensation Committee reviews the Company's achievement of the performance goals set at the beginning of the performance period and makes long-term cash incentive awards based on such performance. In making these awards, the Compensation

Committee has the ability to use its discretion to increase or decrease the actual awards made in view of actual performance, individual contributions and overall business and market conditions.

        For the 2012-2014 performance period, the target opportunity for each executive officer was 50% of base salary, and the maximum cash incentive award that an executive officer could earn was set by the Compensation Committee to be equal to two times the applicable long-term cash incentive target opportunity. In choosing this target opportunity, the Compensation Committee believed that it was important to provide the same relative target opportunity to all of the named executive officers to increase collaboration, teamwork and accountability across the enterprise and to recognize the skills and versatility of each executive officer.

        The target percentages for long-term cash incentive awards to our named executive officers and the actual long-term cash incentive awards paid for the 2012-2014 performance period are set forth in the table below:

Long-Term Cash Incentive Award
Name	Target Percentage (% of 3-Year Average Base Salary)	Threshold Award Value ($)	Target Award Value ($)	Maximum Award Value ($)	Actual Award Paid ($)	Paid Award (% of Target)
Stephen J. Hemsley	50%	3,693	650,000	1,300,000	949,000	146%

David S. Wichmann	50%	2,503	440,481	880,962	643,102	146%

Larry C. Renfro	50%	2,503	440,481	880,962	643,102	146%

Marianne D. Short	50%	1,393	245,192	490,384	357,981	146%

Gail D. Boudreaux	50%	2,503	440,481	880,962	—	—

        The primary factor considered by the Compensation Committee in the determination of the long-term cash incentive award amounts was achievement of 2012-2014 long-term incentive plan measures between target and maximum goals. Ms. Short, who joined the Company on December 31, 2012, received a pro rata payout of the 2012-2014 long-term cash incentive award. Eric S. Rangen does not participate in the long-term cash incentive award program.

  2012-2014 Performance Share Awards

        The use of performance shares as a component of the overall equity awards granted was based upon the Compensation Committee's consideration of competitive market data; the value of utilizing a balanced system to facilitate prudent decision-making and mitigate risk; the desire to encourage superior performance and build ownership; and conversations with shareholders about the desirability of this type of equity award as a component of a pay-for-performance program. The actual shares that were earned for the 2012-2014 performance period are set forth in the table below as well as reflected in the 2014 Option Exercises and Stock Vested table:

Long-Term Performance Shares
Name	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)	Actual Shares Paid (#)	Paid Award (% of Target)
Stephen J. Hemsley	382	67,269	134,538	98,213	146%

David S. Wichmann	246	43,245	86,490	63,138	146%

Larry C. Renfro	246	43,245	86,490	63,138	146%

Eric S. Rangen	55	9,610	19,220	14,031	146%

Gail K. Boudreaux	246	43,245	86,490	63,138	146%

  Equity Awards

  Equity Award Practices

        Awards of equity-based compensation to our executive officers serve the purposes described above under "Long-Term Incentive Compensation." The Compensation Committee determined that equity-based compensation for 2014 should include grants of RSUs, performance shares and non-qualified stock options to achieve balance and effectiveness in our equity-based compensation and to align the interests of our executive officers and our shareholders. RSU grants were selected because they are full value shares with time vesting and, as such, provide added retention value. Performance share grants were selected to ensure a strong pay-for-performance alignment of the Company's compensation program with shareholder interests. The Compensation Committee's decision to grant performance shares was informed, in part, by past discussions held between the Company and certain of its shareholders regarding the merits of performance shares in a pay-for-performance executive compensation program. Non-qualified stock options were selected because they have value only if the Company's stock price increases and, as such, provide incentives for sustained long-term stock appreciation.

        The Compensation Committee's equity award policy requires that all grants of equity be made at set times. We do not have a specific program, plan or practice to time equity compensation awards to named executive officers in coordination with our release of material information.

        The Company does not pay dividend equivalents on performance shares granted to employees. After considering general market practices, the Compensation Committee amended the RSU award agreements to permit the payment of dividend equivalents on RSUs awarded in 2011 and after. The dividend equivalents are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest.

        The aggregate number of shares subject to equity awards made in 2014 for all employees was approximately 1% of the Company's shares outstanding at the end of 2014.

  Equity Awards — 2014

        In February 2014, the Compensation Committee granted the following target number of performance shares, RSUs and stock options to our named executive officers:

Name	Target Number of Performance Shares (#)	Annual RSU Award (#)	Annual Stock Option Award (#)	Special RSU Award (#)
Stephen J. Hemsley	53,389	26,695	83,918	28,474

David S. Wichmann	32,034	16,017	50,351	42,711

Larry C. Renfro	32,034	16,017	50,351	42,711

Marianne D. Short	21,356	10,678	33,568	14,237

Eric S. Rangen	7,119	3,560	11,190	—

Gail K. Boudreaux	32,034	16,017	50,351	42,711

The grant date fair values and terms of these equity awards are discussed in the 2014 Grants of Plan-Based Awards table. The special RSU award cliff vests on the third anniversary of grant. These special RSU awards were part of a broad-based grant to approximately 1,500 members of management considered to be top talent. These awards provided additional performance incentives given the potential for unanticipated disruption due to the implementation of federal health care reform.

Other Compensation

  Benefits

        In addition to generally available benefits, our executive officers are eligible to receive supplemental long-term disability coverage equal to 60% of base salary (up to $420,000 for Mses. Short and Boudreaux and Mr. Rangen)

and all of our named executive officers, other than Messrs. Hemsley and Rangen, receive supplemental group term life insurance coverage of $2 million. Executive officers are also eligible to participate in our non-qualified Executive Savings Plan. See the 2014 Non-Qualified Deferred Compensation table for additional information regarding contributions, earnings and distributions for each named executive officer under the Executive Savings Plan. Our Executive Savings Plan does not provide for guaranteed or above-market interest.

        As part of our continued focus on the community, the Company implemented an Executive Board Service Matching Program. This program is available to approximately 240 senior leaders of the Company, including the named executive officers. This program provides for Company matching contributions on a 1:1 or 2:1 basis to certain charitable and nonprofit organizations up to a maximum amount of $10,000 per organization and a maximum annual Company match amount of $40,000 per senior leader. In order to receive the matching contribution, the employee must serve on the board of the charitable or nonprofit organization and make an equivalent personal financial contribution.

  Perquisites

        We do not believe that providing generous executive perquisites is either necessary to attract and retain executive talent or consistent with our pay-for-performance philosophy. Therefore, other than the benefits described above, we do not provide perquisites such as excise tax gross-ups, company automobiles, security services, private jet services, financial planning services, club memberships, apartments or vacation homes to our executive officers. We prohibit personal use of corporate aircraft by any executive officer unless the Company is reimbursed for the full incremental cost to the Company of such use. Because there is essentially no incremental cost to the Company, we permit an executive officer's family member to accompany the executive officer on a business flight on Company aircraft provided a seat is available.

  Departure of Gail K. Boudreaux

        The Company and Ms. Boudreaux entered into a Separation and Release Agreement dated November 3, 2014 (the "Separation Agreement"). The Separation Agreement provides Ms. Boudreaux base salary until February 27, 2015, the date her employment with the Company would terminate (the "Termination Date"), and eligibility to receive an annual incentive award for 2014 at the same payment ratio of 2014 base salary as other senior executives of the Company. Ms. Boudreaux did not receive a payout under the long-term cash incentive award for the 2012-2014 performance period under the Company's Executive Incentive Plan.

        The Separation Agreement provides Ms. Boudreaux cash severance compensation pursuant to the terms of her employment agreement, dated August 8, 2011, payable over the two-year period following the Termination Date. Under the terms of the equity award agreements that govern Ms. Boudreaux's previously granted equity awards, such awards continue to vest and remain exercisable during the payment of the severance compensation as long as Ms. Boudreaux complies with the terms of the Separation Agreement, including non-compete and non-solicit agreements.

  Employment Agreements and Post-Employment Payments and Benefits

        The Company has a policy of entering into employment agreements with each of our named executive officers. These employment agreements are described in greater detail in "Executive Employment Agreements."

Other Compensation Practices

  Executive Stock Ownership Guidelines and Stock Retention Policy

        The Compensation Committee believes that executive stock ownership aligns management's interests with those of shareholders and fosters a long-term outlook, while also assisting in the mitigation of compensation risk. Under our stock ownership guidelines, each executive officer must beneficially own at least the following amounts of the Company's common stock within five years of the executive officer's election or appointment as an executive officer:

  •
  for the CEO, eight times base salary;

  •
  for executive officers who are direct reports of the CEO, three times base salary; and

  •
  for other executive officers who are not direct reports of the CEO, two times base salary.

        Stock options and stock appreciation rights ("SARs") do not count towards satisfying the ownership requirements under the guidelines, regardless of their vesting status, and performance shares do not count towards satisfying the ownership requirements until they are vested. Time-based RSUs and restricted stock awards are counted toward the satisfaction of the ownership requirements. The Compensation Committee periodically reviews compliance with the ownership requirements. As of March 16, 2015, all of our named executive officers were in compliance with the ownership requirements, including Mr. Hemsley, who directly owned shares with a value equal to 279 times his base salary.

        The Board has established a stock retention policy for executive officers that are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes our named executive officers. Under this policy, Section 16 officers are required to retain for at least one year one-third of the net shares acquired upon the vesting or exercise of any equity awards.

  Transactions in Company Securities; Prohibition on Hedging

        In general, SEC rules prohibit uncovered short sales of our common stock by our executive officers, including the named executive officers. Accordingly, our insider trading policy prohibits short sales of our common stock by all employees and directors. Our insider trading policy prohibits hedging transactions by all directors, executive officers and employees and requires advance approval of the Compensation Committee of any pledging of common stock by directors, executive officers and other members of management. Pledges that existed prior to the policy's adoption in November 2012 have been grandfathered. In 2014, no executive officer or director sought or received advance approval from the Compensation Committee regarding pledging transactions.

  Potential Impact on Compensation from Executive Misconduct/Compensation Clawbacks

        If the Board of Directors determines that an executive officer has engaged in fraud or misconduct, the Board of Directors may take a range of actions to remedy the misconduct, prevent its recurrence and impose such discipline as would be appropriate, including, without limit: (i) terminating employment and (ii) initiating legal action against the executive officer. In addition, with respect to our senior executives, including our named executive officers, if the fraud or misconduct causes, in whole or in part, a material restatement of the Company's financial statements, action may include (a) seeking reimbursement of the entire amount of cash incentive compensation awarded to the executive officer, if the executive officer would have received a lower (or no) cash incentive award if calculated based on the restated financial results and (b) canceling all outstanding vested and unvested equity awards subject to the clawback policy and requiring the executive officer to return to the Company all gains from equity awards realized during the 12-month period following the filing of the incorrect financial statements.

        The Compensation Committee plans to review our clawback policy and revise it as necessary to comply with any forthcoming SEC rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act.

  Consideration of Risk in Named Executive Officer Compensation

        Our compensation programs are balanced, focused on long-term pay-for-performance, allow for discretion, and are overseen by an independent Compensation Committee. The Compensation Committee believes that the design of the compensation program for our executive officers does not encourage excessive or unnecessary risk-taking, as illustrated by the following list of features:

  •
  Our annual cash bonus program includes a variety of financial and non-financial measures that require substantial performance on a broad range of initiatives;

  •
  Our equity awards include a mix of stock options, RSUs and performance shares to encourage sustained performance over time;

  •
  We have stock ownership guidelines for our executive officers;

  •
  We generally require executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any equity award granted; and

  •
  We have a clawback policy that entitles the Board of Directors to seek reimbursement from any executive involved in fraud or misconduct causing a restatement of financials, or violation of certain employment agreement provisions, including any non-compete, non-solicit or confidentiality provisions. The executive would be required to reimburse the Company the entire amount of a bonus paid, not just the amount that would not have been earned had the executive received a lower award based on the restated earnings.

In addition, our Compensation Committee retains discretion to adjust compensation for quality of performance, adherence to Company values and other factors.

  Accounting and Tax Considerations

        Internal Revenue Code Section 162(m) imposes a $1 million corporate deduction limit for compensation to the Company's CEO and its three other highest-paid executive officers (other than the CFO) employed at the end of the year, unless the compensation is "performance-based," as defined in Section 162(m), and provided under a plan that has been approved by the shareholders. As part of the federal health care reform legislation enacted in 2010, Section 162(m) was revised as it pertains to compensation paid by health insurers, including the Company. Starting in 2013, an annual tax deduction limit of $500,000 per person applies to compensation that we pay to any of our employees and certain service providers, regardless of whether such compensation is deemed performance-based under Section 162(m) or is provided pursuant to a shareholder-approved plan. Any outstanding stock options and SARs that were granted prior to 2010 are not subject to the tax deduction limitation.

Peer Group and Managed Care Companies

Peer Group		Managed Care Companies
3M Company	Hewlett-Packard Company	Aetna Inc.
Abbott Laboratories	Humana Inc.	Anthem Inc.
AbbVie Inc.	International Business Machines Corp.	CIGNA Corp.
Aetna Inc.	Johnson & Johnson	Humana Inc.
American Express Co.	JPMorgan Chase & Co.
American International Group, Inc.	MasterCard Incorporated
Ameriprise Financial, Inc.	McKesson Corporation
AmerisourceBergen Corporation	Medtronic, Inc.
Amgen Inc.	Merck & Co. Inc.
Anthem Inc.	MetLife, Inc.
Bank of America Corporation	Microsoft Corporation
Berkshire Hathaway Inc.	Morgan Stanley
Best Buy Co., Inc.	Oracle Corporation
Biogen Idec Inc.	Pfizer Inc.
Bristol-Myers Squibb Company	Procter & Gamble Co.
Cardinal Health, Inc.	Prudential Financial, Inc.
Cargill, Incorporated	Target Corp.
Cisco Systems, Inc.	The Allstate Corporation
Citigroup, Inc.	The Goldman Sachs Group, Inc.
CVS Health Corporation	The Travelers Companies, Inc.
Eli Lilly and Company	U.S. Bancorp
Express Scripts Holding Company	United Parcel Service, Inc.
FedEx Corporation	Visa, Inc.
General Electric Company	Walgreen Co.
General Mills, Inc.	Wells Fargo & Company
Gilead Sciences Inc.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2014. This report was provided by the following independent directors who comprise the Compensation Committee:

Rodger A. Lawson (Chair)
William C. Ballard, Jr.
Gail R. Wilensky, Ph.D.

2014 Summary Compensation Table*

        The following table provides certain summary information for the years ended December 31, 2014, 2013 and 2012 relating to compensation paid or granted to, or accrued by us on behalf of, our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option/SAR Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Stephen J. Hemsley	2014	1,300,000	—	7,625,114	1,874,728	3,949,000	—(7)	107,479	14,856,321
Chief Executive Officer	2013	1,300,000	—	5,625,019	1,875,011	3,100,000	—	173,254	12,073,284
	2012	1,300,000	—	7,000,012	—	5,300,000	—	287,443	13,887,455

David S. Wichmann	2014	900,000	—	6,375,123	1,124,841	3,643,102	—	99,499	12,142,565
President and CFO	2013	892,885	—	3,375,092	1,125,003	2,608,526	—	114,061	8,115,567
	2012	850,000	—	4,500,074	—	3,044,230	—	106,549	8,500,853

Larry C. Renfro	2014	900,000	—	6,375,123	1,124,841	3,643,102	—	54,540	12,097,606
Vice Chairman and CEO,	2013	892,885	—	3,375,092	1,125,003	3,858,526	—	49,928	9,301,434
Optum	2012	850,000	—	4,500,074	37,494	3,044,230	—	185,006	8,616,804

Marianne D. Short	2014	750,000	—	3,250,075	749,909	1,482,981	—	100,691	6,333,656
Executive Vice President	2013	721,154	250,000(8)	3,000,056	1,000,017	990,384	—	65,744	6,027,355
and Chief Legal Officer

Eric S. Rangen	2014	400,000	—	750,093	249,985	300,000	—	41,164	1,741,242
Senior Vice President and
Chief Accounting Officer

Gail K. Boudreaux	2014	900,000	—	6,375,123	1,124,841	3,000,000	—	78,720	11,478,684
Former Executive Vice	2013	892,885	—	3,375,092	1,125,003	2,008,526	—	111,282	7,512,788
President and CEO,	2012	850,000	205,000	4,500,074	—	3,044,230	—	103,770	8,498,074
UnitedHealthcare

*
Please see "Compensation Discussion and Analysis" above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table. Please see "Executive Employment Agreements" below for a description of the material terms of each named executive officer's employment agreement.

(1)
Amounts reported reflect the base salary earned by named executive officers in the years ended December 31, 2014, 2013 and 2012. Amounts reported for 2014 include the following salary amounts deferred by the named executive officers under our Executive Savings Plan:

Name	Amount Deferred
Stephen J. Hemsley	$78,000
David S. Wichmann	$54,000
Larry C. Renfro	$54,000
Marianne D. Short	$45,000
Eric S. Rangen	$24,000
Gail K. Boudreaux	$63,000

(2)
The amounts reported in this column reflect the aggregate grant date fair value of the RSUs and performance shares (at target) granted in 2014, 2013 and 2012 and are computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. The grant date fair value of RSUs granted in 2014 and the grant date fair value of performance shares granted in 2014 if target performance and maximum performance is achieved are as follows:

		Performance Shares
	Restricted Stock Units
Name		Target	Maximum
Stephen J. Hemsley	$3,875,071	$3,750,043	$7,500,086
David S. Wichmann	$4,125,055	$2,250,068	$4,500,136
Larry C. Renfro	$4,125,055	$2,250,068	$4,500,136
Marianne D. Short	$1,750,030	$1,500,045	$3,000,090
Eric S. Rangen	$250,054	$500,039	$1,000,078
Gail K. Boudreaux	$4,125,055	$2,250,068	$4,500,136

  See the 2014 Grants of Plan-Based Awards table for more information on stock awards granted in 2014.

(3)
The actual value to be realized by a named executive officer depends upon the performance of the Company's stock and the length of time the award is held. No value will be realized with respect to any award if the Company's stock price does not increase following the award's grant date or if the executive officer does not satisfy the vesting criteria.

The amounts reported in this column for 2014 reflect the aggregate grant date fair value of stock options granted in 2014 computed in accordance with FASB ASC Topic 718. The amount shown for 2012 for Mr. Renfro reflects the incremental increase in fair value with respect to SARs granted in 2009 and 2010, the award agreements for which were amended in 2012 in order to revise the terms pursuant to which Mr. Renfro will be deemed retirement eligible. The grant prices for Mr. Renfro's 2009 and 2010 SARs were not modified in connection with such amendments. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 11 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. These same assumptions have been used in computing aggregate grant date fair value since fiscal year 2009.

(4)
Amounts reported include both annual and long-term cash incentive awards to our named executive officers under our 2008 Executive Incentive Plan. The 2014 annual incentive awards, including amounts deferred by the named executive officers, were the following:

Name	Total Amount of Annual Cash Incentive Award	Amount of Annual Cash Incentive Award Deferred
Stephen J. Hemsley	$3,000,000	$180,000
David S. Wichmann	$3,000,000	$180,000
Larry C. Renfro	$3,000,000	$180,000
Marianne D. Short	$1,125,000	$337,500
Eric S. Rangen	$300,000	$300,000
Gail K. Boudreaux	$3,000,000	$300,000

  The long-term cash incentives for the 2012-2014 incentive period under our 2008 Executive Incentive Plan, including amounts deferred by the named executive officers, were the following:

Name*	Period	Total Amount of Long-Term Cash Incentive Award	Amount of Long-Term Cash Incentive Award Deferred
Stephen J. Hemsley	2012-2014	$949,000	—
David S. Wichmann	2012-2014	$643,102	$38,586
Larry C. Renfro	2012-2014	$643,102	—
Marianne D. Short	2012-2014	$357,981	—
Gail K. Boudreaux	2012-2014	—	—

*
Mr. Rangen does not participate in the long-term cash incentive program.

(5)
Named executive officers participate in our Executive Savings Plan, which is a non-qualified deferred compensation plan. The Executive Savings Plan does not credit above-market earnings or preferential earnings to the amounts deferred, and accordingly, no non-qualified deferred compensation earnings have been reported. Under the Executive Savings Plan, there are no measuring investments tied to Company stock performance. The measuring investments are a collection of unaffiliated mutual funds identified by the Company.

(6)
All other compensation includes the following:

Name	Year	Company Matching Contributions Under 401(k) Savings Plan	Company Matching Contributions Under Executive Savings Plan	Company Matching Contributions Under Executive Board Service Matching Program(a)	Insurance Premiums(b)
Stephen J. Hemsley	2014	$11,700	$93,000	—	—
David S. Wichmann	2014	$11,700	$79,500	—	—
Larry C. Renfro	2014	$11,700	$27,000	—	$15,840
Marianne D. Short	2014	$11,700	$43,151	$30,000	$15,840
Eric S. Rangen	2014	$ 8,135	$20,250	$10,000	—
Gail K. Boudreaux	2014	$11,700	$61,500	—	—

  As permitted by SEC rules, we have omitted perquisites and other personal benefits that we provided to certain named executive officers in 2014 if the aggregate amount of such compensation to each of such named executive officers was less than $10,000. As noted above, we generally do not provide perquisites.

  (a)
  The Company has adopted a policy pursuant to which it will match certain charitable contributions made by an executive officer if the executive officer also serves on the board of the charitable organization. The amounts included represent donations to charitable organizations made by the Company under this policy.

  (b)
  The Company provides each of Messrs. Wichmann and Renfro and Mses. Short and Boudreaux a $2 million face value term life insurance policy. The 2014 annual premiums paid by the Company on behalf of Mr. Wichmann and Ms. Boudreaux were less than $10,000.

(7)
The amount of Mr. Hemsley's supplemental retirement benefit was frozen in 2006 based on his then current age and average base salary and converted into a lump sum of $10,703,229. As such, there was no increase in the benefit payable to Mr. Hemsley under his supplemental retirement benefit in fiscal year 2014.

(8)
Reflects a sign-on bonus paid to Ms. Short in connection with her joining the Company as an executive officer.

2014 Grants of Plan-Based Awards*

        The following table presents information regarding each grant of an award under our compensation plans made during 2014 to our named executive officers for fiscal year 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option/ SAR Awards: Number of Securities Underlying Options/	Exercise or Grant Price of Option/ SAR	Grant Date Fair Value of Stock or Option/ SAR
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	SARs (#)	Awards ($/Sh)	Awards ($)(1)
Stephen J. Hemsley
Annual Cash Incentive Award(2)	—	2,047,500	2,275,000	4,550,000	—	—	—	—	—	—	—
2014-16 Long-Term Incentive Award(3)	—	3,066	650,000	1,300,000	—	—	—	—	—	—	—
Stock Option Award(4)	2/12/2014	—	—	—	—	—	—	—	83,918	70.24	1,874,728
RSU Award(4)	2/12/2014	—	—	—	—	—	—	26,695	—	—	1,875,057
Special RSU Award(4)	2/12/2014	—	—	—	—	—	—	28,474	—	—	2,000,014
Performance Share Award(4)(5)	2/12/2014	—	—	—	252	53,389	106,778	—	—	—	3,750,043

David S. Wichmann
Annual Cash Incentive Award(2)	—	1,215,000	1,350,000	2,700,000	—	—	—	—	—	—	—
2014-16 Long-Term Incentive Award(3)	—	2,461	521,795	1,043,590	—	—	—	—	—	—	—
Stock Option Award(4)	2/12/2014	—	—	—	—	—	—	—	50,351	70.24	1,124,841
RSU Award(4)	2/12/2014	—	—	—	—	—	—	16,017	—	—	1,125,034
Special RSU Award(4)	2/12/2014	—	—	—	—	—	—	42,711	—	—	3,000,021
Performance Share Award(4)(5)	2/12/2014	—	—	—	151	32,034	64,068	—	—	—	2,250,068

Larry C. Renfro
Annual Cash Incentive Award(2)	—	1,215,000	1,350,000	2,700,000	—	—	—	—	—	—	—
2014-16 Long-Term Incentive Award(3)	—	2,461	521,795	1,043,590	—	—	—	—	—	—	—
Stock Option Award(4)	2/12/2014	—	—	—	—	—	—	—	50,351	70.24	1,124,841
RSU Award(4)	2/12/2014	—	—	—	—	—	—	16,017	—	—	1,125,034
Special RSU Award(4)	2/12/2014	—	—	—	—	—	—	42,711	—	—	3,000,021
Performance Share Award(4)(5)	2/12/2014	—	—	—	151	32,034	64,068	—	—	—	2,250,068

Marianne D. Short
Annual Cash Incentive Award(2)	—	675,000	750,000	1,500,000	—	—	—	—	—	—	—
2014-16 Long-Term Incentive Award(3)	—	1,854	392,949	785,898	—	—	—	—	—	—	—
Stock Option Award(4)	2/12/2014	—	—	—	—	—	—	—	33,568	70.24	749,909
RSU Award(4)	2/12/2014	—	—	—	—	—	—	10,678	—	—	750,023
Special RSU Award(4)	2/12/2014	—	—	—	—	—	—	14,237	—	—	1,000,007
Performance Share Award(4)(5)	2/12/2014	—	—	—	101	21,356	42,712	—	—	—	1,500,045

Eric S. Rangen
Annual Cash Incentive Award(2)	—	270,000	300,000	600,000	—	—	—	—	—	—	—
Stock Option Award(4)	2/12/2014	—	—	—	—	—	—	—	11,190	70.24	249,985
RSU Award(4)	2/12/2014	—	—	—	—	—	—	3,560	—	—	250,054
Performance Share Award(4)(5)	2/12/2014	—	—	—	34	7,119	14,238	—	—	—	500,039

Gail K. Boudreaux
Annual Cash Incentive Award(2)	—	1,215,000	1,350,000	2,700,000	—	—	—	—	—	—	—
2014-16 Long-Term Incentive Award(3)	—	2,123	450,000	900,000	—	—	—	—	—	—	—
Stock Option Award(4)	2/12/2014	—	—	—	—	—	—	—	50,351	70.24	1,124,841
RSU Award(4)	2/12/2014	—	—	—	—	—	—	16,017	—	—	1,125,034
Special RSU Award(4)	2/12/2014	—	—	—	—	—	—	42,711	—	—	3,000,021
Performance Share Award(4)(5)	2/12/2014	—	—	—	151	32,034	64,068	—	—	—	2,250,068

*
Please see "Compensation Discussion and Analysis" above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table.

(1)
The actual value to be realized by a named executive officer depends upon the appreciation in value of the Company's stock and the length of time the award is held. No value will be realized with respect to any stock option award if the Company's stock price does not increase following the grant date. For a description of the assumptions used in computing grant date fair value for stock option awards pursuant to FASB ASC Topic 718, see Note 11 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. The grant date fair value of each RSU award and targeted grant date value of each performance share award was computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date.

(2)
Amounts represent estimated payouts of annual cash incentive awards granted under our Executive Incentive Plan in 2014. The Executive Incentive Plan permits a maximum annual bonus pool for executive officers equal to 2% of the Company's net income (as defined in the plan) and no executive officer may receive more than 25% of such annual bonus pool. The Compensation Committee has generally limited annual cash incentive payouts to not more than two times the target amount, and the maximum amounts shown for each named executive officer equal two times each executive officer's target amount. For Messrs. Wichmann and Renfro and Ms. Boudreaux, the Compensation Committee determined to pay an annual cash incentive award for 2014 of $3,000,000 each (equal to 222% of their target amount) as discussed in the "Compensation Discussion and Analysis" section. In order for any amount to be paid, the Company must achieve approved performance measures of (i) revenue, (ii) operating income, (iii) cash flow, (iv) consumer, customer and physician satisfaction, (v) employee engagement and (vi) employee teamwork. The estimated threshold award represents the amount that may be paid if threshold performance is achieved on each of the performance measures. Once threshold performance is achieved, the Compensation Committee has the discretion to pay an award. The actual annual cash incentive amounts earned in connection with the 2014 awards are reported in the 2014 Summary Compensation Table.

(3)
Amounts represent estimated future payouts of long-term cash incentive awards granted under our Executive Incentive Plan in 2014 for the 2014-2016 performance period to be paid in 2017. The Executive Incentive Plan permits a maximum long-term bonus pool for executive officers equal to 2% of the Company's average net income (as defined in the plan) during the performance period and no executive officer may receive more than 25% of such long-term bonus pool. The Compensation Committee has limited the long-term cash incentive payout maximum amount to not more than two times each named executive officer's target amount, which is reflected in the maximum payout column. In 2014, upon recommendation by management, the Compensation Committee approved a cumulative EPS measure and an average ROE measure for the 2014-2016 incentive period, either one of which must be achieved before the threshold amount shown above becomes earned and payable. Each measure is weighted equally. The Compensation Committee will determine whether the goals have been achieved at the end of the performance period. The estimated threshold award represents the amount that may be paid if threshold performance on one of the performance measures is exceeded. Once threshold performance is achieved, the Compensation Committee has the discretion to pay an award ranging from 0% up to a maximum of 200% of target. The estimated threshold, target and maximum awards listed in the table were computed based on participants' estimated average salary over the 2014-2016 performance period. This three year average salary was determined using their actual 2014 salary earned with their current salary used to estimate their 2015 and 2016 salaries.

(4)
Amounts represent grants under the 2011 Plan with the terms set forth below. In addition, the RSUs and Special RSUs are eligible to receive dividend equivalents, which are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest. No dividend equivalents are paid on performance shares.

Award Type and Vesting Terms	Termination Provisions
Stock Option Award (4-year ratable vesting)	• Unless the executive officer is retirement eligible, award is subject to earlier termination upon certain events related to termination of employment.
• Unvested award will vest in full upon death or disability.
RSU Award (4-year ratable vesting*)

•

Unvested award will vest in full if, within two years of a change in control, an executive terminates employment for Good Reason or is terminated without Cause (i.e., "double trigger" vesting), as these terms are defined in the award agreement.

Special RSU Award (3-year cliff vesting*)	• Award may continue to vest following retirement, if the executive officer is retirement eligible, or over any severance period following termination of employment.

Performance Share Award (4-year ratable vesting)

•

The target number of performance shares will immediately vest upon a change in control.

•

If the executive officer is retirement eligible, upon retirement the full number of performance shares that are earned at the end of the performance period will vest as if the executive officer had been continuously employed throughout the entire performance period, provided the executive officer had served for at least one year of the performance period.

•

Upon death, disability or termination of employment for Good Reason or other than for Cause (as these terms are defined in the award agreement), the executive officer will receive at the end of the applicable performance period, a pro rata number of performance shares that are earned based on the number of full months employed plus, if applicable, the number of months for any severance period.

  *
  Except as provided in footnote 4 to the Outstanding Equity Awards at 2014 Fiscal Year-End table with respect to Mr. Hemsley.
(5)
Amounts represent the estimated future number of performance shares that may be earned under our 2011 Plan at each of the threshold, target and maximum levels. The performance share award will be paid out in shares of Company common stock. The number of performance shares that the executive officer will receive will be determined at the conclusion of the 2014-2016 performance period and will be dependent upon the Company's achievement of a cumulative EPS measure and an average ROE measure approved by the Compensation Committee. The Compensation Committee has the discretion to reduce the number of performance shares an executive officer is entitled to receive. The estimated threshold award represents the number of performance shares that may be awarded if threshold performance is achieved on one of the performance measures.

Outstanding Equity Awards at 2014 Fiscal Year-End

          The following table presents information regarding outstanding equity awards held at the end of fiscal year 2014 by our named executive officers.

	Option/SAR Awards					Stock Awards
Name	Date of Option/ SAR Grant	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Option/ SAR Exercise/ Grant Price ($)	Option/ SAR Expiration Date(1)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(2)
Stephen J. Hemsley	2/12/2014	—	83,918(3)	70.2400	2/12/2024	2/12/2014	25,900(4)	2,618,231	—	—
	2/6/2013	24,828	74,484(3)	57.3800	2/6/2023	2/12/2014	27,627(5)	2,792,813	—	—
	2/9/2010	114,036	—	33.0000	2/9/2020	2/12/2014	—	—	53,389(6)	5,397,094
	2/23/2009	169,683	—	29.7400	2/23/2019	2/6/2013	25,309(4)	2,558,487	—	—
	1/31/2006	200,000	—	59.4200	1/31/2016	2/6/2013	—	—	65,354(6)	6,606,636
	—	—	—	—	—	2/7/2012	23,485(7)	2,374,099	—	—

David S. Wichmann	2/12/2014	—	50,351(3)	70.2400	2/12/2024	2/12/2014	16,279(4)	1,645,644	—	—
	2/6/2013	14,896	44,691(3)	57.3800	2/6/2023	2/12/2014	43,409(5)	4,388,216	—	—
	2/9/2010	76,024	—	33.0000	2/9/2020	2/12/2014	—	—	32,034(6)	3,238,317
	2/23/2009	113,122	—	29.7400	2/23/2019	2/6/2013	15,187(4)	1,535,254	—	—
	6/5/2008	203,642	—	33.9400	6/5/2018	2/6/2013	—	—	39,213(6)	3,964,042
	5/28/2007	25,000	—	54.4100	5/28/2017	2/7/2012	15,098(7)	1,526,257	—	—
	5/28/2007	150,000	—	54.4100	5/28/2017	2/9/2011	63,030(8)	6,371,703	—	—
	5/2/2006	150,000	—	48.5800	5/2/2016	—	—	—	—	—
	10/31/2005	65,000	—	59.0000	10/31/2015	—	—	—	—	—
	5/2/2005	25,000	—	49.7886	5/2/2015	—	—	—	—	—
	5/2/2005	75,000	—	48.3550	5/2/2015	—	—	—	—	—

Larry C. Renfro	2/12/2014	—	50,351(3)	70.2400	2/12/2024	2/12/2014	16,279(4)	1,645,644	—	—
	2/6/2013	14,896	44,691(3)	57.3800	2/6/2023	2/12/2014	43,409(5)	4,388,216	—	—
	—	—	—	—	—	2/12/2014	—	—	32,034(6)	3,238,317
	—	—	—	—	—	2/6/2013	15,187(4)	1,535,254	—	—
	—	—	—	—	—	2/6/2013	—	—	39,213(6)	3,964,042
	—	—	—	—	—	2/7/2012	15,098(7)	1,526,257	—	—
	—	—	—	—	—	2/9/2011	63,030(8)	6,371,703	—	—

Marianne D. Short	2/12/2014	—	33,568(3)	70.2400	2/12/2024	2/12/2014	10,853(4)	1,097,130	—	—
	2/6/2013	13,241	39,726(3)	57.3800	2/6/2023	2/12/2014	14,470(5)	1,462,772	—	—
	—	—	—	—	—	2/12/2014	—	—	21,356(6)	2,158,878
	—	—	—	—	—	2/6/2013	26,996(4)	2,729,026	—	—
	—	—	—	—	—	2/6/2013	—	—	17,428(6)	1,761,797

Eric S. Rangen	2/12/2014	—	11,190(3)	70.2400	2/12/2024	2/12/2014	3,618(4)	365,744	—	—
	2/6/2013	—	9,932(3)	57.3800	2/6/2023	2/12/2014	—	—	7,119(6)	719,660
	—	—	—	—	—	2/6/2013	3,375(4)	341,179	—	—
	—	—	—	—	—	2/6/2013	—	—	8,714(6)	880,898
	—	—	—	—	—	2/7/2012	3,356(7)	339,258	—	—

Gail K. Boudreaux	2/12/2014	—	50,351(3)	70.2400	2/12/2024	2/12/2014	16,279(4)	1,645,644	—	—
	2/6/2013	14,896	44,691(3)	57.3800	2/6/2023	2/12/2014	43,409(5)	4,388,216	—	—
	—	—	—	—	—	2/12/2014	—	—	32,034(6)	3,238,317
	—	—	—	—	—	2/6/2013	15,187(4)	1,535,254	—	—
	—	—	—	—	—	2/6/2013	—	—	39,213(6)	3,964,042
	—	—	—	—	—	2/7/2012	15,098(7)	1,526,257	—	—
	—	—	—	—	—	2/9/2011	63,030(8)	6,371,703	—	—

(1)
The expiration date shown is the latest date that stock options/SARs may be exercised. Stock options/SARs may terminate earlier in certain circumstances, such as in connection with the named executive officer's termination of employment.

(2)
Based on the per share closing market price of our common stock on December 31, 2014 of $101.09.

(3)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date.

(4)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date, other than for retirement eligible executive officers. A portion of a retirement eligible executive officer's award that otherwise would have vested on the next specified vesting date is cancelled to pay applicable FICA taxes owed by the executive officer. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. Mr. Hemsley is retirement eligible. These RSUs are eligible to and did receive dividend equivalents converted into additional shares; accordingly, the number of shares shown has been rounded to the nearest whole share. For more information on RSUs cancelled in 2014, please see the 2014 Option Exercises and Stock Vested table.

(5)
Vest 100% on February 12, 2017. These RSUs are eligible to and did receive dividend equivalents converted into additional shares; accordingly, the number of shares shown has been rounded to the nearest whole share.

(6)
Vest 100% at the end of the three-year performance period. The number of performance shares that the executive officer will receive is dependent upon the achievement of a cumulative EPS measure and an average ROE measure approved by the Compensation Committee. The number of performance shares reported above for grants made in 2014 and 2013 is at the target number established by the Compensation Committee because we currently believe that is the probable outcome of the performance conditions based on the Company's performance through December 31, 2014.

(7)
Vest 33 1/3% on December 28, 2012, February 7, 2014 and February 7, 2015, other than for retirement eligible executive officers. A portion of a retirement eligible executive officer's award that otherwise would have vested on the next specified vesting date is cancelled to pay applicable FICA taxes owed by the executive officer. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. Mr. Hemsley was retirement eligible on the grant date. These RSUs are eligible to and did receive dividend equivalents converted into additional shares; accordingly, the number of shares shown has been rounded to the nearest whole share.

(8)
Vest 100% on the fourth anniversary of the grant date. These RSUs are eligible to and did receive dividend equivalents converted into additional shares; accordingly, the number of shares shown has been rounded to the nearest whole share.

2014 Option Exercises and Stock Vested

        The following table presents information regarding the exercise of stock options during fiscal year 2014 by our named executive officers and vesting of restricted stock awards held by our named executive officers for fiscal year 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen J. Hemsley	850,000(2)	45,569,049(3)	171,140(2)	15,199,680(4)(5)

David S. Wichmann	—	—	109,154(2)	9,663,882(4)

Larry C. Renfro	168,824	7,563,648(3)	109,154	9,663,882(4)

Marianne D. Short	—	—	8,854	627,483(4)

Eric S. Rangen	22,316	829,538(3)	24,467	2,162,565(4)

Gail K. Boudreaux	19,006	818,398(3)	109,154	9,663,882(4)

(1)
Computed by determining the market value per share of the shares acquired based on the difference between: (a) the per share market value of our common stock at exercise, defined as the closing price on the date of exercise, or the weighted average selling price if same-day sales occurred, and (b) the exercise price of the stock options.

(2)
Messrs. Hemsley and Wichmann retained all shares acquired upon the exercise of stock options and vesting of restricted stock awards during 2014.

(3)
The value was computed as described in footnote 1 above and was based on the following:

Name	Date of Award	Exercise Date	Number of Options Exercised	Stock Splits Since Date of Award	Market Price at Exercise	Exercise Price
Stephen J. Hemsley	2/3/2005	12/18/2014	450,000	2:1	$102.24	$45.2800
	2/3/2005	12/18/2014	150,000	2:1	$102.24	$55.3583
	5/2/2005	12/18/2014	187,500	2:1	$102.24	$48.3550
	5/2/2005	12/18/2014	62,500	2:1	$102.24	$57.4183

Larry C. Renfro	2/3/2009	2/25/2014	92,800	—	$76.01	$29.7400
	2/9/2010	2/25/2014	76,024	—	$76.01	$33.0000

Eric S. Rangen	2/6/2013	2/19/2014	3,310	—	$73.55	$57.3800
	2/9/2010	2/19/2014	19,006	—	$73.83	$33.0000

Gail K. Boudreaux	2/9/2010	2/27/2014	19,006	—	$76.06	$33.0000

(4)
Reflects the vesting of a portion of the RSUs granted. The value realized on vesting was computed based on the following:

Name	Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
Stephen J. Hemsley	2/9/2010	2/9/2014	11,363	$71.36	$810,864
	2/9/2011	2/9/2014	28,941	$71.36	$2,065,230
	2/7/2012	2/7/2014	23,107	$71.36	$1,648,916
	2/6/2013	2/6/2014	6,972	$70.87	$494,106

David S. Wichmann	2/9/2010	2/9/2014	7,576	$71.36	$540,623
	2/9/2011	2/9/2014	18,605	$71.36	$1,327,653
	2/7/2012	2/7/2014	14,855	$71.36	$1,060,053
	2/6/2013	2/6/2014	4,980	$70.87	$352,933

Larry C. Renfro	2/9/2010	2/9/2014	7,576	$71.36	$540,623
	2/9/2011	2/9/2014	18,605	$71.36	$1,327,653
	2/7/2012	2/7/2014	14,855	$71.36	$1,060,053
	2/6/2013	2/6/2014	4,980	$70.87	$352,933

Marianne D. Short	2/6/2013	2/6/2014	8,854	$70.87	$627,483

Eric S. Rangen	2/9/2010	2/9/2014	1,894	$71.36	$135,156
	2/9/2011	2/9/2014	4,135	$71.36	$295,074
	2/7/2012	2/7/2014	3,301	$71.36	$235,559
	2/6/2013	2/6/2014	1,106	$70.87	$78,382

Gail K. Boudreaux	2/9/2010	2/9/2014	7,576	$71.36	$540,623
	2/9/2011	2/9/2014	18,605	$71.36	$1,327,653
	2/7/2012	2/7/2014	14,855	$71.36	$1,060,053
	2/6/2013	2/6/2014	4,980	$70.87	$352,933

Also reflects the performance shares earned for the 2012-2014 performance period that ended on December 31, 2014 because performance targets were met. The value shown as realized on December 31, 2014 is based on the number of shares earned for the 2012-2014 performance period using the per share closing market price of our common stock on

  December 31, 2014, although shares were not issued until Compensation Committee certification of results on February 10, 2015:

Name	Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price at End of Performance Period	Value Realized on Vesting
Stephen J. Hemsley	2/7/2012	12/31/2014	98,213	$101.09	$9,928,352
David S. Wichmann	2/7/2012	12/31/2014	63,138	$101.09	$6,382,620
Larry S. Renfro	2/7/2012	12/31/2014	63,138	$101.09	$6,382,620
Eric S. Rangen	2/7/2012	12/31/2014	14,031	$101.09	$1,418,394
Gail K. Boudreaux	2/7/2012	12/31/2014	63,138	$101.09	$6,382,620
(5)
Also reflects the cancellation on December 17, 2014 of 2,544 RSUs granted on February 12, 2014 with a value of $252,212 for the payment of FICA tax liability. The value realized was computed based on a closing stock price of $99.14 on December 17, 2014.

2014 Pension Benefits

        The following table presents information regarding the present value of accumulated benefits payable under our non-qualified defined-benefit pension plans covering our named executive officers for fiscal year 2014.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stephen J. Hemsley	Individual Agreement for Supplemental Executive Retirement Pay	—(1)	10,703,229(1)	—

David S. Wichmann	N/A	—	—	—

Larry C. Renfro	N/A	—	—	—

Marianne D. Short	N/A	—	—	—

Eric S. Rangen	N/A	—	—	—

Gail K. Boudreaux	N/A	—	—	—

(1)
Upon termination of Mr. Hemsley's employment for any reason, a lump-sum benefit of $10,703,229 will be paid six months and one day after his termination. In the event of Mr. Hemsley's death prior to payment of his entire supplemental retirement benefit, his surviving spouse will receive any unpaid benefit. The dollar amount of this lump sum benefit was frozen in 2006 and will not vary, regardless of Mr. Hemsley's age, years of service or average compensation at the time of his actual termination.

2014 Non-Qualified Deferred Compensation

        The following table presents information as of the end of 2014 regarding the non-qualified deferred compensation arrangements for our named executive officers for fiscal year 2014.

Name (a)	Executive Contributions in Last FY ($)(1)(2) (b)	Registrant Contributions in Last FY ($)(1)(3) (c)	Aggregate Earnings in Last FY ($)(4) (d)	Aggregate Withdrawals/ Distributions ($)(5) (e)	Aggregate Balance at Last FYE ($)(5) (f)
Stephen J. Hemsley	186,000	93,000	71,204	—	9,544,901

David S. Wichmann	159,000	79,500	508,337	—	4,283,166

Larry C. Renfro	54,000	27,000	16,107	—	433,423

Marianne D. Short	251,507	43,151	7,925	—	363,738

Eric S. Rangen	286,708	20,250	335,768	—	3,628,299

Gail K. Boudreaux	178,000	61,500	83,642	—	2,048,999

(1)
All amounts in these columns have been reported as compensation in the 2014 Summary Compensation Table.

(2)
Named executive officers are eligible to participate in our Executive Savings Plan, which is a non-qualified deferred compensation plan. Under the plan, employees may generally defer up to 80% of their eligible annual base salary (100% prior to January 1, 2007) and up to 100% of their annual and long-term cash incentive awards. Amounts deferred, including Company credits, are credited to a bookkeeping account maintained for each participant, and are distributable pursuant to an election made by the participant as to time and form of payment that is made prior to the time of deferral. The Company maintains a Rabbi Trust for the plan. The Company's practice is to set aside amounts in the Rabbi Trust to be used to pay for all benefits under the plan, but the Company is under no obligation to do so except in the event of a change in control.

(3)
For the first 6% of the employee's base salary and annual incentive award deferrals under our Executive Savings Plan, the Company provides a matching credit of up to 50% of amounts deferred at the time of each deferral. This matching credit does not apply to deferrals of long-term cash incentive awards or other special incentive awards.

(4)
Amounts deferred are credited with earnings from measuring investments selected by the employee from a collection of unaffiliated mutual funds identified by the Company. The Executive Savings Plan does not credit above-market earnings or preferential earnings to amounts deferred. The returns on the mutual funds available to employees during 2014 ranged from –4.17% to 13.79%, with a median return of 4.92% for the year ended December 31, 2014. Employees may change their selection of measuring investments on a daily basis.

(5)
Under our Executive Savings Plan, unless an employee in the plan elects to receive distributions during the term of his or her employment with the Company, benefits will be paid no earlier than at the beginning of the year following the employee's termination. However, upon a showing of severe financial hardship, an employee may be allowed to access funds in his or her deferred compensation account earlier. Benefits can be received either as a lump sum payment, in five or ten annual installments, in pre-selected amounts and on pre-selected dates, or a combination thereof. An employee may change his or her election with respect to the timing and form of distribution for such deferrals under certain conditions. However, for deferrals relating to services performed on or after January 1, 2004, employees may not accelerate the timing of the distributions.

(6)
This column includes the amounts shown in columns (b) and (c) as well as the following amounts reported in the summary compensation table for prior years:

Name	Amount Previously Reported
Stephen J. Hemsley	$6,989,476
David S. Wichmann	$1,521,362
Larry C. Renfro	$ 293,037
Marianne D. Short	$ 266,219
Eric S. Rangen	—
Gail K. Boudreaux	$1,190,712

Executive Employment Agreements

        We have entered into an employment agreement with each of the named executive officers. The following is a summary of the material terms of those agreements.

Stephen J. Hemsley

        On November 7, 2006, the Board of Directors entered into an employment agreement with Mr. Hemsley to serve as CEO. On December 14, 2010, the employment agreement was amended to extend the employment period to December 1, 2014. The employment agreement extends automatically for additional one-year periods after December 1, 2014 unless sooner terminated in accordance with the terms of the employment agreement.

During the period of his employment, the Board of Directors will nominate Mr. Hemsley for election to the Board of Directors by the shareholders of the Company.

        Under the employment agreement, Mr. Hemsley receives a base salary of $1,300,000, with any increases at the sole discretion of the Compensation Committee and ultimately the independent members of the Board of Directors. The employment agreement does not set any minimum or target level for any bonus or other incentive compensation. All bonus and incentive compensation awards are solely at the discretion of the Compensation Committee. Mr. Hemsley is eligible to participate in the Company's generally available employee benefit programs.

        Upon termination of Mr. Hemsley's employment for any reason, he is entitled to a previously accrued and vested lump sum supplemental retirement benefit of $10,703,229 to be paid six months and one day after his termination.

        If Mr. Hemsley's employment is terminated by the Company without Cause, other than upon expiration of the term of the employment agreement, or by Mr. Hemsley for Good Reason, the Company will pay Mr. Hemsley a lump sum in an amount equal to his annual base salary for 12 months.

        If Mr. Hemsley's employment is terminated because of his death or permanent disability, the Company will pay him or his beneficiaries a lump sum in an amount equal to two years' total compensation of base salary plus the average bonus for the last two calendar years, excluding any special or one- time bonus or incentive compensation payments.

        If Mr. Hemsley's employment is terminated by the Company for Cause, by Mr. Hemsley without Good Reason or because of his retirement or upon expiration of the term of the employment agreement, he will not be entitled to any further compensation from the Company other than earned but unpaid salary and benefits.

        As defined in the employment agreement, "Cause" generally means willful and continued failure to perform his duties after written notice and a failure to remedy the deficiency, a violation of the Company's Code of Conduct that is materially detrimental to the Company and is not remedied after written notice, engaging in fraud, material dishonesty or gross misconduct in connection with the Company's business, conviction of a felony or willful and material breach of the employment agreement that is not remedied after written notice. As defined in the employment agreement, "Good Reason" generally means an assignment of duties inconsistent with his position or duties or other diminution of duties, a relocation of primary work location by more than 25 miles, failure by the Board of Directors to elect Mr. Hemsley as CEO, failure by the Board of Directors to nominate Mr. Hemsley to serve on the Board of Directors, the Company's failure to pay or provide Mr. Hemsley's base salary, incentive compensation or other benefits, or any other material breach of Mr. Hemsley's employment agreement that is not remedied.

        Pursuant to the employment agreement, Mr. Hemsley is subject to provisions prohibiting his solicitation of the Company's employees and customers or competing with the Company during the term of the employment agreement and the longer of two years following termination or the period that severance payments are made to him under the employment agreement. In addition, he is prohibited at all times from disclosing confidential information related to the Company.

David S. Wichmann, Larry C. Renfro, Marianne D. Short and Eric S. Rangen

        Messrs. Wichmann and Renfro and Ms. Short report to the CEO of the Company, and Mr. Rangen reports to the CFO of the Company. Messrs. Wichmann, Renfro and Rangen and Ms. Short receive base salaries with any adjustments at the discretion of the Compensation Committee. These executive officers are eligible to participate in the Company's incentive compensation plans. The target and maximum amount of any actual bonus payable to each executive officer is in the discretion of the Compensation Committee. These executive officers also are eligible to receive stock-based awards in the discretion of the Compensation Committee and to participate in the Company's generally available employee benefit programs. During the term of their respective employment, in addition to the Company's generally available benefits, the Company will provide to Messrs. Wichmann and Renfro and Ms. Short, at the Company's expense, a $2 million face value term life insurance policy. In addition, the executive officers also participate in a long-term disability policy, at the Company's expense, which provides an annual benefit that covers 60% of eligible base salary in the event of a qualifying long-term disability, subject to the terms of the policy.

        The employment agreements for Ms. Short and Mr. Rangen also contain provisions for equity awards and bonuses in connection with commencement of employment. In addition, the employment agreement for Mr. Renfro (a) states that for purposes of determining his eligibility for retirement, he will receive two years of service credit for each year he remains employed with the Company after age 59 and (b) clarifies that he will be deemed eligible for retirement if, prior to otherwise becoming eligible for retirement, his employment is terminated by the Company without Cause or he resigns for Good Reason. The employment agreements for Messrs. Wichmann and Renfro provide that Messrs. Wichmann and Renfro may use the Company's corporate aircraft for reasonable non-business use provided that they reimburse the Company for the full incremental costs associated with such use.

        Each employment agreement and each executive officer's employment may be terminated (a) by mutual agreement (b) by the Company with or without Cause, (c) by the executive officer and (d) upon the executive officer's death or disability that renders him or her incapable of performing the essential functions of his or her job, with or without reasonable accommodation. Messrs. Wichmann and Renfro and Ms. Short may also terminate their employment agreements and employment at any time for Good Reason. If employment of Messrs. Wichmann or Renfro or Ms. Short is terminated by the Company without Cause or by the executive officer for Good Reason, the Company will provide the executive officer with outplacement services consistent with those provided to similarly situated executives and pay the executive officer severance compensation equal to the sum of (a) 200% of his or her annualized base salary as of his or her termination date, (b) 200% of the average of his or her last two calendar year bonuses, excluding any equity awards and any special or one-time bonus or incentive compensation payments, and (c) $12,000 to offset the costs of benefit continuation coverage. The employment agreement for Mr. Rangen provides that if his employment is terminated by the Company without Cause, the Company will provide him with outplacement services consistent with those provided to similarly situated executives and pay severance compensation equal to the sum of (a) his annualized base salary as of his termination date, (b) the average of his last two calendar year bonuses, excluding any equity awards, payments under any long-term or similar benefit plan and any special or one-time bonus or incentive compensation payments, and (c) $5,000 to offset the costs of benefit continuation coverage. The severance compensation will be payable over a 24-month period for Mr. Wichmann and Ms. Short and will be payable over a 12-month period for Messrs. Renfro and Rangen.

        For purposes of each applicable employment agreement, "Cause" generally means (a) material failure to follow the Company's reasonable direction or to perform any duties reasonably required on material matters, (b) a material violation of, or failure to act upon or report known or suspected violations of, the Company's Code of Conduct, (c) conviction of a felony, commission of any criminal, fraudulent or dishonest act or any conduct that is materially detrimental to the interests of the Company, or (d) material breach of the employment agreement. The employment agreements for Messrs. Wichmann and Renfro and Ms. Short provide that the Company will, within 120 days of the discovery of the conduct constituting Cause, give the executive officer written notice specifying in reasonable detail the conduct constituting Cause and the executive officer will have 60 days to remedy the conduct, if the conduct is reasonably capable of being remedied and that in any instance where the Company may have grounds for Cause, failure by the Company to provide written notice of the grounds for Cause within 120 days of discovery will be a waiver of its right to assert the subject conduct as a basis for termination for Cause.

        For purposes of each applicable employment agreement, "Good Reason" will generally exist if the Company (a) reduces the executive officer's base salary or long- or short-term target bonus percentage other than in connection with a general reduction affecting a group of similarly situated employees, (b) moves the executive officer's primary work location more than 50 miles, (c) makes changes that substantially diminish the executive officer's duties or responsibilities, or (d) changes the executive officer's reporting relationship (except that "Good Reason" will also exist for Mr. Renfro if the Company makes a change so that he no longer holds the positions of Vice Chair of the Company and CEO of Optum, Inc. or other equivalent positions). The employment agreement provides that the executive officer must give the Company written notice specifying in reasonable detail the circumstances constituting Good Reason within 120 days of becoming aware of the circumstances, or those circumstances will not constitute Good Reason. If the circumstances constituting Good Reason are reasonably capable of being remedied, the Company will have 60 days to remedy the circumstances.

        Pursuant to their respective employment agreements, each executive officer is prohibited at all times from disclosing confidential information related to the Company. Each executive officer is subject to provisions prohibiting his or her solicitation of the Company's employees or competing with the Company during the term of the employment agreement and for two years following termination for any reason, except Mr. Rangen's prohibitions extend for one year following termination for any reason.

Potential Payments Upon Termination or Change in Control

        The following table describes the potential payments to named executive officers upon termination of employment or a change in control of the Company as of December 31, 2014. Amounts are calculated based on the benefits available to the named executive officers under existing plans and arrangements, including each of their employment agreements described under "Executive Employment Agreements."

	For Good Reason or Not For Cause ($)	Death ($)	Disability ($)	Retirement ($)	Change In Control ($)
Stephen J. Hemsley
Cash Payments	1,300,000	8,400,000	8,400,000	—	—
Annual Cash Incentive(1)	—	4,550,000	4,550,000	4,550,000	—
Long-Term Cash Incentive(2)	—	1,300,000	1,300,000	1,300,000	1,300,000
SERP	10,703,229	10,703,229	10,703,229	10,703,229	10,703,229
Insurance Benefits	—	—	420,000	—	—
Acceleration of Equity(3)	28,191,891	22,391,752	22,391,752	28,191,891	28,191,891

Total(4)	40,195,120	47,344,981	47,764,981	44,745,120	40,195,120

David S. Wichmann
Cash Payments	5,812,000	—	—	—	—
Annual Cash Incentive(1)	—	2,700,000	2,700,000	2,700,000	—
Long-Term Cash Incentive(2)	—	898,419	898,419	898,419	898,419
Insurance Benefits	—	2,000,000	420,000	—	—
Acceleration of Equity(3)	19,025,498	22,695,865	22,695,865	—	26,176,090

Total(4)	24,837,498	28,294,284	26,714,284	3,598,419	27,074,509

Larry C. Renfro
Cash Payments	7,066,614	—	—	—	—
Annual Cash Incentive(1)	—	2,700,000	2,700,000	2,700,000	—
Long-Term Cash Incentive(2)	—	898,419	898,419	898,419	898,419
Insurance Benefits	—	2,000,000	540,000	—	—
Acceleration of Equity(3)	26,176,090	22,695,865	22,695,865	—	26,176,090

Total(4)	33,242,704	28,294,284	26,834,284	3,598,419	27,074,509

Marianne D. Short
Cash Payments	3,012,000	—	—	—	—
Annual Cash Incentive(1)	—	1,500,000	1,500,000	1,500,000	—
Long-Term Cash Incentive(2)	—	743,589	743,589	743,589	743,589
Insurance Benefits	—	2,000,000	420,000	—	—
Acceleration of Equity(3)	7,244,431	9,955,110	9,955,110	—	11,981,560

Total(4)	10,256,431	14,198,699	12,618,699	2,243,589	12,725,149

Eric S. Rangen
Cash Payments	742,500	—	—	—	—
Annual Cash Incentive(1)	—	600,000	600,000	600,000	—
Long-Term Cash Incentive(2)	—	—	—	—	—
Insurance Benefits	—	—	240,000	—	—
Acceleration of Equity(3)	2,136,104	2,652,710	2,652,710	—	3,426,049

Total(4)	2,878,604	3,252,710	3,492,710	600,000	3,426,049

Gail K. Boudreaux
Cash Payments	5,212,000	—	—	—	—
Annual Cash Incentive(1)	—	—	—	—	—
Long-Term Cash Incentive(2)	—	—	—	—	—
Insurance Benefits	—	—	—	—	—
Acceleration of Equity(3)	19,025,498	—	—	—	—

Total(4)	24,237,498	—	—	—	—

(1)
Represents the maximum amount the Compensation Committee may in its discretion determine, but is not required, to pay the executive officer (or the executive officer's estate, if applicable) based upon a pro-rated portion of the award that the executive officer would have received but for the death, disability or retirement, calculated at the achievement of the maximum performance target, as more fully described in footnote 2 to the 2014 Grants of Plan-Based Awards table. For the purposes of this table, the potential amounts have not been pro-rated because the table assumes a death, disability or retirement as of December 31, 2014.

(2)
With respect to "Death," "Disability" and "Retirement," represents the maximum amount the Compensation Committee may in its discretion determine, but is not required, to pay the executive officer (or the executive officer's estate, if applicable) based upon the portion of the incentive periods the executive officer served prior to death, disability or retirement and measurement of Company and executive performance based on performance through the end of the fiscal year of the Company which ends closest to the executive officer's date of death, disability or retirement, calculated at the achievement of the maximum performance target, as more fully described in footnote 3 to the 2014 Grants of Plan-Based Awards table. With respect to "Change in Control," represents the amount payable by the Company or its successor to each executive officer (or to be credited to the named executive officer's account in the Company's Executive Savings Plan if a timely deferral election is in effect), which is a pro-rated portion of the maximum long-term cash incentive award for which the executive officer is eligible for the 2013-2015 and 2014-2016 performance periods.

(3)
Represents the (i) unvested RSUs multiplied by the closing stock price on December 31, 2014 ($101.09), (ii) intrinsic value of the unvested stock options, which is calculated based on the difference between the closing price of our stock on December 31, 2014 ($101.09) and the exercise or grant price of the unvested stock options as of that date, and (iii) the number of performance shares earned if target performance is achieved multiplied by the closing stock price on December 31, 2014 ($101.09). If maximum performance is achieved for the performance shares, the amounts for Acceleration of Equity would be (a) for "For Good Reason or Not for Cause," $40,195,621 for Mr. Hemsley; $26,227,857 each for Mr. Wichmann and Ms. Boudreaux; $33,378,450 for Mr. Renfro; $10,445,547 for Ms. Short; and $3,496,775 for Mr. Rangen; (b) for "Death" and "Disability," $28,595,342 for Mr. Hemsley; $26,417,999 each for Messrs. Wichmann and Renfro; $11,849,334 for Ms. Short; and $3,479,930 for Mr. Rangen; (c) for "Retirement," $40,195,621 for Mr. Hemsley; and (d) for "Change in Control," $40,195,621 for Mr. Hemsley; $33,378,450 each for Messrs. Wichmann and Renfro; $15,902,234 for Ms. Short; and $5,026,607 for Mr. Rangen.

For "For Good Reason or Not for Cause," the amount includes the value of unvested equity awards held by the named executive officer that will not immediately vest upon termination but will continue to vest through any applicable severance. For "Retirement," the amount includes the value of certain unvested equity awards granted in 2013 and 2014 that will continue to vest and be exercisable for a period of five years (but not after the award's expiration date). The value of the awards that will not immediately vest is based on their intrinsic values on December 31, 2014. However, because these awards would continue to vest after termination of employment or retirement, the actual value the named executive officer would receive is not determinable. At December 31, 2014, Mr. Hemsley had met the retirement eligibility provisions. Mr. Renfro's employment agreement provides that he will be deemed retirement eligible if he terminates employment for Good Reason or his employment is terminated by the Company without Cause.

(4)
Does not include value of benefits, plans or arrangements that would be paid or available following termination of employment that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to all salaried employees or accrued balances under any non-qualified deferred compensation plan that is described above.

PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

        The Board of Directors recognizes the significant interest of shareholders in executive compensation matters. As required by the Exchange Act, we are seeking shareholders' views on our executive compensation philosophy and practices through an advisory vote on the following resolution at the Annual Meeting:

  "Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures."

        The Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures appear on pages 18-48 of this proxy statement.

        As discussed in the Compensation Discussion and Analysis, the Board of Directors believes that our executive compensation program attracts and retains highly qualified executives while linking executive compensation directly to Company-wide performance. In deciding how to vote on this proposal, the Board of

Directors asks you to consider the key points with regard to our executive compensation program included in the "Executive Summary" section on pages 17-18 of this proxy statement.

        This advisory proposal, commonly referred to as a "say-on-pay" proposal, is not binding on the Board of Directors. Although the voting results are not binding, the Board and the Compensation Committee will review and consider them when evaluating our executive compensation program. More than 97% of the votes cast were in favor of our executive compensation program at each of our annual meetings since our inaugural vote in 2011. The next say-on-pay advisory vote will occur at our 2016 Annual Meeting of Shareholders. The next advisory vote regarding the frequency of say-on-pay votes will also occur at our 2016 Annual Meeting of Shareholders.

        In addition to our annual advisory vote to approve the Company's executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year where appropriate through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our shareholders.

        For these reasons, the Board of Directors recommends that you vote FOR approval of the compensation of the named executive officers, as disclosed in this proxy statement. Executed proxies will be voted FOR approval of the compensation of the named executive officers unless you specify otherwise.

 DIRECTOR COMPENSATION

        Our director compensation and benefit program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our shareholders. Director compensation reflects our desire to attract, retain and use the expertise of highly qualified people serving on the Company's Board of Directors. The Compensation Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board of Directors. In August 2014, the Compensation Committee, with the advice of its independent compensation consultant, undertook an annual review of the structure and philosophy of the director compensation program. This review analyzed the structure and the overall level and mix of compensation delivered by the Company's director compensation program as compared to the Company's general industry peer group and also the four large managed health care companies. Following this review, the Compensation Committee recommended, and the Board approved, an increase effective as of October 1, 2014 to the annual cash retainer paid to the chair of the Compensation Committee from $15,000 to $20,000 and the elimination of the one-time deferred stock unit grants made to new directors. The Compensation Committee's recommendations, and the Board's subsequent approval, were made after considering the results of the market practices review, the complexity of the Company's structure and operations, and the time and effort required to discharge the Committee Chair's duties.

        The following table highlights the material elements of our director compensation program:

Compensation Element	Compensation	Value
Annual Cash Retainer	$125,000

Annual Audit Committee Chair Cash Retainer	$ 25,000

Annual Compensation Committee Chair Cash Retainer	$ 20,000

Annual Nominating Committee Chair Cash Retainer	$ 15,000

Annual Public Policy Committee Chair Cash Retainer	$ 15,000

Annual Board Chair Cash Retainer	$300,000

Annual Equity Award	$150,000 aggregate fair value of deferred stock units

Equity Conversion Program	Cash compensation converted into deferred stock units at the director's election

Cash Compensation

        Director cash compensation is payable on a quarterly basis in arrears and prorated if the director did not serve the entire quarter. Directors may elect to convert cash compensation into equity or defer receipt of the cash compensation to a later date.

Equity-Based Compensation

        Non-employee directors receive grants of deferred stock units under the 2011 Plan. To continue to align the interests of directors with the long-term interests of our shareholders, each director is required to retain all deferred stock units granted until completion of his or her service on the Board of Directors. Upon completion of service, the deferred stock units convert to an equal number of shares of the Company's common stock. A director may defer receipt of the shares for up to ten years after completion of service.

Annual Equity Award

        Non-employee directors receive an annual grant of deferred stock units having an annual aggregate fair value of $150,000. This grant is in consideration of general service and responsibilities and required meeting preparation. The grants are issued quarterly in arrears on the first business day following the end of each fiscal quarter and prorated if the director did not serve the entire quarter. The number of deferred stock units granted is determined by dividing $37,500 (the quarterly value of the annual equity award) by the closing stock price on the grant date, rounded up to the nearest share. These awards are vested immediately upon grant and must be held until the director's completion of his or her service on the Board of Directors.

Deferred Stock Unit Dividends

        The Company pays dividend equivalents in the form of additional deferred stock units on all outstanding deferred stock units. Dividend equivalents are paid at the same rate and at the same time that dividends are paid to Company shareholders. The dividend equivalents are subject to the same vesting conditions as the underlying grant and must be held until the director's completion of his or her service on the Board of Directors.

Stock Ownership Guidelines

        Under our stock ownership guidelines, we require non-employee directors to achieve ownership of shares of the Company's common stock (excluding stock options, but including vested deferred stock units and vested restricted stock units) having a fair market value equal to five times the directors' annual base cash retainer. Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the Board of Directors, other than directors serving when we last revised the guidelines in August 2010, who must comply with the new stock ownership guidelines by August 2015. All of our non-employee directors have met the stock ownership requirement.

Other Compensation

        We reimburse directors for any out-of-pocket expenses incurred in connection with service as a director. We also provide health care coverage to directors but only if the director is not eligible for coverage under another group health care benefit program. Health care coverage is provided generally on the same terms and conditions as current employees. Upon retirement from the Board of Directors, current directors may continue to obtain health care coverage under benefit continuation coverage, and after the lapse of such coverage, under the Company's post-employment medical plan for up to a total of 96 months if they are otherwise eligible.

        The Company maintains a program through which it will match up to $15,000 of charitable donations made by each director for each calendar year. The directors do not receive any financial benefit from this program because the charitable income tax deductions accrue solely to the Company. Donations under the program may not be made to family trusts, partnerships or similar organizations.

        Our corporate aircraft use policy prohibits personal use of corporate aircraft by any director. Because there is essentially no incremental cost to the Company, however, the policy does permit a director's family member to accompany the director on a business flight on Company aircraft provided a seat is available.

Equity Conversion Program

        Directors may elect to convert any or all director cash compensation earned into deferred stock units, which must be held until completion of his or her service on the Board. The conversion grants are made on the day the eligible cash compensation becomes payable to the director and immediately vest upon grant. If a director elects to convert his or her cash compensation into deferred stock units, he or she receives the number of deferred stock units equal to the cash compensation foregone, divided by the closing price of our common stock on the date of grant, rounded up to the nearest share.

Cash Deferral Plan

        Under our Directors' Compensation Deferral Plan ("Director Deferral Plan"), non-employee directors may elect annually to defer receipt of all or a percentage of their cash compensation. Amounts deferred are credited to a bookkeeping account maintained for each director participant that uses a collection of unaffiliated mutual funds as measuring investments. Subject to certain additional rules set forth in the Director Deferral Plan, a participating director may elect to receive the distribution in one of the following ways:

  •
  an immediate lump sum upon the completion of his or her service on the Board of Directors;

  •
  a series of five or ten annual installments following the completion of his or her service on the Board of Directors;

  •
  a delayed lump sum following either the fifth or tenth anniversary of the completion of his or her service on the Board of Directors; or

  •
  pre-selected amounts to be distributed on pre-selected dates while the director remains a member of the Board of Directors.

2014 Director Compensation Table

        The following table provides summary information for the year ended December 31, 2014 relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2014. Mr. Hemsley and Dr. Bueno are employee directors and do not receive additional compensation for serving as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
William C. Ballard, Jr.	125,000	150,097	—	—	18,000	293,097

Richard T. Burke	425,000	150,097	—	—	23,736	598,833

Robert J. Darretta	125,000	150,123	—	—	3,000	278,123

Michele J. Hooper	140,000	150,097	—	—	18,490	308,587

Rodger A. Lawson	140,000	150,097	—	—	23,679	313,776

Douglas W. Leatherdale	125,000	150,097	—	—	3,000	278,097

Glenn M. Renwick	147,500	150,351	—	—	18,000	315,851

Kenneth I. Shine, M.D.	125,000	150,097	—	—	16,500	291,597

Gail R. Wilensky, Ph.D.	140,000	150,097	—	—	18,000	308,097

(1)
Mr. Darretta and Mr. Renwick elected to convert 2014 cash compensation into 1,551 and 1,861 deferred stock units, respectively. Mr. Leatherdale elected to defer all 2014 cash compensation under the Director Deferral Plan.

(2)
The amounts reported reflect the aggregate grant date fair value of the stock awards granted in 2014 computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. The amounts reported include for each director the aggregate grant date fair value of the annual equity award of deferred stock units granted in quarterly installments. The amounts reflect the value of fractional shares issued with the quarterly installments as we round grants of deferred stock units up to the nearest whole share. For Messrs. Darretta and Renwick, we combined the cash compensation they elected to convert into deferred stock units on a quarterly basis and the value of the quarterly deferred stock unit grant prior to determining the number of deferred stock units to be granted each quarter.

The aggregate grant date fair values of the stock awards granted in 2014 (including, for Messrs. Darretta and Renwick, the deferred stock units issued in lieu of cash compensation) computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date, are as follows:

Name	January 2, 2014 ($)	April 1, 2014 ($)	July 1, 2014 ($)	October 1, 2014 ($)
William C. Ballard, Jr.	37,509	37,565	37,506	37,517
Richard T. Burke	37,509	37,565	37,506	37,517
Robert J. Darretta*	68,754	68,828	68,788	68,753
Michele J. Hooper	37,509	37,565	37,506	37,517
Rodger A. Lawson	37,509	37,565	37,506	37,517
Douglas W. Leatherdale	37,509	37,565	37,506	37,517
Glenn M. Renwick*	72,557	77,748	75,012	75,034
Kenneth I. Shine, M.D.	37,509	37,565	37,506	37,517
Gail R. Wilensky, Ph.D.	37,509	37,565	37,506	37,517

*
Includes the value of deferred stock units issued upon conversion of annual cash retainer as described in footnote 1 above of
$125,000 for Mr. Darretta and $150,000 for Mr. Renwick.

  As of December 31, 2014, our non-employee directors held outstanding deferred stock unit awards as follows:

Name	Deferred Stock Units
William C. Ballard, Jr.	17,474
Richard T. Burke	17,474
Robert J. Darretta	32,736
Michele J. Hooper	23,748
Rodger A. Lawson	15,975
Douglas W. Leatherdale	17,474
Glenn M. Renwick	33,367
Kenneth I. Shine, M.D.	25,773
Gail R. Wilensky, Ph.D.	17,474
(3)
The Company did not grant stock option awards to directors in 2014. As of December 31, 2014, our non-employee directors held outstanding (and unexercised) stock option awards as follows: Mr. Ballard — 113,000 stock options; Mr. Burke — 131,140 stock options; Mr. Darretta — 56,621 stock options; Ms. Hooper — 35,000 stock options; Mr. Leatherdale — 101,750 stock options; Mr. Renwick — 33,929 stock options; Dr. Shine — 1,250 stock options; and Dr. Wilensky — 122,620 stock options.

(4)
The Director Deferral Plan does not credit above-market earnings or preferential earnings to the amounts deferred. There are no measuring investments tied to Company stock performance. The measuring investments are a collection of unaffiliated mutual funds identified by the Company.

(5)
In 2014, the Company matched charitable contributions made by directors to charitable organizations selected by directors pursuant to the Company's Board Matching Program as follows: Mr. Ballard — $15,000; Mr. Burke — $15,000; Ms. Hooper — $15,000; Mr. Lawson — $15,000; Mr. Renwick — $15,000; Dr. Shine — $13,500; and Dr. Wilensky — $15,000. In 2014, the Company also made a $3,000 contribution to a charitable organization selected by each director in lieu of 2013 holiday gifts. We also paid $5,736, $490 and $5,679 in health care premiums on behalf of Mr. Burke, Ms. Hooper and Mr. Lawson, respectively.

PROPOSAL 3 — APPROVAL OF AMENDMENTS TO 2011 STOCK INCENTIVE PLAN

        On February 10, 2015, the Board of Directors approved, subject to shareholder approval, certain amendments (the "Plan Amendments") to the UnitedHealth Group Incorporated 2011 Stock Incentive Plan (the "2011 Plan"). If approved by our shareholders, the Plan Amendments would:

  •
  Increase the number of shares authorized for issuance under the 2011 Plan by 70,000,000 shares;

  •
  Provide that, with respect to any awards other than stock options and SARs granted after shareholder approval of the Plan Amendments, the number of shares available for awards will be reduced by 2.50 shares for each share covered by such award or to which such award relates; and

  •
  Eliminate the 41,332,237 share limit in the 2011 Plan with respect to the number of shares that may be used for awards other than stock options and SARs.

As of March 16, 2015, 15,178,181 shares remained available for future awards under the 2011 Plan.

        The 2011 Plan was approved by our shareholders on May 23, 2011. The purpose of the 2011 Plan is to aid in attracting and retaining employees, management and members of the Board of Directors. The Company desires to motivate them to put forth maximum efforts for the success of the business. The purpose of the Plan Amendments is to permit the Company to continue to grant awards under the 2011 Plan beyond when the currently authorized shares have been exhausted, and to more accurately reflect, in the method of counting awards against authorized shares, the relative value of options and SARs, on the one hand, and full value awards such as restricted shares on the other.

Summary of the 2011 Plan

        A copy of the 2011 Plan, as amended and restated by the Plan Amendments, is attached as Appendix A to this proxy statement. The following summary of the material terms of the 2011 Plan as amended by the Plan Amendments is qualified in its entirety by reference to the full text of the 2011 Plan, as amended.

Key Provisions	Description
Effective Date	The 2011 Plan became effective on May 23, 2011, the date of shareholder approval of the 2011 Plan. The Plan Amendments will become effective upon shareholder approval.

Plan Administration	The Compensation Committee will determine who receives awards, the types and amounts of awards, and the terms and conditions of awards.

Eligible Participants	All employees, officers and directors are eligible to receive equity awards in exchange for their service to the Company. In 2014, actual employee eligibility was limited to 13,229 employees in senior and middle management positions, 23% of whom received awards in 2014. Individual consultants or independent contractors providing services to the Company also are eligible for awards in exchange for their service to the Company. In 2014, no individual consultants or independent contractors received awards.

Plan Duration	No new awards may be granted more than ten years after February 9, 2011, the date the 2011 Plan was approved by the Board of Directors. The term of individual awards may extend beyond this date.

Award Types	Stock options, SARs, performance awards, restricted stock, restricted stock units and other equity-based awards.

Limit on the Amount of Each Type of Award	Special full value awards are limited to 5% of the aggregate number of shares available for grant under the 2011 Plan. Awards to non-employee directors do not count against the limitation on special full value awards. Incentive stock options are limited to 25,000,000 shares.

Key Provisions	Description
Shares Added Back to the Plan	Shares that are forfeited or subject to awards that terminate without any shares being issued will be available again for grant.

Limit on Amount of Awards to One Person	No individual may be granted options and SARs in any one calendar year with respect to more than 5,000,000 shares.

Counting of Shares	With respect to options, SARs and any awards other than options and SARs that were granted prior to the Annual Meeting, the number of shares available for awards under the 2011 Plan will be reduced by one share for each share covered by such award or to which such award relates. If the Plan Amendments are approved, for any awards other than options and SARs that are granted after the Annual Meeting, the number of shares available for awards under the 2011 Plan will be reduced by 2.5 shares for each share covered by such award or to which such award relates.

Terms of Stock Options and SARs	The exercise or grant price of stock options and SARs must not be less than the fair market value of the common stock on the grant date. The term of awards may not exceed ten years.

Minimum Vesting Provisions	Awards without a performance vesting condition may not vest in full until three or more years from the grant date. Awards with a performance vesting condition may not vest in full until one year or more from the grant date.

Terms of Performance Awards	Awards with a performance vesting condition may be denominated or payable in cash, shares of Company common stock, other Company securities, other awards or otherwise as determined by the Compensation Committee. Payouts of these awards will be conditioned upon the achievement of performance goals during performance periods that are determined by the Compensation Committee.

Performance Goals for Performance Awards	The Compensation Committee will establish performance goals for performance awards based on one or more of the following business criteria: earnings per share; cash flow; stock price; total shareholder return; gross revenue; revenue growth; operating income (before or after taxes); net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity, return on invested capital, assets, or net investment; or cost containment or reduction. The Compensation Committee may adjust performance goals to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events that are not foreseen at the time the goals were set, unless the Compensation Committee provides otherwise at the time of establishing the performance goals.

Special Full Value Awards	The Compensation Committee also may grant other awards that are denominated in or otherwise relate to the Company's common stock and establish the terms and conditions of such awards. For example, the Compensation Committee may grant restricted stock or restricted stock units that do not satisfy the minimum vesting conditions described above. These awards are limited to 5% of the aggregate number of shares available for grant under the 2011 Plan.

Key Provisions	Description
Non-Employee Director Awards	The Compensation Committee may grant all types of awards to non-employee directors, though no awards will count against the limitation on the amount of special full value awards. Currently, non-employee directors receive grants of deferred stock units with an annual fair value of $150,000 which must be held until departure from the Board.

Acceleration of Vesting	The Compensation Committee has discretion to accelerate vesting of equity awards. If such acceleration reduces the vesting period of restricted stock or restricted stock units to less than the minimum vesting period specified in the 2011 Plan, then such awards would count as special full value awards.

Transferability of Awards	Generally, awards may be transferred only upon death or pursuant to a domestic relations order. The Compensation Committee, however, may allow for other transfers of awards, except in the case of incentive stock options.

Double-Trigger Vesting	In the event of a corporate transaction (for example, a merger) where the Company does not survive, the vesting of any outstanding awards will generally occur in accordance with the terms of the equity award agreement. The Company's equity award agreements with time-based vesting features include a "double-trigger" provision, which provides for accelerated vesting only if there is a change in control and the participant's employment is terminated without "Cause" or the participant terminates his or her employment for "Good Reason."

Clawback Policy	Awards under the 2011 Plan will be subject to the Company's recoupment, clawback or similar policy as in effect from time to time, as well as similar provisions of applicable law. These policies may require repayment or forfeiture of awards and payouts under certain circumstances. The Company's current clawback policy is discussed under "Potential Impact on Compensation from Executive Misconduct/Compensation Clawbacks" in this proxy statement.

Adjustments	In the event of certain capitalization changes (for example, a stock split), the Compensation Committee will adjust equitably the number of shares available for grant under the 2011 Plan, the number of shares subject to outstanding awards, and purchase or exercise prices.

Amendment and Termination of the Plan	The Board may terminate the 2011 Plan at any time. The Board may also amend the 2011 Plan at any time but cannot, without prior approval of shareholders: materially increase benefits accruing to participants; materially increase the number of shares that may be issued under the 2011 Plan; materially modify the requirements for participation under the 2011 Plan; or make any change to the 2011 Plan where shareholder approval is required under applicable law, stock exchange rules or, under applicable tax law to preserve the intended tax consequences of the 2011 Plan.

Amendment of Awards	The Compensation Committee generally may amend awards or waive conditions to awards, including acceleration of vesting or exercisability in limited circumstances. No amendment, however, may materially adversely affect the holder of an award without that holder's consent. In addition, the Compensation Committee may not reprice options or SARs, or exchange them for cash or new awards with a lower exercise price without shareholder approval.

Key Provisions	Description
No Limit on Other Authority	The 2011 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company's common stock, under any other plan or authority.

Shares Subject to the Plan	238,103,375 shares of common stock, which include the 70,000,000 additional shares covered by the Plan Amendments.

U.S. Tax Treatment of Plan Awards

        The U.S. federal income tax consequences of the 2011 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2011 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

Non-Qualified Stock Options	With respect to non-qualified stock options, the Company is generally entitled to deduct and the award holder recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

Incentive Stock Options	With respect to incentive stock options, the Company is generally not entitled to a deduction and the award holder does not recognize income at the time of exercise, though the award holder may be subject to the U.S. federal alternative minimum tax.

Other Awards	The current federal income tax consequences of other awards authorized under the 2011 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); SARs, cash and stock-based performance awards, dividend equivalents, restricted stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Limitations on Tax Deductions	If an award is accelerated under the 2011 Plan in connection with a "change in control" (as that term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances. As part of the health care legislation enacted in 2010, Section 162(m) was revised as it pertains to compensation paid by health insurers, including the Company. Since 2013, an annual tax deduction limit of $500,000 per person has applied to compensation that we pay to any of our employees and certain service providers. The tax deduction limitation applies whether or not compensation is performance-based or is being provided pursuant to a shareholder-approved plan.

New Plan Benefits

        No awards made under the 2011 Plan prior to the date of the Annual Meeting were subject to shareholder approval of the Plan Amendments. The number and types of awards that will be granted under the 2011 Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth information with respect to grants of non-qualified stock options, restricted stock units and performance shares to the named executive officers, director nominees and the specified groups set forth below under the 2011 Plan as of March 16, 2015. On March 16, 2015, the closing price of our common stock traded on the NYSE was $118.52 per share.

Name and Principal Position	Non-Qualified Stock Options	Restricted Stock Units	Performance Shares
Stephen J. Hemsley Chief Executive Officer	286,908	180,465	259,858

David S. Wichmann President and CFO	183,123	139,569	164,669

Larry C. Renfro Vice Chairman and CEO, Optum	183,123	139,569	164,669

Marianne D. Short Executive Vice President and Chief Legal Officer	120,910	68,286	53,009

Eric S. Rangen Senior Vice President and Chief Accounting Officer	35,521	20,300	34,453

Gail K. Boudreaux Former Executive Vice President and CEO, UnitedHealthcare	109,938	124,411	134,385

William C. Ballard, Jr., Director Nominee	—	9,684	—

Edson Bueno, M.D., Director Nominee	585,241	—	—

Richard T. Burke, Director Nominee	—	9,684	—

Robert J. Darretta, Director Nominee	—	17,620	—

Michele J. Hooper, Director Nominee	—	9,708	—

Rodger A. Lawson, Director Nominee	—	9,602	—

Glenn M. Renwick, Director Nominee	—	18,313	—

Kenneth I. Shine, M.D., Director Nominee	—	9,819	—

Gail R. Wilensky, Ph.D., Director Nominee	—	9,684	—

All executive officers as a group (6 persons)	985,922	638,380	687,728

All non-executive directors as a group (10 persons)	585,241	103,798	—

Each associate of the above-mentioned directors, executive officers or nominees	—	—	—

Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—

All employees (other than executive officers) as a group (4,729 persons)	24,509,260	13,302,861	406,685

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2014 concerning shares of common stock authorized for issuance under all of our equity compensation plans:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (in millions)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions)
Equity compensation plans approved by shareholders(1)	33	$53	39	(2)

Equity compensation plans not approved by shareholders(3)	—	—	—

Total(3)	33	$53	39

(1)
Consists of the 2011 Plan and the UnitedHealth Group 1993 Employee Stock Purchase Plan, as amended.

(2)
Includes 14 million shares of common stock available for future issuance under the Employee Stock Purchase Plan as of December 31, 2014, and 25 million shares available under the 2011 Plan as of December 31, 2014. As of March 16, 2015, 13,314,263 shares of common stock were available for future issuance under the Employee Stock Purchase Plan. Shares available under the 2011 Plan may become the subject of future awards in the form of stock options, SARs, restricted stock, restricted stock units, performance awards and other stock-based awards, except that only 11 million of these shares are available for future grants of awards other than stock options or SARs under the current terms of the 2011 Plan.

(3)
Excludes 15,000 shares of underlying stock options assumed by us in connection with our acquisition of the companies under whose plans the options originally were granted. These options have a weighted-average exercise price of $43 and an average remaining term of approximately 0.4 years. The options are administered pursuant to the terms of the plan under which the options originally were granted. No future awards will be granted under these acquired plans.

        The Board of Directors recommends that you vote FOR approval of the Plan Amendments. Executed proxies will be voted FOR approval of the Plan Amendments unless you specify otherwise.

REINCORPORATION SUMMARY

        The Board of Directors has approved and recommends that our shareholders approve a proposal to change the Company's state of incorporation from Minnesota to Delaware (the "Reincorporation"). If our shareholders approve the proposal, we intend to execute the Reincorporation as soon as practicable by converting to a Delaware corporation as provided by Minnesota law and Delaware law. In this proxy statement, we sometimes refer to the Company as a Minnesota corporation before the Reincorporation as "UnitedHealth Minnesota" and the Company as a Delaware corporation after the Reincorporation as "UnitedHealth Delaware."

        This summary highlights information regarding the Reincorporation. We encourage you to review the entire Reincorporation proposal set forth on pages 61-81.

General Information

        Assuming that shareholders approve the Reincorporation proposal and the Reincorporation becomes effective:

  •
  the Company will become subject to Delaware corporation laws, and the Company's existing Third Restated Articles of Incorporation (the "Minnesota Articles of Incorporation") and Fourth Amended and Restated Bylaws (the "Minnesota Bylaws") will be replaced by a new certificate of incorporation (the "Delaware Certificate of Incorporation") and bylaws (the "Delaware Bylaws"), as described below;

  •
  UnitedHealth Delaware will (a) be deemed to be the same entity as UnitedHealth Minnesota for all purposes under Minnesota and Delaware law, (b) continue to have all of the rights, privileges and powers of UnitedHealth Minnesota, except for the changes that result from being governed by Delaware law, the Delaware Certificate of Incorporation and Delaware Bylaws, (c) continue to possess all of the properties of and debts owed to UnitedHealth Minnesota, and (d) continue to have all of the debts, liabilities and obligations of UnitedHealth Minnesota;

  •
  each outstanding share of UnitedHealth Minnesota common stock will continue as an outstanding share of UnitedHealth Delaware common stock, and each outstanding option, warrant or other right to acquire shares of UnitedHealth Minnesota common stock will continue as an outstanding option, warrant or other right to acquire shares of UnitedHealth Delaware common stock;

  •
  each employee benefit plan, incentive compensation plan or other similar plan of UnitedHealth Minnesota will continue as an employee benefit plan, incentive compensation plan or other similar plan of UnitedHealth Delaware;

  •
  each director or officer of UnitedHealth Minnesota will continue to hold his or her respective office with UnitedHealth Delaware; and

  •
  the name of the Company following the Reincorporation will remain UnitedHealth Group Incorporated.

Effects for Shareholders

        The number of shares of common stock you own, and your proportional percentage ownership of the Company will remain unchanged and will not be affected by the Reincorporation. You do not need to exchange your stock certificates for new stock certificates.

        There will be no income tax impact to you as a result of the Reincorporation. Your basis and duration of holding our shares will be unchanged.

Impact of the Reincorporation on Key Corporate Governance Provisions

        The following is a description of the impact of the Reincorporation on some of the key corporate governance provisions relating to shareholder rights. Please see "Comparison of Shareholder Rights Before and After the Reincorporation" on pages 68-80 for a more complete discussion.

Key Governance Provision	UnitedHealth Minnesota	UnitedHealth Delaware
Majority Voting for Directors	Directors are elected by majority vote, except in the event of a proxy contest	Directors are elected by majority vote, except in the event of a proxy contest

Shareholder Ability to Propose Binding Bylaw Amendments	Only shareholders holding 3% of the Company's outstanding stock may propose bylaw amendments	No restrictions on a shareholder's ability to propose binding bylaw amendments

Shareholder Ability to Act by Written Consent	Shareholders may act by written consent but unanimous written consent is required	Shareholder may act by written consent with consents representing only a majority of the Company's stockholders provided certain procedural requirements are met

Shareholder Ability to Call Special Meeting	Shareholders holding 10% of the Company's outstanding stock may call a special meeting unless the purpose of the special meeting is the election of directors or to cause a change in control of the Company, in which case shareholders must hold 25% of the Company's outstanding stock to call a special meeting	Shareholders holding 25% of the Company's outstanding stock may call a special meeting for any purpose

Shareholder Ability to Amend Articles of Incorporation	Shareholders holding 3% or more of the Company's stock can propose amendments to the Company's articles of incorporation without obtaining Board approval	No ability for shareholders to unilaterally propose amendments to the articles of incorporation; both Board and shareholder approval are required for amendments to the Company's articles of incorporation

Exclusive Jurisdiction Provisions	None	Lawsuits involving derivative claims, fiduciary duty claims and other intra-corporate actions may only be brought in Delaware courts

Fee Shifting Provisions	None	None

Supermajority Voting Requirements	None	None

Poison Pill	None	None

Indemnification of Officers and Directors	Indemnification of officers and directors is mandatory under Minnesota law	Indemnification of officers and directors is permissive; the Company will enter into indemnification agreements with each officer and director

QUESTIONS AND ANSWERS ABOUT THE REINCORPORATION

        We believe that the Reincorporation is in the best interests of the Company and will help maximize shareholder value by allowing the Company to draw upon Delaware's well-established corporate law and principles of corporate governance in making business and legal decisions. The prominence and predictability of Delaware corporate law provides the Company a reliable foundation on which to base its governance decisions. We believe that the Company and our shareholders will benefit from the predictability and responsiveness of Delaware corporate law. Delaware corporate law is frequently updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including Minnesota's corporate law.

        In addition, Delaware courts are highly regarded for their expertise in dealing with corporate legal issues and for producing a substantial body of case law interpreting Delaware corporate law. Because the judicial system is based largely on case law, the abundance of Delaware case law will assist the Board and management in making sound corporate decisions and taking corporate actions with greater assurance of the validity and consequences of those decisions and actions.

        Over 60% of the companies recognized in the 2014 Fortune 500 are incorporated in Delaware. The Reincorporation may help the Company more easily attract and retain qualified directors and executive officers because many such candidates are already familiar with Delaware corporate law, including provisions relating to director and officer indemnification, from their past business experience. In particular, Delaware has well developed and understood case law with respect to the laws relating to director and officer indemnification and fiduciary duties.

1.     How will the Reincorporation be accomplished, and what will the effects be on the Company?

        The Company is currently incorporated in Minnesota and governed by Minnesota law. As a result of the Reincorporation, the Company will be incorporated in Delaware and governed by Delaware law. The Reincorporation will be effected by a plan of conversion, which will provide that we will (a) file articles of conversion in Minnesota and (b) file a certificate of conversion and a certificate of incorporation in Delaware. The plan of conversion and the Delaware certificate of incorporation are attached to this proxy statement as Appendix B and Exhibit A to Appendix B, respectively.

        Upon effectiveness of the Reincorporation, the Company will convert into UnitedHealth Group Incorporated, a Delaware corporation ("UnitedHealth Delaware") and each outstanding share of our common stock will automatically convert into one share of common stock of UnitedHealth Delaware. In addition, upon effectiveness of the Reincorporation, all outstanding options to purchase shares of our common stock and other equity awards relating to our common stock will, without further action, become options or other equity awards, as applicable, of UnitedHealth Delaware, with no change in the exercise price or other terms or provisions of the options or equity awards.

        The number of shares of common stock you own and your proportional percentage ownership of the Company will remain unchanged and will not be affected in any way by the Reincorporation.

        Our business, directors, officers, employees, assets and liabilities and the location of our headquarters and other offices will remain unchanged by the Reincorporation; our name will continue to be "UnitedHealth Group Incorporated", our headquarters will continue to be located in Minnetonka, Minnesota and our shares of common stock will continue to be listed and traded on the NYSE under the symbol "UNH."

2.     Who must approve the Delaware reincorporation?

        The affirmative vote of the holders of a majority of our outstanding common stock is required to approve the Reincorporation in Delaware.

3.     How will the Reincorporation affect my rights as a shareholder?

        Your rights as a shareholder currently are governed by Minnesota law and the provisions of our Third Restated Articles of Incorporation (the "Minnesota Articles of Incorporation") and Fourth Amended and Restated Bylaws (the "Minnesota Bylaws"). As a result of the Reincorporation, you will become a shareholder of UnitedHealth Delaware with rights governed by Delaware law and the provisions of the certificate of incorporation and the bylaws of UnitedHealth Delaware, which will differ in certain respects from your current rights. These important differences are discussed and summarized in this proxy statement under "Proposal 4 — Reincorporation of the Company from Minnesota to Delaware — Comparison of Shareholder Rights Before and After the Reincorporation." Forms of UnitedHealth Delaware's certificate of incorporation and bylaws are attached to this proxy statement as Exhibits A and B to Appendix B, respectively.

4.     Will UnitedHealth Delaware have new "anti-takeover" protection?

        Generally, no. The Reincorporation is not being proposed for anti-takeover reasons. For a comparison of Minnesota's and Delaware's anti-takeover laws, see "Proposal 4 — Reincorporation of the Company from Minnesota to Delaware — Comparison of Shareholder Rights Before and After the Reincorporation — Anti-Takeover Statute."

5.     Who will manage UnitedHealth Delaware?

        The current directors and officers of the Company will become the directors and officers of UnitedHealth Delaware.

6.     Should I send in my stock certificates?

        No. Please do not send us your stock certificates. Following the Reincorporation, stock certificates previously representing our common stock may be delivered in effecting sales (through a broker or otherwise) of shares of UnitedHealth Delaware common stock. It will not be necessary for you to exchange your existing stock certificates for stock certificates of UnitedHealth Delaware, and if you do so, it will be at your own cost.

7.     What are the tax consequences of the reincorporation to me?

        The Reincorporation is intended to be a tax-free reorganization under the U.S. Internal Revenue Code. Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of our capital stock as a result of consummation of the Reincorporation, and no gain or loss will be recognized by us. Generally, you will have the same basis in and holding period with respect to the UnitedHealth Delaware common stock received by you pursuant to the Reincorporation as you have in the shares of our common stock held by you as of immediately prior to Reincorporation. See also "Proposal 4 — Reincorporation of the Company from Minnesota to Delaware — Material U.S. Federal Income Tax Consequences."

8.     Are there dissenters' or appraisal rights?

        The Company's shareholders are not entitled to dissenters' or appraisal rights under Minnesota law in connection with the Reincorporation.

        The Board of Directors recommends that you vote FOR approval of the Company's reincorporation in Delaware. Executed proxies will be voted FOR approval of the reincorporation unless you specify otherwise.

 PROPOSAL 4 — REINCORPORATION OF THE COMPANY FROM MINNESOTA TO DELAWARE

        The Board of Directors has approved and recommends that our shareholders approve this proposal to change the Company's state of incorporation from Minnesota to Delaware (the "Reincorporation"). In this proposal, "UnitedHealth Minnesota" refers to the Company as a Minnesota corporation before the Reincorporation and "UnitedHealth Delaware" refers to the Company as a Delaware corporation after the Reincorporation. Our Board of Directors has approved a plan of conversion attached as Appendix B (the "Plan of Conversion") to effect the Reincorporation. This proposal to approve the Plan of Conversion and effect the Reincorporation will be approved by the Company's shareholders if a majority of the outstanding shares of UnitedHealth Minnesota common stock cast votes in favor of the proposal. Abstentions and broker non-votes will have the same effect of a vote against this proposal.

        If shareholders approve this proposal, the Company will file with the Minnesota Secretary of State articles of conversion (the "Minnesota Articles of Conversion"), which will include as an exhibit the Plan of Conversion. At the same time, the Company will file with the Delaware Secretary of State (a) a certificate of conversion (the "Delaware Certificate of Conversion") and (b) the Delaware Certificate of Incorporation, which will govern the Company as a Delaware corporation, attached as Exhibit A to the Plan of Conversion. In addition, assuming that shareholders approve this proposal and the Minnesota Articles of Conversion, Delaware Certificate of Conversion and Delaware Certificate of Incorporation are filed, UnitedHealth Delaware will adopt the Delaware Bylaws attached as Exhibit B to the Plan of Conversion and enter into an indemnification agreement with each director and executive officer of UnitedHealth Delaware in the form attached as Exhibit C to the Plan of Conversion (the "Delaware Indemnification Agreement").

        The Reincorporation will not affect the respective positions of the Company or its shareholders under the federal securities laws or stock exchange listing rules. The Reincorporation will not affect the trading of the Company's common stock, which will continue to trade on the NYSE under the symbol "UNH." The Company will continue to file periodic reports and other documents as required by the rules and regulations of the SEC and stock exchange listing rules. Shareholders who own shares of UnitedHealth Minnesota common stock that are freely tradable prior to the Reincorporation will continue to hold freely tradable shares in UnitedHealth Delaware after the Reincorporation, and shareholders holding restricted shares of UnitedHealth Minnesota common stock prior to the Reincorporation will continue to hold shares of UnitedHealth Delaware common stock that are subject to the same restrictions after the Reincorporation. Existing shareholders will not be required to exchange existing stock certificates for new stock certificates of UnitedHealth Delaware.

        The Company is not required to obtain any regulatory approvals in advance of the Reincorporation and the Reincorporation will not have any material accounting, financial or tax impacts on the Company.

Reasons for the Reincorporation

        Our Board of Directors believes that the Reincorporation is in the best interests of the Company and will help maximize shareholder value by allowing it to be able to draw upon Delaware's well-established principles of corporate governance in making business and legal decisions. The prominence and predictability of Delaware corporate law provides a reliable foundation on which our governance decisions can be based. We believe that shareholders and the Company will benefit from the responsiveness of Delaware corporate law. Below is a summary of the principal factors the Board of Directors considered in electing to pursue the Reincorporation.

Highly Developed and Predictable Corporate Law

        Delaware has comprehensive and flexible corporate laws that are revised regularly by the Delaware legislature to meet changing business circumstances. The Delaware legislature is sensitive to issues of corporate law and responsive to developments in modern corporate law. Delaware's specialized Chancery Court deals almost exclusively with corporate law and has streamlined procedures and processes to provide relatively quick decisions. In addition, the Delaware Supreme Court, the only Delaware appeals court, is highly regarded and currently includes former Vice Chancellors and corporate practitioners. These courts have considerable expertise in dealing with corporate issues and have developed a substantial and influential body of corporate case law. In contrast, Minnesota does not have a similarly robust body of corporate case law and lacks a similar specialized court established to hear only corporate law cases.

        Over 60% of the Fortune 500 companies are incorporated in Delaware, resulting in Delaware law and administrative practices being well-known and widely understood. Thus, it is anticipated that our legal affairs and corporate governance will be more efficient, predictable and flexible under Delaware law than they currently are under Minnesota law. In addition, Delaware provides a well-developed body of law defining the fiduciary duties and decision-making processes expected of boards of directors in a variety of contexts, including in evaluating potential and proposed corporate takeover offers and business combinations. The Board of Directors believes that Delaware law will help it protect UnitedHealth Delaware's strategic objectives, consider fully any proposed takeover and alternatives, and, if appropriate, negotiate terms that maximize the benefits to all of our shareholders.

Enhanced Ability to Attract and Retain Directors and Officers

        The Board believes that the Reincorporation will enhance our ability to attract and retain qualified directors and officers, and encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. We are in a competitive industry and compete across industries for talented individuals to serve on our management team and on our Board of Directors. The majority of publicly traded companies in the United States, half of the managed care companies included in our peer group used to benchmark executive compensation, and over 60% of the companies in the Fortune 500 are incorporated in Delaware. Delaware law is more familiar to potential director candidates, and offers directors and officers greater certainty and stability. Director and officer liability is more extensively addressed in Delaware court decisions and is therefore better defined and better understood than under Minnesota law. We believe that the better understood and comparatively stable corporate environment afforded by Delaware law will enable us to compete more effectively with other public companies in the recruitment and retention of talented and experienced directors and officers.

Effect of Reincorporation

        If this proposal is approved, the Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below in the section entitled "Comparison of Shareholder Rights Before and After the Reincorporation."

        The Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of our headquarters or current employees, including management. The Reincorporation will not affect our daily business operations, our organizational structure, or our consolidated financial condition and results of operations. The Reincorporation will not affect the amount or timing of any dividends to be paid by the Company. In addition, the Reincorporation will not alter the composition of management or the Board of Directors. After the Reincorporation, the Company's principal executive offices will remain located at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343.

The Plan of Conversion

        The Reincorporation will be effected pursuant to the Plan of Conversion to be adopted by UnitedHealth Minnesota. The Plan of Conversion provides that the Company will convert into a Delaware corporation and become subject to Delaware law. By virtue of the conversion, all of the rights, privileges and powers of UnitedHealth Minnesota, all property owned by UnitedHealth Minnesota, all debts due to UnitedHealth Minnesota and all causes of action belonging to UnitedHealth Minnesota immediately prior to the conversion will remain vested in UnitedHealth Delaware following the conversion. In addition, by virtue of the conversion, all debts, liabilities and duties of UnitedHealth Minnesota immediately prior to the conversion will remain attached to UnitedHealth Delaware following the conversion. Each director and officer of UnitedHealth Minnesota will continue to hold his or her respective office with UnitedHealth Delaware.

        If this proposal is approved by our shareholders, the Reincorporation would become effective upon the filing and effectiveness of the Minnesota Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation. If this proposal is approved, it is anticipated that the Board of Directors will cause the Reincorporation to be effected as soon as practicable (the "Effective Time"). However, the Reincorporation may be delayed by the Board of Directors or the Plan of Conversion may be terminated and abandoned by the Board of Directors at any time prior to the Effective Time, including after approval of this proposal, if the Board of Directors determines for any reason that doing so would be in the best interests of the Company and its shareholders.

        At the Effective Time, each outstanding share of common stock of UnitedHealth Minnesota will automatically convert into one share of common stock of UnitedHealth Delaware and each outstanding option or other right to purchase shares of UnitedHealth Minnesota common stock will constitute an option or other right to purchase an equal number of shares of UnitedHealth Delaware common stock. Company shareholders and holders of Company stock options will not be required to exchange their UnitedHealth Minnesota stock certificates or stock options, respectively, and should not destroy any stock certificate or stock option or submit any stock certificate or stock option to the Company unless they are requested to do so. Any UnitedHealth Minnesota stock certificates submitted to the Company for transfer after the Effective Time, whether pursuant to a sale or otherwise, will be exchanged automatically for UnitedHealth Delaware stock certificates.

Dissenters' or Appraisal Rights

        The shareholders of the Company will not be entitled to dissenters' rights or appraisal rights as a result of the Reincorporation.

Effect of Vote for the Reincorporation Proposal

        A vote in favor of this proposal is a vote in favor of the Reincorporation and the Plan of Conversion, which will authorize the Company to file the Minnesota Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation, and adopt the Delaware Bylaws.

Effect of Not Obtaining the Required Vote for Approval of the Proposal

        If we fail to obtain the requisite vote of shareholders for approval of this proposal, the Reincorporation will not occur and the Company will continue to be incorporated in Minnesota and governed by Minnesota law, the Minnesota Articles of Incorporation and the Minnesota Bylaws.

Description of the Company's Capital Stock at the Effective Time

        If this proposal is approved by our shareholders and the Reincorporation becomes effective, at the Effective Time UnitedHealth Minnesota will convert into UnitedHealth Delaware, and the rights of shareholders of UnitedHealth Delaware will generally be governed by Delaware law, the Delaware Certificate of Incorporation and the Delaware Bylaws. The following is a description of the capital stock of UnitedHealth Delaware at the Effective Time. This description is not intended to be complete and is qualified in its entirety by reference to the full texts of the Delaware Certificate of Incorporation and Delaware Bylaws, copies of which are attached as Exhibits A and B, respectively, to the Plan of Conversion, which is attached to this proxy statement as Appendix B, and relevant provisions of Delaware law.

General

        At the Effective Time, the authorized capital of UnitedHealth Delaware will continue to be 3,000,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.001.

Description of Common Stock

        At the Effective Time, UnitedHealth Delaware will continue to be authorized to issue up to 3,000,000,000 shares of common stock, and all of the issued and outstanding shares of common stock at that time will remain issued and outstanding.

        At the Effective Time, the holders of shares of UnitedHealth Delaware common stock will continue to be entitled to one vote per share on all matters to be voted on by shareholders. Except with respect to the election of directors, all questions submitted to a vote of UnitedHealth Delaware shareholders will be decided by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business. UnitedHealth Delaware shareholders will not be entitled to cumulate their votes for the election of directors.

        UnitedHealth Delaware common stock will not be redeemable, will not have subscription or conversion rights and will not entitle common stock holders to any preemptive rights to subscribe for any shares of any class or series of UnitedHealth Delaware capital stock, or for any obligations convertible into shares of any class or series of UnitedHealth Delaware capital stock, whether now or hereafter authorized.

        At the Effective Time, the holders of UnitedHealth Delaware common stock will continue to be entitled to receive such dividends, if any, as may be declared by the Board in its discretion out of legally available funds. Subject to the rights of any preferred stock outstanding, upon liquidation or dissolution of UnitedHealth Delaware, the holders of common stock will be entitled to receive on a pro rata basis all assets remaining for distribution to shareholders.

        Both the existing Minnesota Articles of Incorporation and Minnesota Bylaws and the Delaware Certificate of Incorporation and Delaware Bylaws contain provisions that could have the effect of delaying or deferring a change in control of our Company, including provisions that:

  •
  grant our Board broad discretion to create and issue preferred stock from time to time without shareholder approval;

  •
  provide that any vacancy on our Board may be filled only by the affirmative vote of a majority of the remaining directors then in office, and not by the shareholders; and

  •
  establish advance notice requirements for shareholders to nominate candidates for election as directors at any meeting of shareholders or to present any other business for consideration at any meeting of shareholders.

        UnitedHealth Delaware common stock will continue to be listed on the NYSE and trade under the symbol "UNH."

        At the Effective Time, Section 203 of the Delaware General Corporation Law will apply to UnitedHealth Delaware and its shareholders. This provision provides that a corporation that is listed on a national securities exchange or that has more than 2,000 shareholders is not permitted to engage in a business combination with any interested shareholder, generally a person who owns 15% or more of the outstanding shares of a corporation's voting stock, for three years after the person became an interested shareholder, unless (a) before the person became an interested shareholder, the board of directors approved either the transaction resulting in a person becoming an interested shareholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (c) on or after the date the person becomes an interested shareholder, the business combination is approved by the board of directors and at an annual or special meeting of shareholders by the affirmative vote of at least 66-2/3% of the corporation's outstanding voting stock which is not owned by the interested shareholder.

        Wells Fargo Shareowner Services will continue to be the transfer agent and registrar for UnitedHealth Delaware common stock.

Description of Preferred Stock

        At the Effective Time, the Delaware Certificate of Incorporation will continue to authorize the UnitedHealth Delaware Board of Directors to create and provide for the issuance of preferred stock, par value $0.001 per share, without the approval of our shareholders, subject to any applicable rights of holders of any shares of preferred stock outstanding from time to time. The UnitedHealth Delaware Board of Directors will be authorized from time to time to provide for the issuance of shares of preferred stock in one or more series, and to fix the relative rights and preferences of each such series, including, without limitation, dividend rights, redemption rights, conversion privileges, liquidation rights and the terms of any sinking fund provided for the redemption or purchase of shares of such series.

        UnitedHealth Minnesota is currently authorized to issue up to 10,000,000 shares of preferred stock under the Minnesota Articles of Incorporation. As of the date hereof, UnitedHealth Minnesota does not have any shares of preferred stock outstanding.

        The transfer agent and registrar for a particular series of preferred stock will be set forth in an applicable prospectus supplement.

The Charters and Bylaws of UnitedHealth Delaware and UnitedHealth Minnesota

        The provisions of the Delaware Certificate of Incorporation and the Delaware Bylaws are similar in substance to those of the Company's existing Minnesota Articles of Incorporation and Minnesota Bylaws in most respects. The differences include but are not limited to:

  •
  the Board will no longer be able to take action by written consent without obtaining unanimous consent;

  •
  the Company's creditors will be able to hold a meeting to approve a compromise or settlement that would be binding on all shareholders or creditors;

  •
  the Delaware Certificate of Incorporation includes provisions that make indemnification available for the Company's officers and directors, while the Delaware Bylaws will require that UnitedHealth Delaware indemnify its directors and officers against liabilities and expenses arising out of legal proceedings brought against them,

  •
  the Delaware Certificate of Incorporation will allow shareholders to act by written consent but will no longer require that they do so unanimously,

  •
  the Delaware Bylaws will allow an individual shareholder or a group of shareholders holding at least 25% of the Company's shares to call a special meeting, and

  •
  the Delaware Certificate of Incorporation contains an exclusive jurisdiction provision, which provides that any shareholder derivative suits, fiduciary duty claims and other intra-corporate actions must be brought in Delaware courts.

        For a discussion of all the legal changes that will result from the Reincorporation, see "Comparison of Shareholder Rights Before and After the Reincorporation," as well as Exhibits A and B, respectively, to the Plan of Conversion, which is attached as Appendix B to this proxy statement.

No Changes to Employee Benefit Plans

        Upon effectiveness of the Reincorporation, all of UnitedHealth Minnesota's employee benefit plans (including stock option and other equity-based plans) will be continued by UnitedHealth Delaware, and each stock option and other equity-based award issued and outstanding pursuant to such plans will automatically convert into a stock option or other equity-based award with respect to the same number of shares of UnitedHealth Delaware, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award. Approval of the Reincorporation would constitute approval of the assumption of these plans by UnitedHealth Delaware. Assuming the Reincorporation is approved, UnitedHealth Delaware will continue UnitedHealth Minnesota's other employee benefit arrangements upon the terms and subject to the conditions currently in effect.

Comparison of Shareholder Rights Before and After the Reincorporation

        The Reincorporation will result in certain changes to the rights of the Company's shareholders because of differences between Minnesota law and Delaware law, and differences between the Company's governing documents before and after the Reincorporation. The most significant provisions of Minnesota law and Delaware law are summarized below, along with the differences between the rights of the Company's shareholders immediately before and immediately after the Reincorporation. This summary is not an exhaustive list of all differences, or a complete description of the differences described, and is qualified in its entirety by reference to Minnesota law, Delaware law, the Minnesota Articles of Incorporation, the Minnesota Bylaws, the Delaware Certificate of Incorporation and the Delaware Bylaws. Copies of the Minnesota Articles of Incorporation and Minnesota Bylaws are available at www.unitedhealthgroup.com. The Delaware Certificate of Incorporation and Delaware Bylaws are included in this proxy statement as Exhibit A and Exhibit B, respectively, to the Plan of Conversion that is attached hereto as Appendix B.

UnitedHealth Minnesota	UnitedHealth Delaware

Elections; Voting; Procedural Matters

Majority Voting — Director Elections	Majority Voting — Director Elections
The Minnesota Articles of Incorporation provide that directors are elected by the vote of a majority of the votes cast.	The Delaware Certificate of Incorporation is substantially identical to the Minnesota Certificate of Incorporation with respect to majority voting for directors.

Term of Directors	Term of Directors

The Minnesota Bylaws provide that directors are elected at the Annual Meeting of Shareholders for an indefinite term, and hold office until the expiration of his or her term, and until such director's successor is elected and qualified, or until the earlier death, resignation, or disqualification of such director.	The Delaware Bylaws are substantially identical to the Minnesota Bylaws with respect to the term of directors.

Number of Directors	Number of Directors

The Minnesota Bylaws provide that the number of directors may be set by the Board or by the affirmative vote of a majority of the voting power of the shares present and entitled to vote on that item of business from time to time.	The Delaware Bylaws are substantially identical to the Minnesota Bylaws with respect to the number of directors.

Removal of Directors	Removal of Directors

Minnesota law provides that directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote at an election of directors, except that directors elected by a series or class of stock may only be removed by the affirmative vote of the holders of a majority of the voting power of all shares of that class or series entitled to vote at an election of that director.
Delaware law provides that directors of a corporation generally may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors, except that if a director is elected by the holders of any class or series of stock, such director or directors may only be removed by a vote of the holders of the outstanding shares of that class or series.
The Minnesota Articles of Incorporation do not vary from Minnesota law.	The Delaware Certificate of Incorporation is substantially identical to the Minnesota Bylaws with respect to the removal of directors.

UnitedHealth Minnesota	UnitedHealth Delaware

Board Vacancies	Board Vacancies

The Minnesota Bylaws provide that vacancies will be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum and newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by the affirmative vote of a majority of directors.	The Delaware Bylaws are substantially identical to the Minnesota Bylaws with respect to vacancies on the Board of Directors.

Shareholder Voting — Quorum	Shareholder Voting — Quorum
Minnesota law provides that the holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum, unless the articles or bylaws provide otherwise.	Delaware law provides that a majority of the shares entitled to vote generally constitutes a quorum at a meeting, unless the certificate of incorporation or bylaws provide otherwise.
The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.	The Delaware Certificate of Incorporation and Delaware Bylaws are substantially identical to the Minnesota Articles of Incorporation and Minnesota Bylaws with respect to quorum.

Shareholder Voting — Action Generally	Shareholder Voting — Action Generally
Minnesota law provides that except for the election of directors, shareholders take action by majority vote, except where Minnesota law or the articles require a larger proportion or number.
Delaware law provides that in all matters other than the election of directors, shareholders take action by majority vote, except where Delaware law or the articles require a larger proportion or number.
The Minnesota Articles of Incorporation do not vary from Minnesota law; the Minnesota Bylaws provide that except for the election of directors, all questions are decided by majority vote.	The Delaware Bylaws are substantially identical to the Minnesota Bylaws with respect to majority voting.

Shareholder Proposals; Advance Notice	Shareholder Proposals; Advance Notice

The Minnesota Bylaws provide that shareholders must provide written notice of any proposal to be submitted at an annual meeting not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting. Such notice must contain the information described in Section 2.10 of the Minnesota Bylaws.
The Delaware Bylaws will have virtually the same notice requirements for shareholder proposals as the Minnesota Bylaws currently provide. Shareholders must provide written notice of any proposal to be submitted at an annual meeting not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting. Such notice must contain the information described in Section 2.10 of the Delaware Bylaws (which requires substantially the same information as Section 2.10 of the Minnesota Bylaws).

UnitedHealth Minnesota	UnitedHealth Delaware

Shareholder Voting — Mergers	Shareholder Voting — Mergers

Minnesota law provides that in addition to approval by the board of directors, the terms of a merger or a sale of substantially all of a corporation's assets outside the ordinary course of business generally must be approved by a majority of outstanding shares entitled to vote.
Delaware law provides that in addition to approval by the board of directors, the terms of a merger or a sale of substantially all of the assets of a corporation generally must be approved by a majority of outstanding shares entitled to vote.

A shareholder vote is not required for a plan of merger if (a) the articles of the corporation will not be amended, (b) each shareholder with shares that were outstanding immediately before the merger's effective date will hold the same number of shares with identical rights immediately after the merger, (c) the voting power of the outstanding shares of the corporation entitled to vote immediately after the merger plus the voting power of the shares of the corporation entitled to vote issuable on conversion of, or on the exercise of rights to purchase, securities issued in the transaction, will not exceed by more than 20% of the voting power of the outstanding shares of the corporation entitled to vote immediately before the transaction, and (d) the number of participating shares of the corporation immediately after the merger, plus the number of participating shares of the corporation issuable on conversion of, or on the exercise of rights to purchase, securities issued in the transaction, will not exceed by more than 20% of the number of participating shares of the corporation immediately before the transaction.
A shareholder vote of the surviving corporation in a merger is generally not required (unless otherwise required by its certificate of incorporation) if (a) the plan of merger does not amend the existing certificate of incorporation, (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. In addition, the merger of a 90%-owned subsidiary into its parent corporation only needs to be approved by the board of directors of the parent corporation.
Except as described below under "Business Combination Statute," the Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.
With the exception of the statutory provisions described above, the Delaware Articles of Incorporation and Delaware Bylaws are substantially identical to the Minnesota Articles of Incorporation and Minnesota Bylaws with respect to mergers and related transactions with third parties.

UnitedHealth Minnesota	UnitedHealth Delaware

Shareholder Action by Written Consent	Shareholder Action by Written Consent
Minnesota law allows shareholders to act by written consent, but requires that such actions be consented to by all of the shareholders entitled to vote on that action.	Delaware law provides that unless the certificate of incorporation provides otherwise, any action to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.
The Minnesota Bylaws do not vary from Minnesota law.
The Delaware Certificate of Incorporation will allow shareholders to act by written consent, but will not require unanimous consent; instead, shareholders may take action with the minimum number of votes that would be necessary to take the action, subject to limited procedural restrictions.

Special Meetings of Shareholders	Special Meetings of Shareholders

Minnesota law provides that special meetings of the shareholders may be called for any purpose at any time by (a) the chief executive officer, (b) the chief financial officer, (c) two or more directors, (d) a person authorized in the articles or bylaws to call special meetings, or (e) a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any business combination must be called by 25% or more of the voting power of all shares entitled to vote.	Delaware law provides that special meetings of shareholders may be called by (a) the board of directors, or (b) any persons authorized in the certificate of incorporation or bylaws.
The Minnesota Bylaws do not vary from Minnesota law.
The Delaware Certificate of Incorporation and Delaware Bylaws will allow the same persons to call a special meeting as are permitted to do so by the Minnesota Bylaws, except that shareholders must own 25% or more of the Company's shares in order to call a special meeting, regardless of the special meeting's proposed subject.

UnitedHealth Minnesota	UnitedHealth Delaware

Amendment of Articles of Incorporation	Amendment of Certificate of Incorporation

Minnesota law provides that a corporation may amend its articles of incorporation by adoption of a board resolution followed by a majority vote of shareholders, unless the articles of incorporation require a larger percentage. In addition, shareholders owning 3% or more of the voting power of shares entitled to vote may propose an amendment to the articles of incorporation and submit the amendment to shareholders for approval, and the amendment may be adopted by a majority vote without board approval. If the articles provide for a larger proportion or number to transact a specified type of business at a meeting, the affirmative vote of that larger proportion or number is necessary to amend the articles to decrease the proportion or number necessary to transact the business.
Delaware law provides that a corporation may amend its certificate of incorporation by adoption of a board resolution followed by the affirmative vote of the majority of shareholders. If an amendment directly affects the shares of a class or series of stock, the holders of the class or series are entitled to vote on the amendment as a class, unless the certificate of incorporation opts out of the separate class vote for increases or decreases in the number of authorized shares of any class of stock. If a certificate of incorporation requires a greater vote for action by the board of directors, shareholders or other security holders than otherwise required under Delaware law, the provision requiring the greater vote may be amended only by that greater vote.
The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.
The Delaware Certificate of Incorporation and Delaware Bylaws are substantially identical to the Minnesota Certificate of Incorporation and Minnesota Bylaws with respect to amendments to the certificate of incorporation, except that shareholders do not have the power to unilaterally propose amendments to the Delaware Certificate of Incorporation under Delaware law.

Amendment of Bylaws	Amendment of Bylaws

Minnesota law provides that shareholders holding 3% or more of the voting power of the shares entitled to vote may propose an amendment to the bylaws and submit the amendment to shareholders for approval, and the amendment may be adopted by a majority vote without board approval.

Minnesota law also provides that the board may adopt, amend or repeal the bylaws, subject to the power of the shareholders as described above. After the adoption of the initial bylaws, the board may not adopt, amend, or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors.
Delaware law provides that a corporation's shareholders may adopt, amend or repeal the corporation's bylaws without board approval. If permitted by a corporation's certificate of incorporation, the corporation's directors may amend or repeal the bylaws, subject to the shareholders' power to amend or repeal the bylaws. A bylaw amendment adopted by shareholders which specifies the votes necessary for director elections cannot be amended or repealed by the board of directors.
The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.
The Delaware Certificate of Incorporation and Delaware Bylaws will give the Board the authority to adopt, amend or repeal the bylaws. In addition, shareholders will be entitled to amend the Delaware Bylaws. Unlike the Minnesota Bylaws, a shareholder will not be required to own any minimum amount of UnitedHealth Delaware stock in order to propose a binding amendment to the Delaware Bylaws.

UnitedHealth Minnesota	UnitedHealth Delaware

Board or Committee Action by Written Consent	Board or Committee Action by Written Consent

The Minnesota Articles of Incorporation permit the Board to take any action, other than an action requiring shareholder approval, by a written consent signed by the number of directors that would be required to take the same action at a meeting.
The Delaware Certificate of Incorporation is substantially identical to the Minnesota Certificate of Incorporation with respect to Board action by written consent, except that any such action must be unanimous under Delaware law.

Interested Party Transactions

Minnesota law provides that a contract or transaction between a corporation and one or more of its directors, or between a corporation and any other entity in which one or more of its directors are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director is present at or participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if:

(a)
the contract or transaction was fair and reasonable as to the corporation at the time it was approved (the person asserting the validity of the contract or transaction has the burden of proof);

(b)
the material facts as to the contract or transaction and as to the director's interest are fully disclosed or known to the holders of all outstanding shares, whether or not entitled to vote, and the contract or transaction is approved in good faith by (i) the holders of 2/3rds of the voting power of the shares entitled to vote (excluding shares owed by the interested director), or (ii) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote; or

(c)
the material facts as to the contract or transaction and as to the director's interest are fully disclosed or known to the board or a committee, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a majority of the disinterested directors or committee members (even if these directors are less than a quorum).

Interested Party Transactions

Delaware law provides that a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if:

(a)
the material facts of the director's or officer's relationship or interest and as to the contract or transaction are disclosed to or known by the board or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of the majority of the disinterested directors (even if these directors are less than a quorum);

(b)
the material facts of the director's or officer's relationship or interest and as to the contract or transaction are disclosed to or known to the shareholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction; or

(c)
the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.	The Delaware Certificate of Incorporation and Delaware Bylaws do not vary from Delaware law.

UnitedHealth Minnesota	UnitedHealth Delaware

Dissent and Appraisal Rights	Dissent and Appraisal Rights

Minnesota law provides that appraisal rights are available in the event of: (a) an amendment of the articles that materially and adversely affects certain rights or preferences of a shareholder; (b) a sale of all or substantially all the corporation's assets; (c) a statutory merger; (d) a plan of exchange; (e) a plan of conversion; (f) an amendment to the articles in connection with a combination of shares and cash in lieu of fractional shares; and (g) any other corporate action taken by a shareholder vote which directs that dissenting shareholders may obtain payment for their shares; provided, that unless the articles, the bylaws, or a resolution approved by the board provides otherwise, appraisal rights do not apply to a shareholder of shares not entitled vote on the merger or exchange.

In addition, except in the case of a statutory short-form merger under Minnesota law, appraisal rights do not apply to shares of any class or series that is listed on a national securities exchange so long as the shareholder receives in exchange for such shares, publicly traded shares listed on a national securities exchange or cash in lieu of fractional shares.

Delaware law provides that appraisal rights are available only in connection with statutory mergers or consolidations, or an amendment of a corporation's certificate of incorporation to cause it to become a public benefit corporation. In addition, in the case of most mergers unless the certificate of incorporation provides otherwise, shareholders do not receive appraisal rights for any class or series of stock (a) listed on a national securities exchange or (b) that has more than 2,000 shareholders, except if shareholders are required to accept anything other than (i) shares of the corporation surviving or resulting from the merger or consolidation, (ii) shares of any other corporation which at the effective time of the merger or consolidation are either listed on a national securities exchange or that has more than 2,000 shareholders, (iii) cash in lieu of fractional shares, or (iv) any combination of the foregoing shares and cash in lieu of fractional shares.
The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.	The Delaware Certificate of Incorporation and Delaware Bylaws do not vary from Delaware law.

Sale of Assets; Dissolution; Winding Up	Sale of Assets; Dissolution; Winding Up

Minnesota law provides that the holders of a majority of the voting power of the outstanding voting stock of a corporation must vote to approve (a) the disposition of substantially all of the corporation's property and assets not in the usual and regular course of its business, and (b) the dissolution of the corporation.
Delaware law provides that the holders of a majority of the outstanding voting stock of a corporation must vote to approve (a) the disposition of all or substantially all of a corporation's property and assets, and (b) the dissolution of the corporation, unless a greater vote is provided for in the certificate of incorporation.
The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.
The Delaware Certificate of Incorporation and Delaware Bylaws are substantially identical to the Minnesota Articles of Incorporation and Minnesota Bylaws with respect to the sale of assets, dissolution and winding up of UnitedHealth Delaware.

UnitedHealth Minnesota	UnitedHealth Delaware

Limitation on Personal Liability of Directors	Limitation on Personal Liability of Directors

Minnesota law provides that a director's personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director may be eliminated or limited in the articles. Such articles may not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for illegal distributions, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability becomes effective.
Delaware law provides that a corporation is permitted to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation and its shareholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently provides that this limitation of liability does not apply to liability (a) for breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) illegal distributions to shareholders or unlawful stock repurchases, or (d) for any transaction from which the director derived any improper personal benefit.

The Minnesota Articles of Incorporation provide that no director of UnitedHealth Minnesota will be personally liable to UnitedHealth Minnesota or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Minnesota law.
The Delaware Certificate of Incorporation is substantially identical to the Minnesota Certificate of Incorporation with respect to the limitation on personal liability of directors to UnitedHealth Delaware.

UnitedHealth Minnesota	UnitedHealth Delaware

Indemnification of Directors and Officers

Minnesota law provides that unless prohibited by the articles or bylaws, a corporation must indemnify a person made or threatened to be made a party to a proceeding because of the person's former or present official capacity in the corporation against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(a)
has not been indemnified by another organization or employee benefit plan for the costs incurred by the person in connection with the proceeding with respect to the same acts or omissions,

(b)
acted in good faith,

(c)
received no improper personal benefit and, if applicable, the interest party transaction statute, summarized above, has been satisfied,

(d)
in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and

(e)
in the case of acts or omissions occurring in the official capacity, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions, reasonably believed that the conduct was not opposed to the best interests of the corporation.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth above.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.

Indemnification of Directors and Officers

Delaware law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person:

(a)
acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and

(b)
with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

With respect to actions by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

The rights of directors and officers under the Delaware Certificate of Incorporation and Delaware Bylaws are substantially identical to the Minnesota Certificate of Incorporation and Bylaws — the Delaware Certificate of Incorporation authorize, and the Delaware Bylaws require, that UnitedHealth Delaware indemnify directors and officers to the fullest extent permitted by law.

UnitedHealth Minnesota	UnitedHealth Delaware

Advancement of Expenses	Advancement of Expenses

Minnesota law provides that unless prohibited by the articles or bylaws, if a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth above has been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification as described above.
Delaware law provides that expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation because he or she has not met the relevant standard of conduct described above.
The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.
The Delaware Bylaws are substantially identical to the Minnesota Bylaws with respect to advancement of expenses — UnitedHealth Delaware provide for the advancement of defense expenses to directors and officers to the fullest extent permitted by law.

Authorized Shares; Dividends

Authorized Shares	Authorized Shares
The Minnesota Articles of Incorporation authorize 3,000,000,000 shares of common stock and 10,000,000 shares of preferred stock.
The Delaware Certificate of Incorporation is substantially identical to the Minnesota Certificate of Incorporation; it authorizes 3,000,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Preferred Stock	Preferred Stock

The Minnesota Articles of Incorporation authorize the Board of Directors from time to time to provide for the issuance of shares of preferred stock in one or more series, and to fix the relative rights and preferences of each such series, including, without limitation, dividend rights, redemption rights, conversion privileges, liquidation rights and the terms of any sinking fund provided for the redemption or purchase of shares of such series.
The Delaware Certificate of Incorporation is substantially identical to the Minnesota Certificate of Incorporation; it authorizes the Board of Directors to from time to time provide for the issuance of shares of preferred stock in one or more series, and to fix the relative rights and preferences of each such series, including, without limitation, dividend rights, redemption rights, conversion privileges, liquidation rights and the terms of any sinking fund provided for the redemption or purchase of shares of such series.

UnitedHealth Minnesota	UnitedHealth Delaware

Declaration and Payment of Dividends	Declaration and Payment of Dividends

Minnesota law provides that before making a distribution in the form of a dividend or share repurchase, the corporation's board of directors must determine whether the corporation can pay its debts in the ordinary course of business after making the distribution. When making the determination, the directors must act under the duty of care and loyalty as specified by law, and based on financial information prepared according to accounting methods, a fair valuation or other method reasonable in the circumstances. In addition, a distribution may be made to the holders of a class or series of shares only if: (a) all amounts payable to the holders of shares having a preference for the payment of that kind of distribution, except those holders who have waived such rights, are paid; and (b) the payment of the distribution does not reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of liquidation to the holders of shares having preferential rights, except as otherwise permitted under Minnesota law.
Delaware law provides that unless further restricted by the certificate of incorporation, a corporation may declare and pay dividends (a) out of surplus (as defined under Delaware law), or (b) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, but only if the capital of the corporation (as defined under Delaware law) is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law sets forth certain restrictions on the purchase or redemption of its shares of capital stock, including that any such purchase or redemption may be made only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.
Personal liability for directors for failure to meet the above standard has a two-year statute of limitations.	Personal liability for directors for failure to meet the above standard has a six-year statute of limitations.

The Minnesota Articles of Incorporation do not vary from Minnesota law. The Minnesota Bylaws provide that shareholders are entitled to receive dividends when, as and if declared by the Board of Directors.
The Delaware Certificate of Incorporation does not vary from Delaware law. The Delaware Certificate of Incorporation provides that shareholders are entitled to receive dividends when, as and if declared by the Board of Directors.

UnitedHealth Minnesota	UnitedHealth Delaware

Anti-Takeover Statute

Business Combination Statute	Business Combination Statute

Minnesota law provides that a corporation with a class of equity securities registered pursuant to Section 12 of the Exchange Act is prohibited from conducting a business combination with, proposed by or on behalf of an interested shareholder (or any affiliate or associate of any interested shareholder) for four years after the shareholder became an interested shareholder unless either the business combination or the interested shareholder's acquisition of shares was approved by a committee of disinterested directors before the shareholder became an interested shareholder.

An interested shareholder is either (a) a shareholder who directly or indirectly owns 10% or more of the voting power of the corporation's outstanding shares, or (b) an affiliate who at any time within the past four years owned 10% or more of the voting power of the corporation's outstanding shares.

If a good faith definitive proposal regarding a business combination or share acquisition is made in writing to the board, a committee of disinterested directors must consider and take action on the proposal and respond in writing within 30 days setting forth its decision regarding the proposal.

Delaware law provides that a corporation that is listed on a national securities exchange or that has more than 2,000 shareholders is not permitted to engage in a business combination with any interested shareholder for three years after the person became an interested shareholder, unless (a) before the person became an interested shareholder, the board of directors approved either the transaction resulting in a person becoming an interested shareholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested shareholder, the interested shareholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (c) on or after the date the person becomes an interested shareholder, the business combination is approved by the board of directors and at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the corporation's outstanding voting stock which is not owned by the interested shareholder.

An interested shareholder generally is a person who owns 15% or more of the outstanding shares of a corporation's voting stock. These provisions do not apply, among other exceptions, if (i) the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by these provisions or (ii) the corporation, by action of its shareholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions, which action must be approved by the affirmative vote of a majority of the shares entitled to vote.
As permitted by Minnesota law, the Minnesota Bylaws provide that UnitedHealth Minnesota has elected not to be subject to the business combination statute of Minnesota law.	UnitedHealth Delaware will not opt out of the business combination statute under Delaware law in either of the Delaware Certificate of Incorporation or the Delaware Bylaws.

UnitedHealth Minnesota	UnitedHealth Delaware

Other Constituency Provision	Other Constituency Provision

Minnesota law provides that in discharging the duties of the position of director, a director may consider the best interests of constituencies other than shareholders, including the interests of the corporation's employees, customers, suppliers, and creditors, the economy of Minnesota and the nation, community and societal considerations, and the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.
Delaware law does not have an "other constituency provision." Delaware case law indicates that other constituencies may be considered by the board of directors when evaluating a takeover offer, but enhancing value to shareholders should be the board's primary consideration, and in some instances, their exclusive consideration.
The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.	The Delaware Certificate of Incorporation and Delaware Bylaws do not explicitly permit the consideration of other constituencies by the Board.

Control Share Acquisition Statute	Control Share Acquisition Statute

Minnesota law provides that a shareholder who holds over certain thresholds (20%, 33.33% or 50%) of the outstanding shares of a public corporation is restricted from voting its shares that exceed the applicable threshold of the corporation's outstanding voting shares until special shareholder approval is obtained or other conditions are satisfied. A Minnesota corporation may opt out of the control share acquisition statute in its articles or bylaws.	Delaware does not have a control share acquisition statute.
As permitted by Minnesota law, the Minnesota Articles of Incorporation provide that Minnesota's control share acquisition statute does not apply to UnitedHealth Minnesota.	The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from the Delaware statutory approach and thus do not impose any control share acquisition restrictions.

Material U.S. Federal Income Tax Consequences

        The following discussion summarizes the material U.S. federal income tax consequences of the Reincorporation to holders of our common stock. This summary is not a comprehensive description of all of the U.S. federal tax consequences of the Reincorporation that may be relevant to holders. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of the Reincorporation, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

The Reincorporation provided for in the Plan of Conversion is intended to be a tax-free reorganization under Section 368(a) of the U.S. Internal Revenue Code. Assuming the reincorporation qualifies as a tax-free reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code, and subject to the qualifications and assumptions described in this proxy statement: (a) holders of UnitedHealth Minnesota common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (b) the aggregate tax basis of shares of UnitedHealth Delaware common stock immediately following consummation of the Reincorporation will be equal to the aggregate tax basis of the shares of UnitedHealth Minnesota common stock immediately before consummation of the Reincorporation, and (c) the holding period for the shares of

UnitedHealth Delaware's common stock following the Reincorporation will include the holding period of UnitedHealth Minnesota common stock converted therefor.

Accounting Consequences Associated with the Reincorporation

        We expect that the Reincorporation will have no effect on the Company from an accounting perspective because there is no change in the entity as a result of the Reincorporation. As such, the historical financial statements of the Company, which have previously been reported to the SEC on our periodic reports, as of and for all periods through the date of this proxy statement, will remain the financial statements of UnitedHealth Delaware following the Reincorporation.

Board of Directors' Recommendation

        The Board of Directors recommends that you vote FOR the proposal to approve the Plan of Conversion and the reincorporation of the Company from Minnesota to Delaware.

 CERTAIN RELATIONSHIPS AND TRANSACTIONS

Approval or Ratification of Related-Person Transactions

        The Board of Directors has adopted a written Related-Person Transactions Approval Policy, which is administered by the Audit Committee. A copy of the policy is available on our website at www.unitedhealthgroup.com. Under the policy, "related-person" transactions are prohibited unless approved or ratified by the Audit Committee. In general, a related-person transaction is any transaction or series of transactions (or amendments thereto) directly or indirectly involving:

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  A director or an immediate family member of a director in which an executive officer of the Company is directly or indirectly a participant and the amount involved exceeds $1.00; or

  •
  A director, executive officer or shareholder beneficially owning more than 5% of our common stock, or any of their respective immediate family members, in which the Company or its subsidiaries is directly or indirectly a participant and the amount involved exceeds $120,000; provided that if a director is an executive officer of an entity that is a party to a transaction with the Company or its subsidiaries, and the director was actively involved in the transaction, then the amount shall be $1.00.

        Related-person transactions under the policy do not include:

  •
  Indemnification and advancement of expenses made pursuant to the Company's Articles of Incorporation or Bylaws or pursuant to any agreement or instrument.

  •
  Interests arising solely from the ownership of a class of the Company's equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis.

  •
  Any transaction that involves the providing of compensation to a director or executive officer in connection with his or her duties to the Company or any of its subsidiaries, including the reimbursement of business expenses incurred in the ordinary course.

        Under the policy, the Company determines whether a transaction falls under the definition of a related-person transaction requiring review by the Audit Committee. In determining whether to approve or ratify a related-person transaction, the Audit Committee will consider, among other things, whether the terms of the related-person transaction are fair to the Company and on terms at least as favorable as would apply if the other party was not an affiliate; the business reasons for the transaction; whether the transaction could impair the independence of a director under the Company's Standards for Director Independence; and whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

        Any member of the Audit Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related-person transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the Audit Committee's discussions of the related-person transaction. Any related-person transaction that is not approved or ratified, as the case may be, will be voided, terminated or amended, or other actions will be taken in each case as determined by the Audit Committee so as to avoid or otherwise address any resulting conflict of interest.

        As required under SEC rules, transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, are disclosed below.

Related-Person Transactions

Transactions with Edson Bueno

        Set forth below is information regarding business relationships between Amil and related persons which existed prior to the Company's acquisition of Amil. The Audit Committee of the Board of Directors has ratified these relationships.

        Diagnosticos da America S.A. ("DASA"). As of February 4, 2015, Dr. Bueno owned directly and through an affiliated entity approximately 36% of DASA, the largest provider of laboratory tests and medical diagnostic services in Latin America. DASA provides vaccinations, diagnostic services and laboratory and pathology tests to many customers in Brazil, including Amil plan members. Services outside of São Paulo, Brazil are provided pursuant to a contract which automatically renews for successive 36-month terms. Services in São Paulo are provided pursuant to a contract with a term ending in 2026 (which is renewable for successive 15-year terms). Amil generally receives a discount on services provided to its members ranging from 2% to 12.5%, depending on volume. Amil has granted DASA the exclusive right to provide laboratory and pathology testing services at approximately 64 locations in São Paulo during the term of the contract and receives a discount on services ranging from 4% to 15%, depending on volume. From January 1, 2014 to December 31, 2014, Amil paid DASA $93 million, which reflects discounts over market rates in part due to exclusivity arrangements. The Company believes that the contract terms are equal to or better than what could be obtained from unaffiliated third parties.

        Hospital Investments. Dr. Bueno owns a 51% interest in seven hospitals located in Rio de Janeiro, São Paulo and Brasilia that provide medical services in Brazil to Amil plan members. These hospital investments are owned through a holding company called Life Care Empreendimentos e Participações S.A. Services to Amil plan members represent approximately 27% of the aggregate revenue of these hospitals during the period from January 1, 2014 through December 31, 2014. The services are provided pursuant to contracts between Amil and each individual hospital. The contracts will expire in 2022. From January 1, 2014 to December 31, 2014, Amil paid these hospitals $144 million for services to Amil plan members. The Company believes that the contract terms are equal to what could be obtained from unaffiliated third parties and are comparable to, or lower than, rates that are charged to other Brazilian health plans. Amil also has a right of first offer and a right of first refusal to purchase interests in these hospitals should Dr. Bueno or his affiliates determine to transfer their interests to third parties within ten years from the date of the closing, or October 26, 2022.

        Aeromil Táxi Aéreo Limitada ("Aeromil"). In connection with the Company's acquisition of Amil, Amil sold 80% of Aeromil, an air taxi business, to Dr. Bueno to comply with Brazilian restrictions on foreign ownership of such businesses. Aeromil provided on-demand emergency medical transport services to Amil through October 2014, with automatic renewal for succeeding two-year terms. The cost to Amil for such services is based on the operating costs (including utilization and maintenance) of the relevant aircraft. From January 1, 2014 to December 31, 2014, Amil paid Aeromil $13 million for emergency medical transport services. Amil is entitled to receive dividends equaling 99.9% of the profits of Aeromil and has an irrevocable option to purchase all of Dr. Bueno's shares in Aeromil at a price of approximately $15 million, the price paid by Dr. Bueno for his stake in Aeromil. Amil's call option has an indefinite term so long as each party holds stock in Aeromil. Dr. Bueno is restricted from selling his shares in Aeromil except pursuant to Amil's call option.

        LAVE BRAS Serviços Ltda ("LAVE BRAS"). Dr. Bueno owns approximately 30% of LAVE BRAS, a privately-held Brazilian company that provides industrial laundry services to hospitals. In 2014, Amil paid LAVE BRAS and its subsidiaries $193,000 for industrial laundry services provided to Amil's hospitals. Amounts to be paid to LAVE BRAS in the future will depend on volume. The Company believes that the contract terms are equal to or better than what could be obtained from unaffiliated third parties.

        With the exception of the Amil common share transaction, which was converted at the exchange rate as of the date of the transaction (R$2.336 to US$1.00), U.S. dollar amounts above have been converted into U.S. dollars based on an exchange rate of R$2.6387 to US$1.00, the average exchange rate for the year ended December 31, 2014. These exchange rates are the same exchange rates used for financial reporting purposes.

Employment of Family Members of Executive Officers and Directors

        Karen Erickson, spouse of Eric Rangen, is employed as an executive of Optum. Matt Renfro, Larry Renfro's son, and Paul Leary, Larry Renfro's brother-in-law, are employed in non-executive positions at Optum. Solange Novelli Medina, Dr. Bueno's partner, serves in a non-executive position at Amil. The compensation paid to each of these employees is consistent with the Company's overall compensation principles based on the employees' years of experience, performance and positions within the Company.

Transactions with 5% Shareholders

        BlackRock Inc. beneficially owns approximately 6.0% of our common stock. The Company paid BlackRock $2.8 million for investment management fees in 2014. BlackRock maintains a self-funded health insurance plan through the Company and paid the Company $1.1 million for administrative services in 2014.

        FMR LLC beneficially owns 6.045% of our common stock. The Company paid Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR LLC, $5 million in investment and benefits management fees in 2014. Fidelity maintains a self-funded health insurance plan through the Company and paid the Company $13.4 million for administrative services in 2014. Fidelity also paid the Company $30,000 in insurance premiums in 2014.

        Wellington Management Group LLP ("Wellington") owns 5.08% of our common stock. The Company paid Wellington $4 million in investment management fees in 2014. Wellington maintains a self-funded health insurance plan through the Company and paid the Company $1.1 million for administrative services in 2014. Wellington also paid the Company $231,000 in insurance premiums in 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2014, Messrs. Ballard, Lawson and Leatherdale (through June 3, 2014) and Dr. Wilensky served on the Compensation Committee. None of these persons has ever been an officer or employee of the Company or any of our subsidiaries and has no interlocking relationships requiring disclosure under applicable SEC rules.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors is comprised of three non-employee directors, all of whom are audit committee financial experts, as defined by the SEC. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company's Standards for Director Independence. The Audit Committee operates under a written charter adopted by the Board of Directors which you may access in the corporate governance section of our website at www.unitedhealthgroup.com/About/CorporateGovernance.aspx.

        The Audit Committee has responsibility for selecting and evaluating the independent registered public accounting firm, which reports directly to the Audit Committee, overseeing the performance of the Company's internal audit function, and assisting the Board of Directors in its oversight of enterprise risk management. Management has primary responsibility for the Company's consolidated financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Company's internal auditors, for assessing the effectiveness of the Company's internal control over financial reporting. Deloitte & Touche LLP ("Deloitte") has served as the Company's independent registered public accounting firm since 2002.

        While it is not the duty of the Audit Committee to plan or conduct audits, the Audit Committee discusses with the Company's independent registered public accounting firm and the internal auditors the overall scope and plans for their respective audits. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the consolidated financial statements with generally accepted accounting principles in the United States of America, and auditing management's assessment of the effectiveness of internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee meets regularly with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal control over financial reporting and the overall quality of the Company's accounting.

        The Audit Committee has adopted a Policy for Approval of Independent Auditor Services (the "Policy") outlining the scope of services that the independent registered public accounting firm may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining the independent registered public accounting firm to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by the independent registered public accounting firm under any circumstances. Pursuant to these guidelines, the Audit Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved.

        Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and Deloitte in separate sessions the Company's consolidated financial statements for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, management's annual report on the Company's internal control over financial reporting and Deloitte's attestation. The Audit Committee also discussed with management and Deloitte the process used to support certifications by the Company's CEO and CFO that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the SEC and the process used to support management's annual report on the Company's internal controls over financial reporting.

        The Audit Committee discussed with Deloitte matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees) and Rule 2-07 of Regulation S-X. Deloitte also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte's communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte the accounting firm's independence. In considering the independence of Deloitte, the Audit Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of Deloitte. In connection with its selection of Deloitte as the Company's independent registered public accounting firm for the year ending December 31, 2015, the Audit Committee conducted a performance evaluation of Deloitte's services.

        Based upon the Audit Committee's review of the financial statements, independent discussions with management and Deloitte, and the Audit Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, and subject to the limitations of the Audit Committee's role, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the years ended December 31, 2014, December 31, 2013 and December 31, 2012 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

Members of the Audit Committee

Glenn M. Renwick, Chair
Robert J. Darretta
Michele J. Hooper

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Disclosure of Fees Paid to Independent Registered Public Accounting Firm

        Aggregate fees billed to the Company for the fiscal years ended December 31, 2014 and 2013 represent fees billed by the Company's principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which includes Deloitte Consulting (collectively, "Deloitte & Touche"). The Audit Committee pre-approved the audit and non-audit services provided in the years ended December 31, 2014 and December 31, 2013 by Deloitte & Touche, as reflected in the table below.

	Year Ended
Fee Category	2014	2013
Audit Fees	$16,138,000	$18,141,000
Audit-Related Fees(1)	3,554,000	7,929,000

Total Audit and Audit-Related Fees	$19,692,000	$26,070,000
Tax Fees(2)	710,000	1,446,000
All Other Fees(3)	296,000	451,000

Total	$20,698,000	$27,967,000

(1)
Audit-Related Fees for 2014 and 2013 include benefit plan and other required audits, an audit of one of our subsidiaries, certain AICPA agreed-upon procedures, internal control assessments and due diligence services.

(2)
Tax Fees include tax compliance, planning and support services. In 2014 and 2013 approximately $311,000 and $1,161,000, respectively, of Tax Fees were related to international tax services. In 2014 and 2013 approximately $123,000 and $185,000, respectively, of Tax Fees were related to tax compliance (review and preparation of corporate and expatriate tax returns, review of the tax treatment for certain expenses and claims for refunds).

(3)
All Other Fees include consulting fees.

Audit Committee's Consideration of Independence of Independent Registered Public Accounting Firm

        The Audit Committee has reviewed the nature of non-audit services provided by Deloitte & Touche and has concluded that these services are compatible with maintaining the firm's ability to serve as our independent registered public accounting firm.

Audit and Non-Audit Services Approval Policy

        The Audit Committee has adopted a Policy for Approval of Independent Auditor Services (the "Policy") outlining the scope of services that Deloitte & Touche may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Deloitte & Touche to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by Deloitte & Touche under any circumstances. Pursuant to these guidelines, the Audit Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved. All fees reported above were approved pursuant to the Policy. The services provided by our independent registered public accounting firm and related fees are discussed with the Audit Committee and the Policy is evaluated and updated periodically by the Audit Committee.

PROPOSAL 5 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee is directly responsible for the appointment, evaluation, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the year ending December 31, 2015. Deloitte has been retained as our independent registered public accounting firm since 2002. The Audit Committee is responsible for approving audit fees associated with the retention of Deloitte. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. Further, as part of the Audit Committee's assessment of Deloitte and in conjunction with the mandated rotation of the audit firm's lead engagement partner, the Chair of the Audit Committee is involved in reviewing the selection of Deloitte's new lead engagement partner.

        The Board of Directors has proposed that shareholders ratify the appointment of Deloitte at the Annual Meeting. If shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. The Audit Committee evaluates, at least every three years, whether to rotate our independent registered public accounting firm.

        Representatives of Deloitte are expected to be present at the meeting, will have an opportunity to make a statement and will be available to respond to questions from shareholders.

        The Board of Directors recommends that you vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2015. Executed proxies will be voted FOR ratification of this appointment unless you specify otherwise.

 PROPOSAL 6 — SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR

        We have been informed that John Chevedden, who owns no fewer than 50 shares of our common stock, intends to introduce the proposal set forth below at the Annual Meeting. In accordance with SEC rules, the text of the proposal is printed verbatim from the submission. The Company will provide to shareholders the address and reported holdings of the Company's common stock for the proposal sponsor promptly upon receiving an oral or written request. The Board of Directors has recommended a vote against this proposal for the reasons set forth following the proposal.

Shareholder Proposal — Independent Board Chairman

Proposal 6 — Independent Board Chairman

  RESOLVED: The shareholders request our Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it did not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

  When our CEO is our board chairman, this arrangement can hinder our board's ability to monitor our CEO's performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

  This topic is particularly important for UnitedHealth since our chairman, Richard Burke, is supposed to serve in a checks and balances role in regard to our CEO Stephen Hemsley. However Mr. Burke was an inside-related director with 37-years long tenure. Director independence declines with 10 to 15-years tenure. Mr. Burke also received 7% in negative votes from shareholders. This 7% in negative votes was 28-times more negative votes than one of our directors received.

  We also had 3 other long-tenured directors who may be challenged to act in a checks and balances role for our CEO. Directors Gail Wilensky, William Ballard and Douglas Leatherdale each had 21 to 31-years long-tenure and each received 7% in negative votes from shareholders. Mr. Leatherdale and Mr. Ballard were also on our executive pay committee and Stephen Hemsley was given $28 million in 2013 Total Realized Pay. Mr. Leatherdale and Mr. Ballard also controlled 67% of the votes on our nomination committee.

  GMI Ratings, an independent investment research firm, said unvested equity pay partially or fully accelerates upon CEO termination. Accelerated equity vesting allows executives to realize lucrative pay without necessarily having earned it through strong performance. UnitedHealth had not disclosed specific, quantifiable performance objectives for our CEO. GMI also said multiple related party transactions and other potential conflicts of interest involving our company's board or senior managers should be reviewed in greater depth.

  GMI said UnitedHealth Group is a Minnesota corporation and Minnesota law contains multiple provisions which protect management from hostile takeovers and thus diminish shareholder interests. Minnesota law contains an Other Constituency Provision allowing directors to dispense with their fiduciary duty to shareholders when evaluating tender offers.

  Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Independent Board Chairman — Proposal 6

Board of Directors' Recommendation

        The Board of Directors unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:

        It is unnecessary to adopt a policy requiring an independent chair because the Company's Principles of Governance already state the following:

  The Board believes that the roles of the Chair and Chief Executive Officer should be separate and that the director serving as the Chair should be an Independent Director. As provided in the Company's Bylaws, the Independent Directors will appoint a Lead Independent Director in the event the Chair is not an Independent Director.

        This provision and the duties of the independent chair can be found on our website through the following link: http://www.unitedhealthgroup.com/~/media/UHG/PDF/About/UNH-Principles-of-Governance.ashx.

        The Company currently has an Independent Chair, Richard Burke. At the 2014 shareholders' meeting, Mr. Burke was elected by 92% of the votes cast.

        Accordingly, the Board believes that it has already implemented the request in the proposal, and further action is unnecessary. We also note that the supporting statement contains a number of objectively false and misleading statements as well as statements that are irrelevant to the proposal's subject matter.

        For these reasons, the Board of Directors recommends that you vote AGAINST this proposal. Executed proxies will be voted AGAINST this proposal unless you specify otherwise.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.     What is the purpose of the Annual Meeting?

        At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, an advisory vote to approve our executive compensation, approval of certain amendments to the 2011 Plan, approval of the reincorporation of the Company from Minnesota to Delaware, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and, if properly presented at the meeting, one shareholder proposal. Also, once the business of the Annual Meeting is concluded, management of the Company will give a business update. Management, Chairs of each standing Board committee and representatives of Deloitte & Touche LLP will be available to respond to questions from shareholders.

2.     What is a proxy statement?

        The Company's Board of Directors is soliciting proxies for use at the 2015 Annual Meeting of Shareholders. A proxy statement is a document we give you when we are soliciting your vote pursuant to SEC regulations.

3.     What is a proxy?

        It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Dannette L. Smith and Amy L. Schneider to serve as proxies for the Annual Meeting. The Board of Directors will use the proxies at the 2015 Annual Meeting of Shareholders. The proxies also may be voted at any adjournments or postponements of the meeting.

4.     What is the difference between a shareholder of record and a shareholder who holds stock in street name?

        Shareholders of Record. If your shares are registered in your name with our transfer agent, Wells Fargo Shareowner Services, you are a shareholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials ("Notice") or the proxy materials were sent directly to you by Broadridge Financial Solutions.

        Street Name Holders. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in "street name." The Notice or proxy materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account.

5.     How many shares must be present to hold the Annual Meeting?

        In order to conduct the Annual Meeting, holders of a majority of the shares entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. Your shares are counted as present if you attend the Annual Meeting and vote in person, if you vote your proxy over the internet or by telephone, or by mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

6.     How can I access the proxy materials for the Annual Meeting?

        Shareholders may access the proxy materials, which include the Notice of Annual Meeting of Shareholders, Proxy Statement (including a form of proxy card) and Annual Report for the year ended December 31, 2014 on the internet at www.unitedhealthgroup.com/proxymaterials. We will also provide a hard copy of any of these documents free of charge upon request to: UnitedHealth Group Incorporated, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors.

        Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will also help preserve environmental resources.

        Shareholders of Record. If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time by going directly to www.unitedhealthgroup.com and following the enrollment instructions.

        Street Name Holders. If you hold your shares in a bank or brokerage account, you may also have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

7.     How do I attend the Annual Meeting? What do I need to bring?

        To attend the Annual Meeting, you will need to bring an admission ticket and valid photo identification.

        Only our shareholders are entitled to attend the meeting. The procedure that you must follow in order to attend the meeting depends on whether you are a shareholder of record or a street name holder of our common stock.

        Shareholders of Record. If you are a shareholder of record and received a Notice, the Notice is your admission ticket. If you are a shareholder of record and received proxy materials by mail, your admission ticket is attached to your proxy card. You will need to bring the Notice or the admission ticket and valid photo identification with you to the Annual Meeting in order to be admitted to the meeting.

        Street Name Holders. If you hold your shares in street name, bring with you to the Annual Meeting valid photo identification and your most recent brokerage statement or a letter from your broker or other nominee indicating that you hold our shares. We will use that statement or letter to verify your ownership of common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in Question 8.

        Please note that use of cameras, phones or other similar electronic devices and the bringing of large bags, packages or sound or video recording equipment will not be permitted in the meeting room. Attendees will also be required to comply with meeting guidelines and procedures that will be available at the meeting. A copy of the meeting guidelines and procedures is also available on our website at www.unitedhealthgroup.com/Investors/AnnualMeeting.aspx.

8.     How can I vote at the Annual Meeting if I own shares in street name?

        If you are a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your bank or broker. A legal proxy is a bank's or broker's authorization for you to vote the shares it holds in its name on your behalf. To obtain a legal proxy, please contact your bank or broker for further information.

9.     What shares are included on the Notice, proxy card or voting instruction form?

        If you are a shareholder of record, you will receive only one Notice or proxy card for all the shares of common stock you hold:

  •
  in certificate form;

  •
  in book-entry form; and

  •
  in any Company benefit plan.

        If you hold your shares in street name, you will receive one Notice or voting instruction form for each account you have with a bank or broker. If you hold shares in multiple accounts, you may need to provide voting instructions for each account.

        If you hold shares in our 401(k) savings plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the 401(k) savings plan will vote your 401(k) plan shares in the same proportion as the shares for which they have received voting instructions. To allow sufficient time for voting by the 401(k) administrators, your voting instructions must be received by 11:59 p.m. Eastern Time on May 27, 2015.

10.  How can I listen to the live webcast of the Annual Meeting?

        You can listen to the live webcast of the Annual Meeting by logging on to our website at www.unitedhealthgroup.com and clicking on "Investors" and then on the link to the webcast. An archived copy of the webcast will also be available on our website for 14 days following the Annual Meeting.

11.  What different methods can I use to vote?

        By Written Proxy. All shareholders of record who received proxy materials by mail can vote by written proxy card. If you received a Notice or the proxy materials electronically, you may request a proxy card at any time by following the instructions on the Notice or on the voting website. If you are a street name holder, you will receive instructions on how you may vote from your bank or broker, unless you previously enrolled in electronic delivery.

        By Telephone or Internet. All shareholders of record can vote by telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or through the internet using the procedures and instructions described on the Notice or proxy card. Street name holders may vote by internet or telephone if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The internet and telephone voting procedures are designed to authenticate shareholders' identities, allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

        In Person. All shareholders of record may vote in person at the Annual Meeting. Street name holders may vote in person at the Annual Meeting if they have a legal proxy, as described in Question 8.

        The Notice is not a proxy card and it cannot be used to vote your shares.

12.  What is the record date and what does it mean?

        The record date for the Annual Meeting is April 2, 2015. Only owners of record of shares of common stock of the Company at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting. On April 2, 2015, there were 951,624,623 shares of common stock issued, outstanding and entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held.

        The record date was established by our Board of Directors as required by the Minnesota Business Corporation Act. Owners of record of common stock at the close of business on the record date are entitled to:

  •
  receive notice of the Annual Meeting; and

  •
  vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

13.  If I submit a proxy, may I later revoke it and/or change my vote?

        Shareholders of record may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:

  •
  signing another proxy card with a later date and delivering it to an officer of the Company before the Annual Meeting;

  •
  voting again over the internet or by telephone prior to 11:59 p.m., Eastern Time, on May 31, 2015;

  •
  voting at the Annual Meeting; or

  •
  notifying the Secretary to the Board of Directors in writing before the Annual Meeting.

        Street name holders may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:

  •
  submitting new voting instructions in the manner provided by your bank or broker; or

  •
  contacting your bank or broker to request a legal proxy in order to vote your shares in person at the Annual Meeting.

14.  Are votes confidential? Who counts the votes?

        We hold the votes of all shareholders in confidence from directors, officers and employees except:

  •
  as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

  •
  in the case of a contested proxy solicitation;

  •
  if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

  •
  to allow the independent inspectors of the election to certify the results of the vote.

        We have retained Broadridge Financial Solutions to tabulate the votes. We have retained
Carl T. Hagberg & Associates to act as independent inspector of the election.

15.  How may I confirm my vote was counted?

        We are offering our shareholders the opportunity to confirm their votes were cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Beginning May 18, 2015 and for up to two months after the Annual Meeting, you may confirm your vote beginning 24 hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (located on your Notice or proxy card) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

16.  What are my choices when voting for director nominees and what vote is needed to elect directors?

        In the vote on the election of director nominees, shareholders may:

  •
  vote in favor of a nominee;

  •
  vote against a nominee; or

  •
  abstain from voting with respect to a nominee.

        A director nominee will be elected if the number of votes cast "for" the nominee exceeds the number of votes cast "against" the nominee. To address a holdover provision in Minnesota law that allows a director who has not been re-elected to remain in office until a successor is elected and qualified, we have a policy requiring any director who does not receive a greater number of votes "for" than "against" his or her election in an uncontested election to tender his or her resignation from the Board of Directors following certification of the shareholder vote. Under this policy, the Board of Directors will determine whether to accept or reject the offer to resign within 90 days of certification of the shareholder vote. The text of this policy appears in our Principles of Governance, which are available on our website at www.unitedhealthgroup.com.

        The Board of Directors recommends a vote FOR each of the nominees.

17.  What are my choices when voting on each of the other proposals considered at the Annual Meeting?

        For each of the other proposals shareholders may:

  •
  vote for the proposal;

  •
  vote against the proposal; or

  •
  abstain from voting on the proposal.

18.  What vote is needed to approve each of the other proposals?

        Each of the other proposals, other than the advisory vote to approve our executive compensation and the proposal to reincorporate the Company in Delaware, must be approved by the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy at the Annual Meeting in order to pass. For the advisory vote to approve our executive compensation, there is no minimum approval necessary for the proposal since it is an advisory vote, however the Board of Directors will consider the results of the advisory vote when considering future executive compensation decisions. The proposal to reincorporate the Company in Delaware must be approved by the holders of a majority of our outstanding shares of common stock in order to pass.

19.  What is the Board's recommendation with regard to each proposal?

        The Board of Directors makes the following recommendation with regard to each proposal:

  •
  The Board of Directors recommends a vote FOR each of the director nominees.

  •
  The Board of Directors recommends a vote FOR advisory approval of the Company's executive compensation.

  •
  The Board of Directors recommends a vote FOR approval of amendments to the 2011 Plan.

  •
  The Board of Directors recommends a vote FOR approval of the Company's reincorporation in Delaware.

  •
  The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

  •
  The Board of Directors recommends a vote AGAINST the shareholder proposal regarding an independent board chair.

20.  What if I do not specify a choice for a matter when returning a proxy?

        Shareholders should specify their choice for each matter in the manner described in the Notice or on their proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

  •
  FOR the election of all director nominees;

  •
  FOR the advisory approval of our executive compensation;

  •
  FOR the approval of amendments to the 2011 Plan;

  •
  FOR the approval of the Company's reincorporation in Delaware;

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm; and

  •
  AGAINST the shareholder proposal regarding an independent board chair.

21.  Are my shares voted if I do not provide a proxy?

        If you are a shareholder of record and do not provide a proxy, you must attend the Annual Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Banks and brokers have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter. The election of directors, the advisory vote to approve our executive compensation, the approval of amendments to the 2011 Plan, the approval of the reincorporation of the Company in Delaware and the shareholder proposal are not considered routine and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote are counted as "broker non-votes."

22.  How are abstentions and broker non-votes counted?

        Abstentions have no effect on the election of directors under Minnesota law.

        Under Minnesota law, abstentions have the effect of an "AGAINST" vote on the proposal seeking advisory approval of our executive compensation, the approval of amendments to the 2011 Plan, the approval of the reincorporation of the Company in Delaware, the ratification of the appointment of the Company's independent registered public accounting firm and the shareholder proposal.

        Under Minnesota law, broker non-votes have no effect on the election of directors, proposal seeking advisory approval of our executive compensation, the approval of amendments to the 2011 Plan or the shareholder proposal.

        Under Minnesota law, broker non-votes will have the effect of an "AGAINST" vote on the proposal seeking the approval of the reincorporation of the Company in Delaware.

23.  Does the Company have a policy about directors' attendance at the Annual Meeting of Shareholders?

        The Company expects directors to attend the Annual Meeting, absent a compelling reason. All of our directors attended the 2014 Annual Meeting.

24.  What are the deadlines for submitting shareholder proposals for the 2016 Annual Meeting?

        Shareholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials. To be considered for inclusion in our proxy statement for our 2016 Annual Meeting, shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received no later than December 24, 2015 and be submitted in accordance with Rule 14a-8. These shareholder proposals must be in writing and received by the deadline described above at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors. If we do not receive a shareholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2016 Annual Meeting.

        Other Shareholder Proposals for Presentation at the 2016 Annual Meeting. A shareholder proposal that is not submitted for inclusion in our proxy statement for our 2016 Annual Meeting, but is instead sought to be presented at the 2016 Annual Meeting, must comply with the "advance notice" deadlines in our Bylaws. As such, these shareholder proposals must be received no earlier than February 2, 2016, and no later than the close of business on March 3, 2016. These shareholder proposals must be in writing and received within the "advance notice" deadlines described above at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors. These shareholder proposals must be in the form provided in our Bylaws and must include the information set forth in the Bylaws about the shareholder proposing the business and any associated person, including information about the direct and indirect ownership of or derivative positions in the Company's common stock and arrangements and understandings related to the proposed business or the voting of the Company's common stock. If we do not receive a shareholder proposal and the required information regarding the shareholder and any associated person by the "advance notice" deadlines described above, the proposal may be excluded from the proxy statement and from consideration at the 2016 Annual Meeting. The "advance notice" requirement described above supersedes the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding the discretionary proxy voting authority with respect to such shareholder business. This deadline will be the same, regardless of whether the Reincorporation is approved because the Delaware bylaws contain the same advance notice provisions as the Minnesota bylaws.

25.  How are proxies solicited and what is the cost?

        We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co., Inc. to assist with the solicitation of proxies for a base fee of $21,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.

        Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

26.  Where can I find more information about my voting rights as a shareholder?

        The SEC has an informational website that provides shareholders with general information about how to cast their vote and why voting should be an important consideration for shareholders. You may access that information at www.sec.gov/spotlight/proxymatters.shtml or at www.investor.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information about shareholders known to us to beneficially own more than 5% of the outstanding shares of our common stock, based solely on the information filed by such shareholders in 2015 for the year ended December 31, 2014 on Schedule 13G under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	58,021,399	6.0%
55 East 52nd Street
New York, New York 10022
FMR LLC(2)	58,023,445	6.045%
245 Summer Street
Boston, Massachusetts 02210
The Vanguard Group(3)	50,080,774	5.21%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Wellington Management Group LLP(4)	48,731,056	5.08%
280 Congress Street
Boston, Massachusetts 02210

(1)
This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 12, 2015. BlackRock, Inc. reported having sole voting power over 48,093,677 shares, sole dispositive power over 57,971,863 shares, and shared voting and dispositive power over 49,536 shares.

(2)
This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by FMR LLC on February 13, 2015. FMR LLC reported having sole voting power over 3,332,492 shares and sole dispositive power over 58,023,445 shares.

(3)
This information, including percent of class, is based on the Schedule 13G filed with the SEC by The Vanguard Group on February 9, 2015. The Vanguard Group reported having sole voting power over 1,662,462 shares, sole dispositive power over 48,507,685 shares and shared dispositive power over 1,573,089 shares.

(4)
This information, including percent of class, is based on the Schedule 13G filed with the SEC by Wellington Management Group LLP on February 14, 2015. Wellington Management Group LLP reported having shared voting power over 10,058,163 shares and shared dispositive power over 48,731,056 shares.

        The following table provides information about the beneficial ownership of our common stock as of March 16, 2015 by each director and nominee for director, each named executive officer, and by all of our current directors, executive officers and director nominees as a group. As of March 16, 2015, there were 952,778,776 shares of our common stock issued, outstanding and entitled to vote.

Name of Beneficial Owner or Identity of Group	Ownership of Common Stock		Number of Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of March 16, 2015	Total(1)	Percent of Common Stock Outstanding
William C. Ballard, Jr.	67,047	(2)	103,000	170,047	*

Edson Bueno, M.D.	8,416,905		159,156	8,576,061	*

Richard T. Burke	2,173,607	(2)(3)	130,200	2,303,807	*

Robert J. Darretta	36,759	(2)(4)	56,621	93,380	*

Michele J. Hooper	27,491	(2)	35,000	62,491	*

Rodger A. Lawson	23,348	(2)	0	23,348	*

Douglas W. Leatherdale	967,382	(2)(4)(5)	101,750	1,069,132	*

Glenn M. Renwick	36,152	(2)	33,929	70,081	*

Kenneth I. Shine, M.D.	26,146	(2)	625	26,771	*

Gail R. Wilensky, Ph.D.	51,937	(2)	101,770	153,707	*

Stephen J. Hemsley	3,001,205	(6)(7)	554,354	3,555,559	*

David S. Wichmann	476,102	(6)	760,168	1,236,270	*

Larry C. Renfro	116,135		42,380	158,515	*

Marianne D. Short	10,495		34,875	45,370	*

Eric S. Rangen	4,264	(8)	0	4,264	*

Gail K. Boudreaux	0		12,587	12,587	*

All current directors, executive officers and director nominees as a group (16 individuals)	15,443,415	(9)	2,161,156	17,604,571	1.84%

*
Less than 1%.

(1)
Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person's or group's name. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of March 16, 2015 are treated as outstanding only when determining the amount and percent owned by such individual or group.

(2)
Includes the following number of vested deferred stock units which are considered owned under the Company's stock ownership guidelines for directors: Mr. Ballard — 17,847 deferred stock units; Mr. Burke — 17,847 deferred stock units; Mr. Darretta — 33,419 deferred stock units; Ms. Hooper — 24,121 deferred stock units; Mr. Lawson — 16,348 deferred stock units; Mr. Leatherdale — 17,847 deferred stock units; Mr. Renwick — 34,112 deferred stock units;
Dr. Shine — 26,146 deferred stock units; and Dr. Wilensky — 17,847 deferred stock units.

(3)
Includes 86,000 shares held in trust for the benefit of Mr. Burke's children. Mr. Burke does not have voting or investment power over these shares and disclaims beneficial ownership of these shares.

(4)
Includes the following number of shares known to be pledged as security: Mr. Darretta — 3,340 shares, and Mr. Leatherdale — 903,420 shares. Mr. Darretta's shares are held in a margin account for which no loans are outstanding; Mr. Leatherdale is retiring from the Board as of the 2015 Annual Meeting. To discourage pledging shares of the Company's common stock, our insider trading policy requires advance approval of the Compensation Committee of any pledging of common stock by directors, executive officers and other members of management. Pledges that existed prior to the policy's adoption in November 2012 have been grandfathered. Messrs. Darretta and Leatherdale continue to satisfy our stock ownership guidelines when pledged shares are excluded from their individual holdings.

(5)
Includes 32,000 shares held in irrevocable trusts for the benefit of Mr. Leatherdale's children and 6,615 shares held in irrevocable trusts for the benefit of Mr. Leatherdale's grandchildren. Mr. Leatherdale disclaims beneficial ownership of these shares. Also includes 7,500 shares held in a charitable foundation which are beneficially owned by Mr. Leatherdale.

(6)
Includes the following number of shares held in trust for the individuals pursuant to our 401(k) plan:
Mr. Hemsley — 300 shares; and Mr. Wichmann — 225 shares. Pursuant to the terms of the 401(k) plan, a participant has sole voting power over his or her shares; however, the plan trustee votes all unvoted shares in the same proportions as the actual proxy votes submitted by plan participants.

(7)
Includes 24,000 shares held in a charitable foundation which are beneficially owned by Mr. Hemsley.

(8)
Excludes shares held directly by Mr. Rangen's spouse. Mr. Rangen does not have voting or investment power over these shares, and disclaims beneficial ownership of these shares.

(9)
Includes the indirect holdings included in footnotes 3, 5, 6 and 7.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors and greater-than-10% beneficial owners are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of these reports and written representations from our executive officers and directors, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements during 2014.

HOUSEHOLDING NOTICE

        We have adopted "householding" procedures that allow us to deliver one Notice or single copies of proxy statements and annual reports to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. Each registered shareholder living in that household will receive a separate proxy card if the householded proxy materials are received by mail.

        If you participate in householding but wish to receive a separate copy of the Notice, this proxy statement or our 2014 Annual Report to Shareholders, please notify us at: Secretary to the Board of Directors, UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, telephone (877) 536-3550. You may opt-in or opt-out of householding at any time by contacting our transfer agent, Wells Fargo Shareowner Services, at P.O. Box 64854, St. Paul, Minnesota 55164-0854, telephone (800) 468-9716. Your householding election will apply to all materials mailed more than 30 days after your request is received.

        Your participation in the householding program is encouraged. As an alternative to householding, you may choose to receive documents electronically. Instructions for electing electronic delivery are described in Question 6 of the "Questions and Answers About the Annual Meeting and Voting" section of this proxy statement.

        We have been notified that some banks and brokers will household proxy materials. If your shares are held in "street name" by a bank or broker, you may request information about householding from your bank or broker.

OTHER MATTERS AT MEETING

        In accordance with the requirements of advance notice described in our Bylaws, no shareholder nominations or shareholder proposals other than the shareholder proposal included in this proxy statement will be presented at the 2015 Annual Meeting. We know of no other matters that may come before the Annual Meeting. However, if any matters calling for a vote of the shareholders, other than those referred to in this proxy statement, should properly come before the meeting, the persons named as proxies will vote on such matters according to their individual judgment.

By Order of the Board of Directors,

Dannette L. Smith Secretary to the Board of Directors
Dated: April 22, 2015

APPENDIX A

New language is indicated by underlining, and deletions are indicated by strike-throughs.

UNITEDHEALTH GROUP INCORPORATED 2011 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED IN 2015)

Section 1. Purpose; Adoption; Effect on Prior Plans.

        (a)    Purpose.    The purpose of the UnitedHealth Group Incorporated 2011 Stock Incentive Plan (as amended from time to time, the "Plan") is to aid in attracting and retaining employees, management personnel and other personnel and members of the Board of Directors who are not also employees ("Non-Employee Directors") of UnitedHealth Group Incorporated (the "Company") capable of assuring the future success of the Company, to offer such personnel and Non-Employee Directors incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel and Non-Employee Directors an opportunity to acquire a proprietary interest in the Company.

        (b)    Adoption.    The Company hereby adopts the Plan, subject to approval by the shareholders of the Company. As so established and approved, the Plan shall be known as the "2011 Stock Incentive Plan."

        (c)    Effect on Prior Plans.    On the effective date of the Plan determined in accordance with Section 11 of the Plan (the "Effective Date"), for purposes of administration and share accounting pursuant to Sections 3 and 4 of the Plan, the UnitedHealth Group Incorporated 2002 Stock Incentive Plan, as previously amended (the "Prior Plan"), shall be considered to be incorporated in the Plan. All outstanding options, restricted stock and other awards issued under the Prior Plan shall remain subject to the terms and conditions of the Prior Plan, but shares of stock relating to outstanding options, restricted stock or other awards issued under the Prior Plan are considered shares of stock subject to the Plan under Section 4 of the Plan. From and after the Effective Date of the Plan, no further awards shall be made under the Prior Plan.

Section 2. Definitions.

          As used in the Plan, the following terms shall have the meanings set forth below:

            (a)   "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

            (b)   "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Special Full Value Award or Non-Employee Director Award granted under the Plan.

            (c)   "Award Agreement" shall mean any written certificate, agreement, contract or other instrument or document evidencing any Award granted under the Plan.

            (d)   "Change in Control" shall have the meaning ascribed to such term in any Award Agreement.

            (e)   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

            (f)    "Committee" shall mean the Compensation and Human Resources Committee of the Board of Directors or such other committee of the Board of Directors as is designated by such Board to administer the Plan and composed of not less than two directors.

            (g)   "Corporate Transaction" shall mean the effective date of any of the following transactions in which the Company does not survive (or does not survive as a public company in respect of its Common Stock): (1) any merger, combination, consolidation, or other reorganization; (2) any exchange of Common Stock or other securities of the Company; (3) a sale of all or substantially all the business, stock or assets of the Company; (4) a dissolution of the Company; or (5) any other similar event.

            (h)   "Eligible Person" shall mean, subject to applicable securities laws, any employee, officer or director (including any Non-Employee Director), or any individual consultant or independent contractor, providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

            (i)    "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Shares on a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of the Shares as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on that date, the closing price on the immediately prior day on which the New York Stock Exchange was open for trading; provided that, in the case of an Award granted to an Eligible Person subject to tax or legal requirements outside of the United States, the Committee may prescribe another method for determining Fair Market Value if the Committee determines such other method is advisable to satisfy local legal or regulatory requirements or to obtain more beneficial tax treatment.

            (j)    "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

            (k)   "Non-Employee Director Award" shall mean an Award granted under Section 6(f) of the Plan.

            (l)    "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

            (m)  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

            (n)   "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

            (o)   "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

            (p)   "Person" shall mean any individual, corporation, limited liability company, partnership, association or trust.

            (q)   "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

            (r)    "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

            (s)   "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

            (t)    "Shares" shall mean shares of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 7(c) of the Plan.

            (u)   "Special Full Value Award" shall mean an award granted under Section 6(e) of the Plan.

            (v)   "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration.

        (a)    Power and Authority of the Committee.    The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) subject to Section 7(b), amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability or lapse of restrictions relating to Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

        (b)    Delegation.    The Committee may delegate to one or more officers of the Company or any Affiliate, or a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Eligible Persons who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. The Committee shall not delegate its powers and duties under the Plan in any manner that would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4. Shares Available for Awards.

        (a)    Shares Available.    Subject to adjustment as provided in Sections 4(b) and 7(c), the total number of Shares available for granting Awards under the Plan shall be ~~173,805,623 (123,805,623~~238,103,375 (119,882,476 of which were previously authorized and subject to outstanding Awards under the Prior Plan)~~; provided, however, that the total number of Shares authorized under the Plan shall be deemed to be reduced automatically, as of the Effective Date of the Plan, by that number of Shares that were subject to outstanding awards under the Prior Plan as of March 24, 2011, that are no longer subject to outstanding awards as of the Effective Date of the Plan. Not more than 41,332,237 of such Shares (16,332,237 of which were previously authorized and subject to outstanding Awards under the Prior Plan), subject to adjustment as provided in Section 7(c) of the Plan, will be available for granting Awards (including dividend equivalents) other than Stock Options and Stock Appreciation Rights; provided, however, that any Shares covered by an Award (other than a Stock Option or Stock Appreciation Right) that are forfeited shall again be available for purposes of the foregoing limitation~~. Shares that are subject to or underlie Awards granted under the Plan which expire, are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan, and Shares that are subject to any Awards that are settled in cash or a form other than Shares, shall again be available for subsequent Awards under the Plan based on the number of Shares counted at the time of grant pursuant to Section 4(b) of the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase or exercise price relating to an Award, or in connection with satisfaction of tax obligations relating to an Award, (in each case, whether by actual delivery, attestation or having shares withheld from the Award) shall not be available for subsequent Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a Stock Appreciation Right, the number of underlying Shares as to which the exercise related shall be counted against the foregoing Share limit, as opposed to only counting the shares issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 Shares and is exercised at a time when the payment due to the Participant is 15,000 Shares, 100,000 Shares shall be charged against the foregoing Share limit with respect to such exercise.) For purposes of the previous three sentences, the terms "Award" and "Stock Appreciation Right" shall explicitly include any Awards and Stock Appreciation Rights, respectively, granted under the Plan as well as any Awards or Stock Appreciation Rights, respectively, outstanding under the Prior Plan as of the Effective Date of the Plan.

        (b)    Accounting for Awards.    For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted, in accordance with this Section 4(b), on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that the number of Shares covered by a Performance Award or to which such Performance Award relates shall be counted against the aggregate number of Shares available for granting Awards under the Plan on the date such Performance Awards vest. With respect to Options, Stock Appreciation Rights and any Awards other than Options and Stock Appreciation Rights that were granted prior to the Company's 2015 Annual Meeting of Shareholders, the number of Shares available for Awards under the Plan shall be reduced by one Share for each Share covered by such Award or to which such Award relates. With respect to any Awards other than Options and Stock Appreciation Rights that were granted after the Company's 2015 Annual Meeting of Shareholders, the number of Shares available for Awards under the Plan shall be reduced by 2.5 Shares for each Share covered by such Award or to which such Award relates. The number of Shares covered by any dividends and/or dividend equivalents paid or credited in respect of an Award shall be counted on the dividend payment date against the aggregate number of Shares available for granting Awards under the Plan. Such Shares may again become available for granting Awards under the Plan pursuant to the provisions of Section 4(a) of the Plan, subject to the limitations set forth in Section 4(d) of the Plan.

        (c)    Incentive Stock Options.    Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 25,000,000, subject to adjustment as provided in Section 7(c) of the Plan and Sections 422 or 424 of the Code or any successor provisions.

        (d)    Award Limitations Under the Plan.    No Eligible Person may be granted any Options or Stock Appreciation Rights with respect to more than 5,000,000 Shares (subject to adjustment as provided in Section 7(c) of the Plan), in the aggregate, in any calendar year. In addition, no Eligible Person may be granted any Awards (other than Options or Stock Appreciation Rights subject to the limit of the preceding sentence) that qualify as "qualified performance-based" Awards within the meaning of Section 162(m) of the Code with respect to more than 5,000,000 Shares (subject to adjustment as provided in Section 7(c) of the Plan), in the aggregate, in any calendar year. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

Section 5. Eligibility.

        Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant; provided, however, that an Incentive Stock Option may be granted only to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless the Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

        (a)    Options.    The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i)    Exercise Price.    The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

          (ii)    Option Term.    The term of each Option shall be fixed by the Committee at the time of grant but in no event shall any Option have a term of more than 10 years.

          (iii)    Time and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect thereto may be made or deemed to have been made (including, without limitation, cash, loans, Shares previously owned by the Participant (or a reduction in the number of Shares otherwise deliverable to the Participant on exercise of the Option), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price; or, subject to such procedures as the Committee may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) such exercise). Such "cashless exercise" procedures with a third-party shall require (i) a valid exercise of the Awards and (ii) Participants to be legal owners of the shares subject to the Awards (even if the Participants do not pay the exercise price before the sale of the shares subject to the Awards).

        (b)    Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. The term of each Stock Appreciation Right shall be fixed by the Committee at the time of grant but in no event shall any Stock Appreciation Right have a term of more than 10 years. Subject to the terms of the Plan and any applicable Award Agreement, the methods of exercise, dates of exercisability, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

        (c)    Restricted Stock and Restricted Stock Units.    The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i)    Restrictions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Any dividends and/or dividend equivalents paid or credited in respect of an Award of Restricted Stock or Restricted Stock Units that is subject to performance-based or time-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate. Except as otherwise provided herein, Awards of Restricted Stock and Restricted Stock Units shall contain restrictions that lapse no sooner than over a period of three years following the date of grant or, in the case of Awards with performance-based vesting provisions, no sooner than over a period of one year following the date of grant; provided, however, that restrictions may lapse sooner than such dates as to portions of such Awards so long as restrictions as to the total number of Shares covered by such Awards do not lapse sooner than such dates.

          (ii)    Forfeiture; Delivery of Shares.    Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. In the case of Restricted Stock, Shares shall be issued at the time such Awards are granted and may be certificated or uncertificated. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Unless a delayed payment date is provided under the terms of the Award, upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the end of the restricted period relating to Restricted Stock Units, receipt of all or a portion of the Shares subject to such Restricted Stock Units, all on such terms and conditions as the Committee shall determine.

        (d)    Performance Awards.    The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.

            (i)  A Performance Award granted under the Plan (1) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or Restricted Stock Units), other securities, other Awards or other property and (2) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Notwithstanding the immediately preceding sentence, the length of a performance period shall not be less than three (3) months.

            (ii)  Performance Awards granted under this Section 6(d) may be intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code. The specific performance goals for any such Performance Awards shall be, on an absolute or relative basis, established based on one or more of the following business criteria as selected by the Committee in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, net operating profit, margins (including gross or operating margins), gross revenue, revenue growth, operating income (before or after taxes), earnings or net earnings (before or after interest, taxes, depreciation and/or amortization), return measures (including, but not limited to, return on equity, assets, net investment, invested capital, sales or revenues), funds from operations, productivity ratios, performance against operating budget goals, operating efficiency, productivity ratios, economic value added, working capital target, expense targets, cost containment or reduction, market share, business pipeline, stewardship goals (including, but not limited to, customer, employee and provider satisfaction and engagement), or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or one of its Affiliates. To qualify Performance Awards as performance-based under Section 162(m), the applicable business criteria and specific performance goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such performance goals remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of any such Performance Award may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years. To the extent that any Performance Award (other than an Option or Stock Appreciation Right) is intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee must certify in writing that the performance target(s) and any other material terms of the Performance Award were in fact timely satisfied prior to the payment of such Award. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee's authority to grant new Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Options and Stock Appreciation Rights) shall terminate upon the first meeting of the Company's shareholders that occurs in the fifth year following the year in which the Company's shareholders first approve this Plan, subject to any subsequent extension that may be approved by shareholders.

           (iii)  The maximum number of Shares which may be delivered pursuant to Performance Awards intended to qualify as "performance-based compensation" under Section 162(m) (other than Options and Stock Appreciation Rights, and other than cash awards covered by the following sentence) that are granted to any one Participant in any one calendar year shall not exceed 5,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7(c). The aggregate amount of compensation to be paid to any one Participant in respect of all Performance Awards intended to qualify as performance-based compensation under Section 162(m) that are payable only in cash and granted to that Participant in any one calendar year shall not exceed $10,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

        (e)    Special Full Value Awards.    The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. In no event, however, may Shares issued in respect of Special Full Value Awards exceed 5% of the aggregate number of Shares available for grant under the Plan. For purposes of clarity, Restricted Stock or Restricted Stock Units may be granted that do not satisfy the minimum vesting requirements set forth in Section 6(c), but any Shares issued in respect of such Awards shall be counted against the Share limit of the immediately preceding sentence as a Special Full Value Awards. Shares covered by a Special Full Value Award that are forfeited, as well as Shares that are subject to or underlie Special Full Value Awards which expire, are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan, and Shares that are subject to any Special Full Value Awards that are settled in cash or a form other than Shares, shall not count against the special Share limit of this Section 6(e).

        (f)    Non-Employee Director Awards.    The Committee is authorized to grant to Non-Employee Director Awards denominated in Options, SARs, Restricted Stock, Restricted Stock Units, Shares or such other Share-based award as it shall determine is necessary and appropriate. Any such Award may have such vesting (or no vesting requirements) as the Committee may determine and may also be subject to any holding requirement as the Committee determines in its sole discretion. Non-Employee Director Awards shall not count against or be subject to the Special Full Value Award limitations of Section 6(e).

        (g)   General.

          (i)    Consideration for Awards.    Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

          (ii)    Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii)    Forms of Payment Under Awards.    Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

          (iv)    Limits on Transfer of Awards.    No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and provided, further, that except in the case of an Incentive Stock Option, Awards may be transferable as specifically provided in any applicable Award Agreement or amendment thereto pursuant to terms determined by the Committee and subject to all applicable laws (including, without limitation, applicable securities and tax laws). Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Any Award which is transferred pursuant to a domestic relations order or as otherwise permitted by the Plan and the applicable Award Agreement shall remain subject to the terms and conditions set forth in the Award Agreement and the Plan. Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (v)    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee at the time of grant but in no event shall any Award have a term of more than 10 years.

          (vi)    Restrictions; Securities Exchange Listing.    All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been listed or admitted for trading on such securities exchange. The person acquiring any securities under this Plan will, if requested by the Company or one of its Affiliates, provide such assurances and representations to the Company or one of its Affiliates as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

Section 7. Amendment and Termination; Adjustments.

        Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

        (a)    Amendments to the Plan.    The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would violate any rules or regulations of the New York Stock Exchange or any other national securities exchange that is applicable to the Company. Furthermore, shareholder approval shall be required for any amendments to the Plan which would (i) materially increase the benefits accruing to Participants; (ii) materially increase the number of securities which may be issued under the Plan; (iii) materially modify the requirements for participation under the Plan; or (iv) require shareholder approval under applicable law or any applicable listing agency or under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the Plan.

        (b)    Amendments to Awards.    Except as otherwise explicitly provided herein, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award in any manner materially adverse to the Participant or holder or beneficiary thereof, prospectively or retroactively, without the consent of such Participant or holder or beneficiary. Adjustments and other actions contemplated by Section 7(c) shall not be deemed to constitute amendments of Awards for purposes of this Section 7(b). Notwithstanding any other provision herein and except as provided in Section 7(c) hereof or as may be approved by shareholders, no Option or Stock Appreciation Right may be amended to reduce its initial exercise price, canceled and replaced with an Option or Stock Appreciation Right having a lower exercise price, or canceled and exchanged for cash or another Award for the purpose of repricing the Award.

        (c)    Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or other similar corporate transaction or event affecting the Shares would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, and any Change in Control or similar provisions of any Award), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

        (d)    Correction of Defects, Omissions and Inconsistencies.    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Corporate Transactions — Assumption and Termination of Awards.

        Upon the occurrence of any Corporate Transaction, the Committee may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. The Board of Directors or the Committee may also terminate each Award upon the effective date of a Corporate Transaction, subject to the following provisions:

  •
  unless otherwise provided in the applicable Award Agreement, each Option and Stock Appreciation Right outstanding at the effective date of the Corporate Transaction shall become fully vested, each then-outstanding Award of Restricted Stock and Restricted Stock Units shall fully vest free of restrictions, and each other then-outstanding Award granted under the Plan shall become payable to the holder of such Award; and

  •
  to the extent provision has not been made for the cash settlement of any outstanding Options and Stock Appreciation Rights, the holder of each Option or Stock Appreciation Right shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested Options and Stock Appreciation Rights (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days' notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an Award that is so accelerated may be made contingent upon the closing of the transaction).

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options and Stock Appreciation Rights, may base such settlement solely upon the excess (if any) of the per share amount payable for the Common Stock in respect of such transaction over the exercise price of the Award. The Committee may take the actions contemplated by this Section 8 immediately prior to the transaction (as opposed to on the occurrence of the transaction) to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying Shares.

Section 9. Income Tax Withholding.

        In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant (including, without limitation, deducting the minimum amount of such withholding obligation from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Participant). In order to provide for such tax withholding in connection with an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may (i) require that, or permit the Participant to satisfy such tax obligation by electing to have, the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) permit the Participant to deliver to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined in accordance with the rules and regulations of the agent selected by the Committee to administer such aspect of the Plan.

Section 10. General Provisions.

        (a)    No Rights to Awards.    No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

        (b)    Award Agreements.    To the extent that the Company provides for a written Award Agreement to be executed by the recipient of the Award or other procedures for the Participant to accept his or her Award, the Participant will have no rights under the Award unless and until the Award Agreement shall have been duly delivered by the Company and executed or accepted, as the case may be, by the Participant in accordance with any procedures and within any applicable time limits prescribed by the Company.

        (c)    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (d)    No Right to Employment, etc.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Non-Employee Director the right to continue as a director, of the Company or any Affiliate. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Non-Employee Director, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (e)    Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Minnesota without regard to its conflicts of laws provisions.

        (f)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

        (g)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        (h)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (i)    Section 16 Compliance.    The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.

        (j)    Section 409A Requirements.    Notwithstanding anything to the contrary in this Plan or any Award agreement, the following provisions shall apply to any payments and benefits otherwise payable to or provided to a Participant under this Plan and any Award:

          (i)    For purposes of Code Section 409A, each "payment" (as defined by Code Section 409A) made under this Plan or an Award shall be considered a "separate payment." In addition, for purposes of Code Section 409A, payments shall be deemed exempt from the definition of deferred compensation under Code Section 409A to the fullest extent possible under the "short-term deferral" exemption of Treasury Regulation § 1.409A-1(b)(4).

          (ii)    If the Participant is a "specified employee" (within the meaning of Section 409A and determined pursuant to procedures adopted by the Company) at the time of Participant's "separation from service" (as defined in Section 409A of the Code and Treasury Regulations Section 1.409A-1(h) without regard to the optional alternative definitions available thereunder) and any amount that would be paid to the Participant during the six-month period following such separation from service constitutes a deferral of compensation (within the meaning of Section 409A), such amount shall not be paid to the Participant until the later of (i) six months after the date of Participant's separation from service, and (ii) the payment date or commencement date specified in the Plan for such payment(s). On the first regular payroll date following the expiration of such six-month period (or if Participant dies during the 6-month period, the first payroll date following the death), any payments that were delayed pursuant to the preceding sentence shall be paid to Participant in a single lump sum and thereafter all payments shall be made as if there had been no such delay. The provisions of this Section 10(k)(ii) shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A.

          (iii)   It is intended that any amounts payable under this Plan shall either be exempt from Section 409A of the Code or shall comply with Section 409A of the Code (including Treasury Regulations and other published guidance related thereto) so as not to subject Participants to payment of any additional tax, penalty, or interest imposed under Section 409A of the Code. The Plan shall be construed in a manner to give effect to such intention. In no event whatsoever shall the Company and/or any of its Affiliates be liable for any tax, interest or penalties that may be imposed on any Participant (or any Participant's estate) under Section 409A of the Code. Neither the Company and/or any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant (or any Participant's estate) harmless from any or all such taxes, interest or penalties, or liability for any damages related thereto.

        (k)    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Affiliates, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Affiliates, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of the Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Company's Common Stock in the transaction and any change in the issuer of the security. Any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the share limits in Section 4 or any other limits on the number of Shares available for issuance under the Plan.

        (l)    Clawback Policy.    The Awards granted under the Plan are subject to the terms of the Company's recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares or other property acquired upon payment of the Awards).

Section 11. Effective Date of the Plan.

        The Plan shall be effective as of the date of approval by the shareholders of the Company in accordance with applicable law.

Section 12. Term of the Plan.

        New Awards shall be granted under the Plan only during a 10-year period beginning on the date on which the Board of Directors of the Company approves the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

APPENDIX B

FORM OF PLAN OF CONVERSION
OF
UNITEDHEALTH GROUP INCORPORATED, A Minnesota corporation
TO
UNITEDHEALTH GROUP INCORPORATED, a Delaware corporation

        This PLAN OF CONVERSION, dated as of [MONTH, DAY], 2015 (this "Plan"), is hereby adopted by UnitedHealth Group Incorporated, a Minnesota corporation (the "Company"), in order to set forth the terms, conditions and procedures governing the conversion of the Company from a Minnesota corporation to a Delaware corporation pursuant to Section 265 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), and Sections 302A.681-692 of the Minnesota Business Corporations Act, as amended (the "MBCA").

RECITALS

        WHEREAS, the Company is a corporation established and existing under the laws of the State of Minnesota;

        WHEREAS, conversion of a Minnesota corporation into a Delaware corporation is permitted under Section 265 of the DGCL and Section 302A.681 of the MBCA;

        WHEREAS, the Board of Directors of the Company has determined that it would be advisable and in the best interests of the Company and its shareholders for the Company to convert from a Minnesota corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Sections 302A.681-692 of the MBCA; and

        WHEREAS, the Board of Directors has authorized, approved and adopted the form, terms and provisions of this Plan and submitted this Plan to the Company's shareholders for approval, and the Company's shareholders have approved this Plan.

        NOW, THEREFORE, the Company hereby adopts this Plan as follows:

        1.    Conversion; Effect of Conversion.

          (a)   At the Effective Time (as defined in Section 3 below), the Company shall be converted from a Minnesota corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Section 302A.691 of the MCBA (the "Conversion") and the Company, as converted to a Delaware corporation (the "Converted Company"), shall thereafter be subject to all of the provisions of the DGCL, except that notwithstanding Section 106 of the DGCL, the existence of the Converted Company shall be deemed to have commenced on the date the Company commenced its existence in the State of Minnesota.

          (b)   At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, the Converted Company shall, for all purposes of the laws of the State of Delaware and the State of Minnesota, be deemed to be the same entity as the Company. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Company, and all property, real, personal and mixed, and all debts due to the Company, as well as all other things and causes of action belonging to the Company, shall remain vested in the Converted Company and shall be the property of the Converted Company and the title to any real property vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the Converted Company at the Effective Time, and may be enforced against the Converted Company to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Converted Company in its capacity as a corporation of the State of Delaware. The rights, privileges, powers and interests in property of the Company, as well as the debts, liabilities and duties of the Company, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Converted Company at the Effective Time for any purpose of the laws of the State of Delaware.

          (c)   The Company shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed a dissolution of the Company and shall constitute a continuation of the existence of the Company in the form of a Delaware corporation. The Converted Company is the same entity as the Company. The Conversion shall not be deemed to affect any obligations or liabilities of the Company incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

          (d)   At the Effective Time, the name of the Converted Company shall be: UnitedHealth Group Incorporated.

          (e)   The Company intends for the Conversion to constitute a reorganization within the meaning of Section 368(a)(1) (F) of the Internal Revenue Code of 1986, as amended, and for this Plan to constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g).

        2.    Filings.    As promptly as practicable following the date hereof, the Company shall cause the Conversion to be effective by:

          (a)   executing and filing (or causing to be executed and filed) an Articles of Conversion pursuant to Section 302A.687 of the MBCA in a form reasonably acceptable to any officer of the Company (the "Minnesota Articles of Conversion") with the Minnesota Secretary of State;

          (b)   executing and filing (or causing to be executed and filed) a Certificate of Conversion pursuant to Sections 103 and 265 of the DGCL in a form reasonably acceptable to any officer of the Company (the "Delaware Certificate of Conversion") with the Delaware Secretary of State; and

          (c)   executing, acknowledging and filing (or causing to be executed, acknowledged and filed) a Certificate of Incorporation of UnitedHealth Group Incorporated substantially in the form set forth on Exhibit A hereto (the "Delaware Certificate of Incorporation") with the Delaware Secretary of State.

        3.    Effective Time.    The Conversion shall become effective upon the filing and effectiveness of the Minnesota Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation with the applicable secretary of state (the time of the effectiveness of the Conversion, the "Effective Time").

        4.    Effect of Conversion on Common Stock.    Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each share of issued Common Stock, $0.01 par value per share, of the Company ("Company Common Stock") shall convert into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Converted Company ("Converted Company Common Stock"). Following the Effective Time, all Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of Company Common Stock immediately prior to the Effective Time shall cease to have any rights with respect thereto.

        5.    Effect of Conversion on Outstanding Stock Options.    Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each option to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such option) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Company Common Stock.

        6.    Effect of Conversion on Outstanding Warrants or Other Rights.    Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each warrant or other right to acquire shares of Company Common Stock, including any rights pursuant to employee stock purchase plans, outstanding immediately prior to the Effective Time shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Company Common Stock.

        7.    Effect of Conversion on Outstanding Performance Shares, Restricted Stock Units or Stock Appreciation Rights.    Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each performance share, restricted stock unit or stock appreciation right to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent performance share, restricted stock unit or stock appreciation right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such stock appreciation right) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Company Common Stock.

        8.    Effect of Conversion on Stock Certificates.    Upon the terms and subject to the conditions of this Plan, at the Effective Time, all of the outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Converted Company Common Stock into which the shares represented by such certificates have been converted as provided herein. The registered owner on the books and records of the Converted Company or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Converted Company or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Converted evidenced by such outstanding certificate as provided above.

        9.    Effect of Conversion on Employee Benefit, Incentive Compensation or Other Similar Plans.    Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each employee benefit plan, incentive compensation plan or other similar plan to which the Company is a party shall continue to be a plan of the Converted Company. To the extent that any such plan provides for the issuance of Company Common Stock, at the Effective Time, such plan shall be deemed to provide for the issuance of Converted Company Common Stock. A number of shares of Converted Company Common Stock shall be reserved for issuance under such plan or plans equal to the number of shares of Company Common Stock so reserved immediately prior to the effective date of the Conversion.

        10.    Filings, Licenses, Permits, Titled Property, Etc.    As necessary, following the Effective Time, the Converted Company shall apply for new qualifications to conduct business (including as a foreign corporation), licenses, permits and similar authorizations on its behalf and in its own name in connection with the Conversion and to reflect the fact that it is a corporation duly formed and validly existing under the laws of the State of Delaware. As required or appropriate, following the Effective Time, all real, personal or intangible property of the Company which was titled or registered in the name of the Company shall be re-titled or re-registered, as applicable, in the name of the Converted by appropriate filings or notices to the appropriate party (including, without limitation, any applicable governmental agencies).

        11.    Further Assurances.    If, at any time after the Effective Time, the Converted Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Converted Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company, or (b) to otherwise carry out the purposes of this Plan, the Converted Company, its officers and directors and the designees of its officers and directors, are hereby authorized to solicit in the name of the Converted Company any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Converted Company all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Converted Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company and otherwise to carry out the purposes of this Plan.

        12.    Effect of Conversion on Directors and Officers.    The members of the board of directors and the officers of the Company immediately prior to the Effective Time shall continue in office following the Effective Time as the directors and officers of the Converted Company, respectively, until the expiration of their respective terms of office and until their successors have been duly elected and have qualified, or until their earlier death, resignation or removal. After the Effective Time, the Converted Company and its board of directors shall take any necessary actions to cause each of such individuals to be appointed or to confirm such appointments.

        13.    Delaware Bylaws.    To the fullest extent permitted by law, at the Effective Time, the bylaws of the Converted Company shall be substantially in the form set forth on Exhibit B hereto (the "Delaware Bylaws"), and the Board of Directors of the Converted Company shall approve and ratify the Delaware Bylaws as promptly as practicable following the Effective Time.

        14.    Delaware Indemnification Agreements.    As promptly as practicable following the Effective Time, the Converted Company shall enter into an Indemnification Agreement substantially in the form set forth on Exhibit C hereto with each member of the Board of Directors of the Converted Company, and each officer of the Converted Company.

        15.    Implementation and Interpretation; Termination and Amendment.    This Plan shall be implemented and interpreted, prior to the Effective Time, by the Board of Directors of the Company and, upon the Effective Time, by the Board of Directors of the Converted Company, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party(ies), including, without limitation, any officers of the Company or the Converted Company, as the case may be, and (b) the interpretations and decisions of which shall be final, binding, and conclusive on all parties.

        16.    Amendment.    This Plan may be amended or modified by the board of directors of the Company at any time prior to the Effective Time, provided that such an amendment shall not alter or change (a) the amount or kind of shares or other securities to be received hereunder by the shareholders of the Company, (b) any term of the Certificate of Incorporation or the Bylaws, other than changes permitted to be made without shareholder approval by the DGCL, or (c) any of the terms and conditions of this Plan if such alteration or change would adversely affect the shareholders of the Company.

        17.    Termination or Deferral.    At any time prior to the Effective Time, (a) this Plan may be terminated and the Conversion may be abandoned by action of the Board of Directors of the Company, notwithstanding the approval of this Plan by the shareholders of the Company, (b) the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of the Company, such action would be in the best interests of the Company and its shareholders. In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of the Company, its Board of Directors or shareholders with respect thereto.

        18.    Third Party Beneficiaries.    This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

        19.    Severability.    Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

        20.    Governing Law.    This Plan shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflict of laws provisions thereof.

Exhibit A

CERTIFICATE OF INCORPORATION
OF
UNITEDHEALTH GROUP INCORPORATED

        The undersigned does hereby make and acknowledge this Certificate of Incorporation for the purpose of forming a business corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware.

ARTICLE I
NAME

        The name of the corporation is UnitedHealth Group Incorporated (the "Corporation").

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL").

ARTICLE IV

CAPITAL STOCK

        (a)   The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 3,010,000,000, consisting of 3,000,000,000 shares of Common Stock, $0.01 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share.

        (b)    Common Stock

    1.
    General. The holders of the Common Stock shall have and possess all rights as shareholders of the Corporation, except if such rights may be limited by the preferences, rights, limitations, and restrictions of the Preferred Stock.

    2.
    Voting. Except as provided by law or this Certificate of Incorporation, the holders of the Common Stock are entitled to one vote for each share held for the election of directors and on all matters submitted to a vote of shareholders of the Corporation. There shall be no cumulative voting.

    3.
    Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

    4.
    Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its shareholders, subject to any preferential rights of any then outstanding Preferred Stock.

        (c)    Preferred Stock

        Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions, to provide for the issuance of shares thereof and, by filing such resolutions in a certificate of designation pursuant to the DGCL, to determine and fix the number of shares to be included in such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

ARTICLE V

ELECTION OF DIRECTORS

        (a)   Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

        (b)   Subject to the rights, if any, of the holders of one or more series of Preferred Stock, voting separately by series to elect directors in accordance with the terms of such Preferred Stock, each director shall be elected by the vote of a majority of the votes cast with respect to the director at a meeting of shareholders called for such purpose at which a quorum is present. For purposes of this paragraph (b), "a majority of the votes cast" means that the number of votes cast "for" a director must exceed the number of votes cast "against" that director.

        (c)   Notwithstanding paragraph (b) of this Article V, directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees (other than nominees withdrawn on or before the day preceding the date the Corporation first mails its notice for such meeting to the shareholders) exceeds the number of directors to be elected.

ARTICLE VI

AMENDMENT OF BYLAWS; DIRECTOR ACTION BY WRITTEN CONSENT

        (a)    Amendment of Bylaws.    In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

        (b)    Director Action By Written Consent.    In accordance with Section 141(f) of the DGCL, the Board of Directors of the Corporation is expressly authorized to act by unanimous written consent in lieu of a meeting, provided the writing is filed with the minutes.

ARTICLE VII

SHAREHOLDER ACTION BY WRITTEN CONSENT

        (a)    Action by Written Consent.    All actions required or permitted to be taken by shareholders at an annual or special meeting of shareholders of the Corporation may be taken without a meeting by the written consent of the holders of capital stock of the Corporation entitled to vote provided that no such action may be effected except in accordance with the provisions of this Article VII, the Bylaws of the Corporation, and applicable law.

        (b)    Request for Record Date.    The record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article VII. Any shareholder seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall request that a record date be fixed for such purpose by written notice addressed to the secretary of the Corporation and delivered to the Corporation and signed by a shareholder or shareholders holding ten percent (10%) or more of the voting power of the shares entitled to vote on the matter, except that such written notice for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, shall be signed and delivered by a shareholder or shareholders holding twenty-five percent (25%) or more of the voting power of the shares entitled to vote on the matter. The written notice must contain the information set forth in paragraph (c) of this Article VII. Following delivery of the notice, the Board of Directors shall, by the later of (i) ten (10) days after delivery of a valid request to set a record date and (ii) five (5) days after delivery of any information requested by the Corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Article VII and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the request has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Article VII or if no such determination shall have been made by the date required by this Article VII, and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in paragraph (g) of this Article VII; provided, that if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        (c)    Notice Requirements.    Any notice required by paragraph (b) of this Article VII (i) must be delivered by a shareholder or shareholders holding ten percent (10%) or more of the voting power of the shares entitled to vote on the matter, or if the purpose of the proposed shareholder written consent is to consider any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, by a shareholder or shareholders holding twenty-five percent (25%) or more of the voting power of the shares entitled to vote on the matter (with evidence of such ownership attached to the notice), (ii) must describe the action proposed to be taken by written consent of shareholders and (iii) must contain (a) such information and representations, to the extent applicable, then required by Section 2.11, Section 3.03 or any other applicable sections of the Corporation's Bylaws as though such shareholder was intending to make a nomination or to bring any other matter before a meeting of shareholders and (b) the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of shareholders and the language of any proposed amendment to the bylaws of the Corporation). The Corporation may require the shareholder(s) submitting such notice to furnish such other information as may be requested by the Corporation to determine the validity of the request for a record date and to determine whether the request relates to an action that may be effected by written consent under this Article VII. In connection with an action or actions proposed to be taken by written consent in accordance with this Article VII, the shareholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, as required by Section 2.11, Section 3.03 or any other applicable section of the Corporation's Bylaws.

        (d)    Actions Which May Be Taken by Written Consent.    Shareholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for shareholder action under applicable law, (ii) the request for a record date for such action is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iii) an annual or special meeting of shareholders that included an item of business substantially the same as or substantially similar to such action ("Similar Item") was held not more than one hundred twenty (120) days before such request for a record date was received by the secretary of the Corporation, (iv) a Similar Item is to be included in the Corporation's notice as an item of business to be brought before a meeting of the shareholders that is to be called within forty (40) days after the request for a record date is received and held as soon as practicable thereafter or (v) such record date request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") or other applicable law. For purposes of this paragraph (d), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether a record date is required to be set under the provisions of this Article VII.

        (e)    Manner of Consent Solicitation.    Shareholders may take action by written consent only if consents are solicited by the shareholder or group of shareholders seeking to take action by written consent of shareholders from all holders of capital stock of the Corporation entitled to vote on the matter pursuant to a consent solicitation conducted pursuant to Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act and in accordance with this Article VII and applicable law.

        (f)    Date of Consent.    Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (g) as a "Consent") must bear the date of signature of each shareholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (g) of this Article VII and not later than one hundred twenty (120) days after the record date, Consents signed by a sufficient number of shareholders to take such action are so delivered to the Corporation.

        (g)    Delivery of Consents.    No Consents may be dated or delivered to the Corporation or its registered office in the State of Delaware until 50 days after the record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of Consents, the secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the shareholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors ("Inspectors") with respect to such Consent and such Inspectors shall discharge the functions of the secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, under this Article VII. If after such investigation the secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

        (h)    Effectiveness of Consent.    Notwithstanding anything in this Certificate of Incorporation or the DGCL to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Article VII. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article VII, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Article VII, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to the Corporation that the Consents delivered to the Corporation in accordance with paragraph (g) of this Article VII, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the DGCL and this Certificate of Incorporation.

        (i)    Challenge to Validity of Consent.    Nothing contained in this Article VII shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any shareholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

        (j)    Board-solicited Shareholder Action by Written Consent.    Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Article VII shall apply to any solicitation of shareholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.

ARTICLE VIII

COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
AND CREDITORS

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX

LIMITATION ON LIABILITY

        To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Neither any amendment nor repeal of this Article, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

 ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

        A right to indemnification or to advancement of expenses arising under a provision of this Certificate of Incorporation or a bylaw of the Corporation shall not be eliminated or impaired by an amendment to this Certificate of Incorporation or the Bylaws of the Corporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

ARTICLE XI

CHOICE OF FORUM

        The Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or to the Corporation's shareholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation's Certificate of Incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Corporation's Certificate of Incorporation or Bylaws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

ARTICLE XII

INCORPORATOR

        The name and mailing address of the Incorporator are as follows:

        The incorporator is Dannette L. Smith, Secretary to the Board of Directors of the Corporation, whose address is 9900 Bren Road East, Minnetonka, Minnesota 55343.

[Remainder of page intentionally left blank.]

        I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this [DAY] day of [MONTH], [YEAR].

Dannette L. Smith Secretary to the Board of Directors Sole Incorporator

 Exhibit B

BYLAWS
OF
UNITEDHEALTH GROUP INCORPORATED

A Delaware Corporation
(Effective as of [DATE])

ARTICLE I
OFFICES, CORPORATE SEAL

        Section 1.01.    Registered Office.    The address of the corporation's registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

        Section 1.02.    Other Offices.    The corporation may have such other offices, within or without the State of Delaware, as the corporation shall, from time to time, determine.

        Section 1.03.    Corporate Seal.    The corporation shall have no seal.

ARTICLE II

MEETINGS OF SHAREHOLDERS

        Section 2.01.    Place and Time of Meetings.    All meetings of the shareholders of the corporation shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or stated in the notice of the meeting or duly executed waivers thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication as authorized by Section 211 of the Delaware General Corporation Law, as amended.

        Section 2.02.    Annual Meetings.

  (a)
  An annual meeting of the shareholders shall be held once each year on such date as the Board of Directors shall by resolution establish and stated in the notice of the meeting.

  (b)
  At the annual meeting of the shareholders, voting as provided in the Certificate of Incorporation and these Bylaws, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as specified in the notice of meeting or may properly come before them. All matters shall be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter, provided that a quorum is present, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

  (c)
  Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer shall, when present, act as the chair of all meetings of the shareholders. In the absence of the Chief Executive Officer, the Chair of the Board, or in his or her absence, the President shall act as chair of the meeting. The Secretary of the corporation or a person designated by the chair of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chair of the meeting, attendance at the shareholders' meeting is restricted to shareholders of record, persons authorized in accordance with these Bylaws to act by proxy, and officers of the corporation. The chair of the meeting may (i) restrict attendance at any time to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the chair of the meeting or the Board of Directors, (ii) restrict use of audio or video recording devices at the meeting, and (iii) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one shareholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chair of the meeting shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in Section 2.11 and Section 3.03. The chair of the meeting, in addition to making any other determination that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of Section 2.11 and Section 3.03, and if the chair of the meeting should so determine that any proposed nomination or business is not in compliance with such sections, the chair of the meeting shall so declare to the meeting that such defective nomination or proposal shall be disregarded.

        Section 2.03.    Special Meetings.

  (a)
  Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chief Executive Officer, the Chair of the Board, the Chief Financial Officer, any two directors or by a shareholder or shareholders holding twenty-five percent (25%) or more of the voting power of the shares entitled to vote on the matters to be presented at the meeting. The Board of Directors may designate that the special meeting is to be held solely by remote communication.

  (b)
  The business transacted at a special meeting shall be limited to the purpose or purposes stated in the notice of the meeting. For a special meeting to be called by a shareholder, in addition to any other applicable requirements, the shareholder must give written notice in proper form of such shareholder's demand for a special meeting to the Chief Executive Officer or Chief Financial Officer of the corporation. To be in proper form, each such notice shall be in writing and shall set forth as to each matter the shareholder proposes to bring before the special meeting: (i) a complete description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and address of the shareholder proposing such business and the name and address of any Associated Person (as defined below) of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are held of record or beneficially owned (directly or indirectly) by, or represented by proxy in favor of, such shareholder or any Associated Person of such shareholder, as of the record date for the meeting (if such date shall then have been made publicly available), as of the date of the notice, and as of each of 60 days prior to the date of such notice and one year prior to the date of such notice, (iv) a description of any other direct or indirect positions, agreements or understandings to which such shareholder or any Associated Person of such shareholder is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation, stock depreciation or voting interests) which provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the corporation (any of the foregoing, a "Derivative Position"), (v) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder or any Associated Person of such shareholder and any other person or entity or combination thereof (including their names and addresses) in connection with the proposal of such business by such shareholder or pursuant to which such shareholder or any Associated Person of such shareholder has a right to vote any stock of the corporation, (vi) a description of any proportionate interest in the stock of the corporation or Derivative Positions with respect to the corporation held, directly or indirectly, by a general or limited partnership in which such shareholder or any Associated Person of such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, (vii) a representation that the shareholder is a holder of record or beneficial owner of shares of the corporation entitled to vote at the special meeting and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (viii) a description of any interest of the shareholder or any Associated Person of such shareholder in such business, including any anticipated benefit therefrom, (ix) such other information as would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission (the "SEC") if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Proxy Rules"), and (x) a representation that the shareholder will update and supplement the notice to the Secretary to the Board of Directors of the corporation in writing, so that the notice is true and correct, in all material respects, as of the record date for the meeting (which update must be received by the Secretary to the Board of Directors not less than 5 business days after the record date). In addition, if any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the shareholder shall promptly supplement such information to reflect such change by notice in writing to the Secretary to the Board of Directors at the corporation's principal executive offices. Notwithstanding anything in these Bylaws to the contrary, no business shall be considered properly brought before a special meeting by a shareholder unless it is brought in accordance with the procedures set forth in this Section 2.03. In addition to the requirements of this Section 2.03, the nomination of a person for election as a director at a special meeting called for the purpose of electing directors must also be made in accordance with the procedures set forth in Section 3.03. The chair of the special meeting of the shareholders or the Secretary to the Board of Directors, may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and that business shall be disregarded. If the chair of the special meeting of the shareholders or the Secretary to the Board of Directors determines that any business was not brought in accordance with the foregoing procedures, such business shall be void and shall be disregarded for all purposes.

  (c)
  For purposes of this Section 2.03, Section 2.11 and Section 3.03, "Associated Person" of any shareholder shall mean (i) any nominee proposed by such shareholder to serve on the corporation's Board of Directors, (ii) any member of the immediate family of such shareholder or proposed nominee(s) sharing the same household with such shareholder or proposed nominee(s), (iii) any person controlling, controlled by, or under common control with, such shareholder or proposed nominee(s), (iv) any person acting in concert or as part of a group (within the meaning of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) with such shareholder or proposed nominee(s), or (v) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder or proposed nominee(s).

        Section 2.04.    Quorum, Adjourned Meetings.    The holders of a majority of the stock issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. In case a quorum shall not be present at a meeting, those present shall, have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If the adjournment is for less than 30 days and if after the adjournment a new record date is not fixed for the adjourned meeting, a notice of the adjourned meeting shall not be given, except as required by resolution of the Board of Directors. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If the adjournment is for less than 30 days and if after the adjournment a new record date is not fixed for the adjourned meeting, a notice of the adjourned meeting shall not be given, except as required by resolution of the Board of Directors.

        Section 2.05.    Voting; Proxies.    At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary to the Board of Directors a revocation of the proxy or a new proxy bearing a later date. Each shareholder, unless the Certificate of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. All questions shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business, except if otherwise required by statute, the Certificate of the Incorporation, or these Bylaws.

        Section 2.06.    Fixing the Record Date.    In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be less than 10 nor more than 60 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of shareholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of shareholders entitled to vote therewith at the adjourned meeting.

        Section 2.07.    Notice of Meetings.    There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, a notice setting out the place, if any, and the time of each annual and each special meeting, the means of remote communications, if any, by which shareholders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting). Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. Every notice of any special meeting called pursuant to Section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice. Notice may be given by means of mail, or if consented to by the shareholder in a manner that complies with applicable law, facsimile, electronic mail, electronic posting, or any other form of electronic communication to which the shareholder has consented.

        Section 2.08.    Waiver of Notice.    Notice of any annual or special meeting may be waived by any shareholder either before, at or after such meeting by electronic transmission by the person entitled to notice, or in a writing signed by the person entitled to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

        Section 2.09.    Shareholder Action By Written Consent.    Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of the shareholders or may be effected by a consent in writing by shareholders as provided by, and subject to the limitations in, the Certificate of Incorporation.

        Section 2.10.    Inspectors at Meetings of Shareholders.    The Board of Directors, in advance of any meeting of shareholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a shareholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

        Section 2.11.    Shareholder Business to be Brought Before the Annual Meeting.    For business to be properly brought before an annual meeting by a shareholder (other than the nomination of a person for election as a director, which is governed by Section 3.03, or a shareholder proposal to be included in the Company's proxy statement, which is governed by Rule 14a-8), a shareholder must, in addition to any other applicable requirements, provide written notice of any proposal to be submitted at an annual meeting. To be timely, such notice must be delivered to the Secretary to the Board of Directors so as to be received at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a shareholder's notice described above. To be in proper form, each such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a complete description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of the shareholder proposing such business and the name and address of any Associated Person of such shareholder, (c) the class or series and number of all shares of capital stock of the corporation which are held of record or beneficially owned (directly or indirectly) by, or represented by proxy in favor of, such shareholder or any Associated Person of such shareholder, as of the record date for the meeting (if such date shall then have been made publicly available), as of the date of such notice, and as of each of 60 days prior to the date of such notice and one year prior to the date of such notice, (d) a description of any Derivative Positions to which such shareholder or any Associated Person of such shareholder is a party, (e) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder or any Associated Person of such shareholder and any other person or entity or combination thereof (including their names and addresses) in connection with the proposal of such business by such shareholder or pursuant to which such shareholder or any Associated Person of such shareholder has a right to vote any stock of the corporation, (f) a description of any proportionate interest in the stock of the corporation or Derivative Positions with respect to the corporation held, directly or indirectly, by a general or limited partnership in which such shareholder or any Associated Person of such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, (g) a representation that the shareholder is a holder of record or beneficial owner of shares of the corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (h) a description of any interest of the shareholder or any Associated Person of such shareholder in such business, including any anticipated benefit therefrom, (i) such other information as would be required to be included in a proxy statement or other filings required to be filed with the SEC if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to the Proxy Rules, and (j) a representation that the shareholder will update and supplement the notice to the Secretary to the Board of Directors of the corporation in writing, so that the notice is true and correct, in all material respects, as of the record date for the meeting (which update must be received by the Secretary to the Board of Directors not less than 5 business days after the record date). In addition, if any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the shareholder shall promptly supplement such information to reflect such change by notice in writing to the Secretary to the Board of Directors at the corporation's principal executive offices. In order to include information with respect to a shareholder proposal in the corporation's proxy statement and form of proxy for a shareholder's meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the Proxy Rules in addition to the requirements of this Section 2.11. Notwithstanding anything in these Bylaws to the contrary (other than the nomination of a person for election as a director, which is governed by Section 3.03 of these Bylaws), no business shall be considered properly brought before an annual meeting by a shareholder unless it is brought in accordance with the procedures set forth in this Section 2.11. The chair of the meeting or the Secretary to the Board of Directors, may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and that business shall be disregarded. If the chair of an annual meeting of the shareholders or the Secretary to the Board of Directors determines that any business was not brought in accordance with the foregoing procedures, such business shall be void and shall be disregarded for all purposes.

        Section 2.12.    Remote Communication.    If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (b) the corporation shall implement reasonable measures to provide such shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE III

DIRECTORS

        Section 3.01.    General Powers.    The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders or other person or persons.

        Section 3.02.    Number, Election and Term of Office.    The Board of Directors shall consist of one or more members, and the number of directors may be increased or decreased from time to time by the affirmative vote of a majority of directors present at a duly held meeting at the time the action is taken or the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business, considered for this purpose as one class. Except as otherwise provided by law or by these Bylaws, the directors of the corporation shall be elected at the Annual Meeting of Shareholders in each year, except as provided in Section 3.03. Each of the directors shall hold office until the expiration of his or her term, as specified herein, and until such director's successor shall have been elected and qualified, or until the earlier death, resignation, or disqualification of such director.

        Section 3.03.    Nomination of Director Candidates.

  (a)
  Nomination of candidates for election to the Board of Directors of the corporation at any meeting of the shareholders may be made only (i) by or at the direction of the Board of Directors or (ii) by a shareholder entitled to vote at such meeting only in accordance with the procedures set forth in this Section 3.03. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these Bylaws. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary to the Board of Directors. To be timely, such notice must be delivered to the Secretary to the Board of Directors so as to be received at the principal executive offices of the corporation, in the case of an annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, or in the case of a special meeting called for the purpose of electing directors, such notice must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event shall any adjournment or postponement of a meeting or the public disclosure thereof commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice to the Secretary to the Board of Directors shall set forth (x) the name, age, business address, residence address and the principal occupation or employment of each director nominee proposed in such notice, (y) the class or series and number of shares of capital stock of the corporation which are held of record or beneficially owned (directly or indirectly) by each such director nominee, and (z) such other information concerning each such director nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules. Such notice must also include a signed consent of each such director nominee to serve as a director of the corporation, if elected. Such shareholder's notice to the Secretary to the Board of Directors shall also include the following information as to the shareholder giving the notice and any Associated Person of such shareholder: (A) the name and address of the shareholder giving the notice and the name and address of any Associated Person of such shareholder , (B) the class or series and number of all shares of capital stock of the corporation which are held of record or beneficially owned directly or indirectly by, or represented by proxy in favor of, such shareholder or any Associated Person of such shareholder, as of the record date for the meeting (if such date shall then have been made publicly available), as of the date of such notice, and as of each of 60 days prior to the date of such notice and one year prior to the date of such notice, (C) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the director nominee(s) specified in the notice, (D) a representation that the shareholder (and any party on whose behalf such shareholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such shareholder (and any party on whose behalf such shareholder is acting) if such director nominee is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, any governmental authority which are required in order for such shareholder (and any party on whose behalf such shareholder is acting) to be so qualified, (E) a description of all arrangements or understandings between such shareholder or any Associated Person of such shareholder and each nominee and any other person, entity or combination thereof (naming such persons or entities) pursuant to which the nomination or nominations are to be made by such shareholder, (F) a description of any Derivative Positions to which such shareholder or any Associated Person of such shareholder is a party with respect to the stock of the corporation, (G) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder or any Associated Person of such shareholder and any other person, entity or combination thereof (including their names and addresses) in connection with the nomination or nominations to be made by such shareholder or pursuant to which such shareholder or any Associated Person of such shareholder has a right to vote any stock of the corporation, (H) a description of any proportionate interest in stock of the corporation or Derivative Positions with respect to the corporation held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, (I) a representation whether the shareholder (and any party on whose behalf the shareholder is acting) intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination, (J) such other information regarding such shareholder as would be required to be included in a proxy statement or other filings required to be filed with the SEC if, with respect to any such nomination or nominations to be made by such shareholder, such shareholder were a participant in a solicitation subject to the Proxy Rules, and (K) a representation that the shareholder will update and supplement the notice to the Secretary to the Board of Directors in writing, so that the notice is true and correct, in all material respects, as of the record date for the meeting (which update must be received by the Secretary to the Board of Directors not later than 5 business days after the record date). In addition, if any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the shareholder shall promptly supplement such information to reflect such change by notice in writing to the Secretary to the Board of Directors at the corporation's principal executive offices. The corporation may also require any proposed director nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed director nominee to serve as an independent director or "audit committee financial expert" under applicable law, securities exchange rule or regulation or any publicly-disclosed corporate governance guideline or committee charter of the corporation or that the corporation reasonably believes could be material to a reasonable shareholder's understanding of (1) the independence, or lack thereof, of such director nominee and (2) the qualifications of such director nominee to serve as a director of the corporation.

  (b)
  Notwithstanding anything in these Bylaws to the contrary, no nomination shall be considered properly brought before a meeting by a shareholder unless it is brought in accordance with the procedures set forth in this Section 3.03. The chair of the meeting or the Secretary to the Board of Directors may, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded. If the chair at a meeting of the shareholders or the Secretary of the Board of Directors determines that a director nomination was not made in accordance with the foregoing procedures, such nomination shall be void and shall be disregarded for all purposes.

        Section 3.04.    Chair of the Board; Lead Independent Director.

  (a)
  The Board of Directors may elect a director the Chair of the Board, who shall not be deemed an officer of the corporation as a result of such title. The Chair of the Board, if one is elected, shall preside at all meetings of the directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

  (b)
  If the Chair of the Board does not qualify as an independent director, as defined in the corporation's Standards for Director Independence, the independent directors of the Board shall appoint an independent director to serve as Lead Independent Director. The Lead Independent Director shall be appointed by a majority vote of the independent directors. Any Lead Independent Director so appointed shall serve for a term ending (a) one year from the date of his or her appointment, (b) upon his or her earlier death, resignation, removal or disqualification as an independent director or (c) upon a determination by the Board that the Chair is an independent director. The Lead Independent Director may be removed as Lead Independent Director at any time with or without cause by a majority of the independent directors. The Lead Independent Director, if one is appointed, shall have such duties as may be prescribed, from time to time, by the Board of Directors.

        Section 3.05.    Board Meetings.    Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Delaware or solely by remote communication as may be designated in the notice of such meeting.

        Section 3.06.    Calling Meetings; Notice.    Meetings of the Board of Directors may be called by the Chair of the Board by giving at least twenty-four hours' notice, or by any other director by giving at least five days' notice, of the date, time and place or information regarding remote communication, if applicable, to each director in person or by mail, telephone, facsimile, electronic mail, electronic posting, or any other form of electronic communication.

        Section 3.07.    Waiver of Notice.    Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his or her attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director attends a meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

        Section 3.08.    Quorum, Required Vote, Adjourned Meetings.    A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or committee, as the case may be, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In the event that the Board of Directors or committee is composed of an even number of persons, a majority means one-half of the number of such persons plus one.

        Section 3.09.    Absent Directors.    A director may give advance written or electronic consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

        Section 3.10.    Remote Communication.    Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of telephone conference or, if authorized by the Board of Directors, by such other means of remote communication through which the directors may simultaneously participate with each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.11 shall be deemed present in person at the meeting.

        Section 3.11.    Vacancies: Newly Created Directorships.    Vacancies in the Board of Directors of the corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum or the remaining sole director; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section 3.02 may be filled by the affirmative vote of a majority of directors present at a duly held meeting at the time the action is taken. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

        Section 3.12.    Removal.    Any director or the entire Board of Directors may be removed, at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as may be provided by statute or the Certificate of Incorporation.

        Section 3.13.    Committees.

  (a)
  A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more directors, appointed by affirmative vote of a majority of the directors present. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Committees are subject to the direction and control of the Board of Directors, except for special litigation committees, and vacancies in the membership thereof shall be filled by the Board of Directors.

  (b)
  A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of directors present.

  (c)
  Unless otherwise provided in the Certificate of Incorporation or the resolution of the Board of Directors establishing the committee, a committee may create one or more subcommittees, each consisting of one or more members of the committee, and may delegate to a subcommittee any or all of the authority of the committee.

        Section 3.14.    Action Without a Meeting.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

        Section 3.15.    Compensation.    Directors who are not salaried officers of the corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

        Section 3.16.    Resignation.    Any director may resign at any time by notice given in writing or by electronic transmission to the Chief Executive Officer of the corporation or to the Secretary to the Board of Directors. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV

OFFICERS

        Section 4.01.    Number and Designation.    The corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, with such powers, rights, duties, and responsibilities as may be determined by the Board of Directors, including, without limitation, one or more Vice Presidents and such assistant officers or other officers as may from time to time be elected or appointed by the Board of Directors. Each such officer shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board of Directors.

        Section 4.02.    Chief Executive Officer.    Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer: (a) shall have general active management of the business of the corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board of Directors are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board of Directors to some other officer or agent of the corporation; and (e) shall perform such other duties as from time to time may be assigned by the Board of Directors.

        Section 4.03.    Chief Financial Officer.    Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer: (a) shall cause to be kept accurate financial records for the corporation, (b) shall cause to be deposited all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time, (c) shall cause to be endorsed for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor, (d) shall cause to be disbursed corporate funds and shall cause to be issued checks and drafts in the name of the corporation, as ordered by the Board of Directors, (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all the transactions as Chief Financial Officer and of the financial condition of the corporation, and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

        Section 4.04.    President.    Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

        Section 4.05.    Vice President.    Each Vice President shall perform such duties as may be prescribed from time to time by these Bylaws or by the Board of Directors.

        Section 4.06.    Secretary.    Unless provided otherwise by a resolution adopted by the Board of Directors, the Secretary: (a) shall attend all meetings of the shareholders and Board of Directors, and shall record all the proceedings of such meetings in the minute book of the corporation, (b) shall give proper notice of meetings of shareholders and Board of Directors and other notices required by law or these Bylaws, and (c) shall perform such other duties as from time to time may be assigned by the Board of Directors.

        Section 4.07.    Treasurer.    The Treasurer shall perform such duties as may from time to time be assigned by the Chief Financial Officer or by the Board of Directors.

        Section 4.08.    Authority and Duties.    In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board of Directors may, without specific approval of the Board of Directors, delegate some or all of the duties and powers of an office to other persons.

        Section 4.09.    Removal and Vacancies.    The Board of Directors may remove any officer from office at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal, however, shall be without prejudice to the contract rights of the person so removed. A vacancy in an office of the corporation by reason of death, resignation, removal, disqualification, or otherwise may, or in the case of a vacancy in the office of the Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired term by the Board of Directors.

ARTICLE V

SHARES AND THEIR TRANSFER

        Section 5.01.    Certificates for Shares.    The corporation may issue stock either in certificated or uncertificated form. If shares are issued in uncertificated form, each shareholder shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of full shares held, signed as provided in this Section 5.01. Certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the Chair or Vice Chair of the Board of Directors, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any of the signatures on the certificate may be a facsimile. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

        Section 5.02.    Issuance of Shares.    The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Certificate of Incorporation in such manner, for such consideration and on such terms as may be determined by the Board of Directors and as may be permitted by law.

        Section 5.03.    Transfer of Stock.    The shares of stock of the corporation shall be transferable on the books of the corporation in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the corporation by the holder of record thereof in person or by his or her attorney lawfully constituted in writing upon surrender for cancellation of a certificate or certificates for the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity of the signature as the corporation or its agents may reasonably require. No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the corporation, the corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

        Section 5.04.    Transfer Agents and Registrars.    The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

        Section 5.05.    Loss of Certificates.    The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

DIVIDENDS, RECORD DATE

        Section 6.01.    Dividends.    Subject to the provisions of the Certificate of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.

        Section 6.02.    Record Date.    Subject to any provisions of the Certificate of Incorporation, the Board of Directors may fix a date not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or distribution notwithstanding any transfer of shares on the books of the corporation after the record date. If no record date is fixed, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution authorizing the payment of such dividend or distribution.

ARTICLE VII

BOOKS AND RECORDS, FISCAL YEAR

        Section 7.01.    Share Register.    Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

        Section 7.02.    Fiscal Year.    The fiscal year of the corporation shall be determined by the Board of Directors.

ARTICLE VIII

INDEMNIFICATION OF CERTAIN PERSONS

        Section 8.01.    Indemnification.    The corporation shall indemnify, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such proceeding) or advancement of expenses not paid in full, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation. Any amendment, repeal or modification of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

        Section 8.02.    Right to Advancement of Expenses.    The right to indemnification conferred in this Article shall include the right to be paid by the corporation the expenses incurred in defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (an "Advancement of Expenses"); provided, however, that an Advancement of Expenses incurred by or on behalf of an Indemnitee shall be made only upon delivery to the corporation of an undertaking (hereinafter an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

ARTICLE IX

AMENDMENTS

        Section 9.01.    These Bylaws may be amended or altered by the affirmative vote of a majority of directors present at a duly held meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at any annual or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend any Bylaw to increase their number.

ARTICLE X

SECURITIES OF OTHER CORPORATIONS

        Section 10.01.    Voting Securities Held by the Corporation.    Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of the corporation, (b) to execute any proxy for such meeting on behalf of the corporation, or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the corporation. At such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors or the Chief Executive Officer may, from time to time, grant such power and authority to one or more other persons.

        Section 10.02.    Purchase and Sale of Securities.    Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the Chief Executive Officer may, from time to time, confer like powers upon any other person or persons.

Exhibit C

FORM OF INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT (this "Agreement") is entered into, effective as of [EFFECTIVE DATE], between UNITEDHEALTH GROUP INCORPORATED, a Delaware corporation (the "Company") and [NAME OF DIRECTOR/OFFICER] ("Indemnitee").

        WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

        WHEREAS, Indemnitee is a director or officer of the Company;

        WHEREAS, both the Company and Indemnitee recognize the risk of litigation and other claims being asserted against directors of corporations;

        WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued and effective service to the Company, and in order to induce Indemnitee to provide continued services to the Company as a director or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement and for the coverage of Indemnitee under the Company's directors' and officers' liability insurance policies; and

        WHEREAS, this Agreement is intended to be supplemental to and in furtherance of the indemnification and advancement rights provided to the Company's directors and officers under the Company's Certificate of Incorporation and Bylaws and shall not be deemed a substitution therefor, nor to diminish or expand any rights of Indemnitee thereunder.

        NOW, THEREFORE, in consideration of the above premises and of Indemnitee's continuing to serve as a director or officer of the Company and intending to be legally bound hereby, the parties agree as follows:

        1.    Certain Definitions:

          (a)    Board:    The Board of Directors of the Company.

          (b)    Change in Control:

            (i)    the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section; provided further, that for purposes of clause (2), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

            (ii)    the cessation of individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; or

            (iii)   the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, directly or indirectly, the Company or all or substantially all of the Company's assets) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

            (iv)   the consummation of a plan of complete liquidation or dissolution of the Company.

          (c)    Disinterested Director:    A director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

          (d)    Expenses:    Any expense broadly construed, including, without limitation, attorneys' fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating (including on appeal), or preparing for any of the foregoing, in any Proceeding relating to any Indemnifiable Event, and any expenses of establishing a right to indemnification under any of Sections 2, 4 or 5 of this Agreement.

          (e)    Indemnifiable Costs:    Any and all Expenses reasonably incurred, liabilities, losses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, provided that applicable law permits or does not preclude indemnification of such costs.

          (f)    Indemnifiable Event:    Any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company or any of its subsidiaries, or has or had agreed to become a director or officer of the Company of any of its subsidiaries, or, while a director or officer of the Company or any of its subsidiaries, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director of the Company, or in any other capacity, as described above.

          (g)    Independent Counsel:    means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or any of its subsidiaries or affiliates, (ii) the Indemnitee or (iii) any other party to the Proceeding giving rise to a claim for indemnification or Expense Advances hereunder, in any matter (other than with respect to matters relating to indemnification and advancement of expenses). No law firm or lawyer shall qualify to serve as Independent Counsel if that law firm or lawyer would, under the applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company shall select a law firm or lawyer to serve as Independent Counsel, subject to the consent of the Indemnitee, which consent shall not be unreasonably withheld.

          (h)    Proceeding:    Any action, suit or proceeding, whether civil, criminal, administrative or investigative that relates to an Indemnifiable Event.

          (i)    Reviewing Party:    Reviewing Party shall have the meaning ascribed to such term in Section 3.

        2.    Agreement to Indemnify.

          (a)    General Agreement Regarding Indemnification.    In the event Indemnitee was, is, or is threatened to be made a party to or is otherwise involved in a Proceeding by reason of an Indemnifiable Event, and Indemnitee seeks and is found eligible for indemnification by the Company pursuant to Section 4 of this Agreement, the Company shall indemnify Indemnitee from and against Indemnifiable Costs, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended; provided that the Company's commitment set forth in this Section 2(a) to indemnify the Indemnitee shall be subject to the limitations and procedural requirements set forth in this Agreement.

          (b)    Partial Indemnification.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Indemnifiable Costs, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

          (c)    Advancement of Expenses.    If so requested by Indemnitee, the Company shall advance to Indemnitee, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended or interpreted, any and all Expenses incurred by Indemnitee (an "Expense Advance" or an "Advance") within 60 calendar days after the receipt by the Company of a written request from Indemnitee for an Advance, whether prior to or after final disposition of any Proceeding; provided, that the Company shall not advance any expenses to Indemnitee unless and until it shall have received a request and undertaking substantially in the form attached hereto as Exhibit A. Any request for an Expense Advance shall be accompanied by an itemization, in reasonable detail, of the Expenses for which advancement is sought; provided, however, that Indemnitee need not submit to the Company any information that counsel for Indemnitee deems is privileged and exempt from compulsory disclosure in any proceeding. Advances shall be made without regard to Indemnitee's ability to repay the Expenses. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction in the State of Delaware to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

          (d)    Exception to Obligation to Indemnify.    Notwithstanding anything in this Agreement to the contrary, except as otherwise provided in Section 5, the Company shall be required to indemnify Indemnitee in connection with a Proceeding commenced by Indemnitee only if the commencement of such Proceeding by the Indemnitee was authorized in the specific case by the Board.

        3.    Reviewing Party.

          (a)    Definition of Reviewing Party.    Other than as contemplated by Section 3(b) or as ordered by a court, the person, persons or entity who shall determine whether Indemnitee is entitled to indemnification (the "Reviewing Party"), (i) if Indemnitee is a director or officer at the time of such determination, shall be (A) the Board acting by a majority vote of Disinterested Directors, even though less than a quorum, (B) a committee of Disinterested Directors designated by a majority vote of Disinterested Directors on the Board, even though less than a quorum, (C) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) by the stockholders of the Company and (ii) if Indemnitee is a former director or officer at the time of such determination, shall be any person, persons or entity having the authority to act on the matter on behalf of the Company.

          (b)    Reviewing Party Following Change in Control.    After a Change in Control (other than a Change in Control approved by a majority of the Incumbent Board), the Reviewing Party shall be Independent Counsel. With respect to all matters arising from such a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

          (c)    Successful Proceeding or Defense.    Notwithstanding anything contained herein to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding by reason of (or arising in part out of) an Indemnifiable Event or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith, without the necessity of authorization or determination by the Reviewing Party as to whether Indemnitee is entitled to indemnification in the specific case.

        4.    Indemnification Process and Appeal.

          (a)    Indemnification Payment.

            (i)    The determination with respect to Indemnitee's entitlement to indemnification shall be made by the Reviewing Party not later than 60 calendar days after receipt by the Company of a written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification). The Reviewing Party making the determination with respect to Indemnitee's entitlement to indemnification shall notify Indemnitee of such written determination no later than seven business days thereafter.

            (ii)    Unless the Reviewing Party has provided a written determination to the Company that Indemnitee is not entitled to indemnification under this Agreement, Indemnitee shall be entitled to indemnification of Indemnifiable Costs, and, upon Indemnitee's submission of reasonably necessary supporting documentation, shall receive payment thereof, from the Company in accordance with this Agreement within 30 calendar days after the Reviewing Party has made its determination with respect to

    Indemnitee's entitlement to indemnification or, if the Reviewing Party has not made such determination, within 30 calendar days after the date by which it was required to do so pursuant to Section 4(a)(i) of this Agreement.

          (b)    Suit to Enforce Rights.    If (i) payment of indemnification pursuant to Section 4(a)(ii) is not made within the period permitted for such payment by such section, (ii) the Reviewing Party determines pursuant to Section 4(a) that Indemnitee is not entitled to indemnification under this Agreement, or (iii) Indemnitee has not received advancement of Expenses within the time period permitted for such advancement by Section 2(c), then Indemnitee shall have the right to enforce the indemnification and advancement rights granted under this Agreement by commencing litigation in any court of competent jurisdiction in the State of Delaware seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee within six months of the date Indemnitee is notified of the Reviewing Party's determination shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

          (c)    Defense to Indemnification, Burden of Proof, and Presumptions.

            (i)    To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification (or payment of Expense Advances) hereunder, the Reviewing Party shall presume that an Indemnitee is entitled to indemnification (or payment of Expense Advances) under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Reviewing Party of any determination contrary to that presumption.

            (ii)    It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.

            (iii)   For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval and whether with or without an admission of liability on the part of the Indemnitee), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

            (iv)   For purposes of any determination under this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe Indemnitee's conduct was unlawful, if Indemnitee's action was based on good faith reliance on the records or books of account of the Company or another enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section 4(c)(iv) shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent. For purposes of this Agreement, references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company." The provisions of this Section 4(c)(iv)

    shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

            (v)   The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

        5.    Indemnification for Expenses Incurred in Enforcing Rights.    The Company shall indemnify Indemnitee against any and all reasonably incurred Expenses to the fullest extent permitted by law as the same exists or may hereafter be amended and, if requested by Indemnitee pursuant to the procedures set forth in Section 2(c), shall advance such Expenses to Indemnitee, that are reasonably incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

            (i)    enforcement of this Agreement;

            (ii)    indemnification of Indemnifiable Costs or payment of Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or

            (iii)   recovery under directors' and officers' liability insurance policies maintained by the Company.

        6.    Notification and Defense of Proceeding.

          (a)    Notice.    Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. The failure to notify or promptly notify the Company shall not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement, and shall not relieve the Company from liability hereunder except to the extent the Company has been prejudiced or as further provided in Section 6(c).

          (b)    Defense.    With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel selected by the Company. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than as provided below. Indemnitee shall have the right to employ separate counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by Independent Counsel, or (iv) the Company shall not within 60 calendar days in fact have employed counsel to assume the defense of such Proceeding, in each of which case, all Expenses of the Proceeding shall be borne by the Company, subject to the conditions and limitations otherwise provided in this Agreement. If the Company has selected counsel to represent Indemnitee and other current and former directors, officers or employees of the Company in the defense of a Proceeding, and a majority of such persons, including Indemnitee, reasonably object to such counsel selected by the Company pursuant to the first sentence of this Section 6(b), then such persons, including Indemnitee, shall be permitted to employ one additional counsel of their choice and the reasonable fees and expenses of such counsel shall be at the expense of the Company; provided, however, that such counsel shall, at the election of the Company, be chosen from amongst the list of counsel, if any, approved by any company with which the Company obtains or maintains directors and officers insurance. In the event separate counsel is retained by a group of persons including Indemnitee pursuant to this Section 6(b), the Company shall cooperate with such counsel with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in clause (ii) in the third sentence of this Section 6(b).

          (c)    Settlement of Claims.    The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company's written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company's liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

        7.    Non-Exclusivity.    The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the laws of the State of Delaware, the Company's Certificate of Incorporation, the Company's Bylaws, applicable law, any agreement, or otherwise; provided that in no event will Indemnitee be permitted to receive indemnification or advancement of expenses more than once for the same Expenses and Indemnifiable Costs.

        8.    Liability Insurance.    To the extent the Company maintains an insurance policy or policies providing directors' or officers' liability insurance, Indemnitee, if a director or officer of the Company, shall be covered by such policy or policies, in accordance with its or their terms.

        9.    Amendment of this Agreement.    No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

        10.    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        11.    No Duplication of Payments.    The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee is entitled to or has otherwise actually received payment under any insurance policy, indemnification obligations of another entity, by law, or otherwise, of the amounts otherwise indemnifiable hereunder. Neither shall the Company be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment from the Company of the amounts otherwise indemnifiable hereunder.

        12.    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, administrators and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company or of any other enterprise at the Company's request.

        13.    Severability.    If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

        14.    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

        15.    Notices.    All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:
  9900 Bren Road East
  Minnetonka, Minnesota 55343
  Attn: Secretary to the Board
  and
  to Indemnitee at:
  [INDEMNITEE]
  [ADDRESS]

Notice of change of address shall be effective only when done in accordance with this Section 15. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

* * *

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

COMPANY:	UNITEDHEALTH GROUP INCORPORATED, a Delaware corporation
By:
Name:
Title:
INDEMNITEE:	[INDEMNITEE]

Exhibit A

REQUEST AND UNDERTAKING

UNITEDHEALTH GROUP INCORPORATED
9900 Bren Road East
Minnetonka, Minnesota 55343
Attn: Secretary to the Board

To Whom It May Concern:

        I request, pursuant to Section 2(c) of the Indemnification Agreement, dated as of                           , 20              (the "Indemnification Agreement"), between UnitedHealth Group Incorporated (the "Company") and me, that the Company advance Expenses (as such term is defined in the Indemnification Agreement) incurred in connection with [describe Proceeding] (the "Proceeding"). I have attached an itemization, in reasonable detail, of the Expenses for which advancement is sought.

        I undertake and agree to repay to the Company any funds advanced to me or paid on my behalf if it shall ultimately be determined that I am not entitled to indemnification. I shall make any such repayment promptly following written notice of any such determination.

[Name]
Date:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ! ! ! Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. Yes No M90562-P63767 ! ! ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTE w .XXXX XXXX XXXX XXXX UNITEDHEALTH GROUP INCORPORATED 9900 BREN ROAD EAST MINNETONKA, MN 55343 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 31, 2015, or May 27, 2015 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 31, 2015, or May 27, 2015 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by May 31, 2015. VOTE CONFIRMATION You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on June 1, 2015 via the ProxyVote Confirmation link at www.proxyvote.com by using the information printed in the box marked by the arrow Vote Confirmation is available 24 hours after your vote is received beginning May 18, 2015, with the final vote tabulation remaining available through August 1, 2015. ELECTRONIC DELIVERY OF FuTuRE PROXY MATERIALS If you would like to reduce the costs incurred by UnitedHealth Group in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. uNITEDHEALTH GROuP INCORPORATED 1c. Richard T. Burke 1e. Stephen J. Hemsley 1f. Michele J. Hooper 1g. Rodger A. Lawson 1a. William C. Ballard, Jr. 1b. Edson Bueno, M.D. 1d. Robert J. Darretta Nominees: The Board of Directors recommends you vote FOR each of the nominees for director in Proposal 1 and FOR Proposals 2, 3, 4 and 5. 1h. Glenn M. Renwick 1. Election of Directors 1i. Kenneth I. Shine, M.D. 1j. Gail R. Wilensky, Ph.D. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain 2. Advisory approval of the Company's executive compensation. 3. Approval of amendments to the 2011 Stock Incentive Plan. 4. Approval of reincorporation of the Company from Minnesota to Delaware. 5. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2015. For Against Abstain For Against Abstain The Board of Directors recommends you vote AGAINST Proposal 6. 6. The shareholder proposal set forth in the proxy statement requesting a policy requiring an independent Board Chair, if properly presented at the 2015 Annual Meeting of Shareholders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! !

M90563-P63767 Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.unitedhealthgroup.com/proxymaterials. For directions to the 2015 Annual Meeting, please see the information posted at www.unitedhealthgroup.com/annualmeeting. 2015 Annual Meeting of Shareholders Monday, June 1, 2015 10:00 a.m. Eastern Time Seaport Boston Hotel Constitution Conference Room 1 Seaport Lane Boston, Massachusetts 02210 ADMISSION CARD If you plan to attend the 2015 Annual Meeting of Shareholders, please write your name and address in the space provided below and present this admission card and photo identification at the registration desk. Name: _______________________________________________________________________________________________ Address: ______________________________________________________________________________________________ You may vote your proxy at any time over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Please see the reverse side of this proxy card for complete instructions on how to vote your proxy. PLEASE ADMIT NON-TRANSFERABLE Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side uNITEDHEALTH GROuP INCORPORATED Annual Meeting of Shareholders June 1, 2015 10:00 a.m. Eastern Time This proxy is solicited by the Board of Directors By signing the proxy, you revoke all prior proxies and appoint each of Dannette L. Smith and Amy L. Schneider, each individually, and with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the reverse side and any other matters which may properly come before the 2015 Annual Meeting of Shareholders and all adjournments or postponements thereof. These shares of stock will be voted as you specify on the reverse side. If no choice is specified, this proxy will be voted FOR all of the nominees for director in Proposal 1, FOR Proposals 2, 3, 4 and 5, AGAINST Proposal 6, and in the discretion of the named proxies on all other matters that may properly come before the meeting. If shares of common stock are owned through the UnitedHealth Group 401(k) Savings Plan, your completion and execution of this proxy card or your submission of an Internet or telephone vote will provide voting instructions to the trustee of the plan. If no direction is made, if your proxy card is not signed, or if your vote by proxy card, Internet or telephone is not received by 11:59 p.m. Eastern time on May 27, 2015, the plan shares credited to your 401(k) account will be voted by the plan trustee in the same proportions as the proxy votes which were timely and properly submitted by other plan participants.